As filed with the Securities and Exchange Commission on January 2, 1996

                                        Registration No. 33-65021

___________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                    __________________________________

                       PRE-EFFECTIVE AMENDMENT NO. 1
                                   TO

                                 FORM S-4
                          REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933
                    __________________________________

                     HARLEYSVILLE NATIONAL CORPORATION
          (Exact name of Registrant as specified in its charter)

 Pennsylvania                    6711                       23-2210237
(State or other            (Primary Standard             (I.R.S. Employer
jurisdiction of        Industrial Classification        Identification No.)
incorporation or             Code Number)
 organization)

                                             Walter E. Daller, Jr.
                                     President and Chief Executive Officer
      Post Office Box 195              HARLEYSVILLE NATIONAL CORPORATION
        483 Main Street                      Post Office Box 195
Harleysville, Pennsylvania 19438               483 Main Street
         (215) 256-8851                Harleysville, Pennsylvania 19438
(Address, including ZIP Code, and                (215) 256-8851
telephone number, including area      (Name, address, including ZIP Code,
code, of registrant's principal      and telephone number, including area
       executive offices)                 code, of agent for service)

                              With a Copy to:
                       Nicholas Bybel, Jr., Esquire
                         Robin M. Wilder, Esquire
                          SHUMAKER WILLIAMS, P.C.
                P.O. Box 88, Harrisburg, Pennsylvania 17108
                              (717) 763-1121

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. _____


                         CALCULATION OF REGISTRATION FEE
___________________________________________________________________________


                                Proposed
   Title of                     Maximum       Proposed
  Each Class         Amount     Offering      Maximum         Amount of
 of Securities       to be       Price        Aggregate      Registration
to be Registered     Registered Per Share   Offering Price       Fee
___________________________________________________________________________


Common Stock par    489,594  $17.46<F1>     $8,548,311.24      $2,947.69
  value $1.00
  per share
___________________________________________________________________________


<F1>  Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(f)(2), upon the book value of the outstanding shares of Farmers & Merchants Bank, common stock, par value Two Dollars ($2) per share, as of September 30, 1995 of eight million five hundred forty-eight thousand three hundred eleven dollars and twenty-four cents ($8,548,311.24) and the maximum of 708,016 shares of
      such stock to be converted in the reorganization into Common Stock of the
      Registrant.



                    __________________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
               __________________________________

                CROSS REFERENCE SHEET PURSUANT TO
                   ITEM 501 OF REGULATION S-K

      ITEM OF FORM S-4                LOCATION IN PROSPECTUS

1.   Forepart of Registration      Facing Page of Registration
     Statement and Outside Front   Statement; Cross Reference
     Cover Page of Prospectus      Sheet; Outside Front Cover
                                   Page

2.   Inside Front and Outside      AVAILABLE INFORMATION
     Back Cover Pages of
     Prospectus

3.   Risk Factors, Ratio of        SUMMARY
     Earnings to Fixed Charges
     and Other Information

4.   Terms of the Transaction      THE MERGER; INFORMATION
                                   CONCERNING HARLEYSVILLE
                                   NATIONAL CORPORATION AND
                                   DESCRIPTION OF HNC COMMON
                                   STOCK; INCORPORATION OF
                                   CERTAIN DOCUMENTS BY REFERENCE

5.   Pro Forma Financial           PRO FORMA COMBINED FINANCIAL
     Information

6.   Material Contracts with       THE MERGER--Business Pending
     the Company Being Acquired    the Effective Date

7.   Additional Information        Not Applicable
     Required for Reoffering by
     Persons and Parties Deemed
     to be Underwriters

8.   Interests of Named Experts    Not Applicable
     and Counsel

9.   Disclosure of Commission      INFORMATION CONCERNING
     Position on Indemnification   HARLEYSVILLE NATIONAL
     for Securities Act            CORPORATION AND DESCRIPTION OF
     Liabilities                   HNC COMMON STOCK--
                                   Indemnification

10.  Information with Respect to   INFORMATION CONCERNING
     S-3 Registrants               HARLEYSVILLE NATIONAL
                                   CORPORATION AND DESCRIPTION OF
                                   HNC COMMON STOCK

11.  Incorporation of Certain      INCORPORATION OF CERTAIN
     Information by Reference      DOCUMENTS BY REFERENCE

12.  Information with Respect to   Not Applicable
     S-2 or S-3 Registrants

13.  Incorporation of Certain      Not Applicable
     Information by Reference

14.  Information with Respect to   Not Applicable
     Registrants Other Than S-3
     or S-2 Registrants

15.  Information with Respect to   Not Applicable
     S-2 or S-3 Companies

16.  Information with Respect to   Not Applicable
     S-2 or S-3 Companies

17.  Information with Respect to   COMPARATIVE STOCK PRICES AND
     Companies Other Than S-3 or   DIVIDEND AND RELATED
     S-2 Companies                 SHAREHOLDER MATTERS;
                                   INFORMATION CONCERNING
                                   FARMERS & MERCHANTS BANK;
                                   FARMERS & MERCHANTS BANK--
                                   INDEX TO FINANCIAL STATEMENTS
                                   AND SUPPLEMENTARY FINANCIAL
                                   INFORMATION

18.  Information if Proxies,       SUMMARY; GENERAL INFORMATION--
     Consents or Authorizations    SPECIAL MEETING OF FARMERS &
     are to Be Solicited           MERCHANTS SHAREHOLDERS;
                                   INCORPORATION OF CERTAIN
                                   DOCUMENTS BY REFERENCE

19.  Information if Proxies,       Not Applicable
     Consents or Authorizations
     are not to Be Solicited or
     in an Exchange Offer

                    FARMERS & MERCHANTS BANK
    P.O. BOX 430, 1001 MAIN STREET, HONESDALE, PA 18431-0430
               TEL. 717-253-1095, FAX 717-253-6628
_________________________________________________________________


                         January 2, 1995



Dear Shareholder:

     You are cordially invited to attend a Special Meeting of the Shareholders of Farmers & Merchants Bank (Honesdale, PA.) which will be held on Wednesday, January 31, 1996, 10:00 a.m., prevailing time, at the Central Methodist Church, Wesley Room, 11th and Church Streets, Honesdale, Pennsylvania 18431. The primary purpose of this meeting is to consider and vote upon a merger of Farmers & Merchants Bank (Honesdale, PA.) with and into The Citizens National Bank of Lansford, a wholly-owned subsidiary of Harleysville National Corporation, a Pennsylvania bank holding company located in Harleysville, Montgomery County, Pennsylvania.

     We urge you to carefully read the enclosed Prospectus/Proxy Statement which describes the reorganization in detail and the regulatory requirements to consummate this transaction. The information contained in the "SUMMARY" portion of the Prospectus/Proxy Statement sets forth the basic components of the reorganization. If you have any questions after a review of the Prospectus/Proxy Statement consult with your own advisors or feel free to contact me at Farmers & Merchants Bank (Honesdale, PA.), telephone (717) 253-1096.

     For the reasons stated in the enclosed Prospectus/Proxy Statement, the Board of Directors believes that the merger is in the best interests of the Bank and its shareholders and urges you to vote for the merger. The approval and adoption of the Agreement and Plan of Reorganization requires a favorable vote of the holders of two-thirds of the outstanding shares of the Bank's common stock. It is, therefore, extremely important for you to sign, date and return the enclosed proxy as soon as possible in the envelope supplied for your convenience, whether or not you plan to attend the special meeting.

     Your Board of Directors strongly recommends that you vote FOR the merger.

                              Sincerely yours,

                              /s/ Richard J. Shershenovich

                              Richard J. Shershenovich, President

                    FARMERS & MERCHANTS BANK
    P.O. BOX 430, 1001 MAIN STREET, HONESDALE, PA 18431-0430
               TEL. 717-253-1095, FAX 717-253-6628
_________________________________________________________________

                    _________________________

                   NOTICE OF SPECIAL MEETING OF
          SHAREHOLDERS TO BE HELD ON JANUARY 31, 1996
                    _________________________


TO THE SHAREHOLDERS OF FARMERS & MERCHANTS BANK (HONESDALE, PA.):

     Notice is hereby given that a Special Meeting of Shareholders of Farmers & Merchants Bank (Honesdale, PA.)("Farmers & Merchants") will be held at 10:00 a.m., prevailing time, on Wednesday, January 31, 1996, at the Central Methodist Church, Wesley Room, 11th and Church Streets, Honesdale, Pennsylvania 18431, for the following purposes:

     1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization and Agreement and Plan of Merger providing, among other things, for the merger of Farmers & Merchants with and into The Citizens National Bank of Lansford, a national banking association organized under the laws of the United States and a subsidiary of Harleysville National Corporation ("HNC"), and for the automatic conversion of shares of the common stock of Farmers & Merchants into shares of HNC common stock as specified in the Agreement and Plan of Reorganization; and

     2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

     Only those shareholders of record at the close of business on Friday, December 29, 1995, will be entitled to notice of and to vote at the Special Meeting.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST TWO-THIRDS OF THE OUTSTANDING SHARES OF FARMERS & MERCHANTS COMMON STOCK IS REQUIRED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION AND AGREEMENT AND PLAN OF MERGER. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOUR PROXY IS REVOCABLE AND MAY BE WITHDRAWN IN THE EVENT THAT YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON.

                              By Order of the Board of Directors,

                              /s/ Richard J. Shershenovich

                              Richard J. Shershenovich, President


January 2, 1996

PROSPECTUS/PROXY STATEMENT


                HARLEYSVILLE NATIONAL CORPORATION
                   489,593 SHARES COMMON STOCK
                         $1.00 PAR VALUE

          FARMERS & MERCHANTS BANK (HONESDALE, PA.)
                        PROXY STATEMENT

     This Prospectus/Proxy Statement relates to shares of the One Dollar ($1) par value common stock of Harleysville National Corporation ("HNC") to be issued following, and conditioned upon, final approval of the merger of Farmers & Merchants Bank (Honesdale, PA.) with and into The Citizens National Bank of Lansford ("Citizens National"), a national banking association and subsidiary of HNC. The proposed merger is described more fully in the Proxy Statement of Farmers & Merchants Bank, (Honesdale, PA.) which Proxy Statement is an integral part of this Prospectus and is being furnished in connection with the convening of a Special Meeting of the Shareholders of Farmers & Merchants Bank (Honesdale, PA.) at which a vote on the proposed merger will be taken.
               __________________________________

     This Prospectus/Proxy Statement does not cover resales of shares of HNC Common Stock to be issued to affiliates of Farmers & Merchants Bank (Honesdale, PA.) in connection with the proposed merger described herein. No such person is authorized to make use of this Prospectus/Proxy Statement in connection with any such resale.
               __________________________________

     The shares of HNC common stock to be issued in connection with the merger have not been approved or disapproved by the Securities and Exchange Commission (the "SEC"), the Office of the Comptroller of the Currency (the "OCC"), the Federal Deposit Insurance Corporation (the "FDIC") the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or any state securities commission, nor has the SEC, the OCC, the FDIC, the Federal Reserve Board or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
               __________________________________

     The shares of HNC common stock offered hereby are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the FDIC or any other governmental agency.
               __________________________________


 The date of this Prospectus/Proxy Statement is January 2, 1996.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus/Proxy Statement, and if given or made, any such information or representation should not be relied upon as having been authorized. This Prospectus/Proxy Statement does not constitute an offer to any person to exchange or sell, or a solicitation from any person of an offer to exchange or purchase, the securities offered by this Prospectus/Proxy Statement, or the solicitation of a proxy from any person, in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of the securities to which this Prospectus relates shall under any circumstances create any implication that the information contained herein is correct at any time subsequent to the date hereof.
               __________________________________


                      AVAILABLE INFORMATION

     HNC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, Proxy Statements and other information with the SEC. Such periodic reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549 and also at the regional offices of the SEC located at 75 Park Place, 14th Floor, New York, New York 10007; Curtis Center, Independence Square West, 601 Walnut Street, Suite 1005E, Philadelphia, Pennsylvania 19106; and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the SEC at Judiciary Plaza 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.
               __________________________________

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. HNC WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF ANY PERSON TO WHOM THIS PROSPECTUS/PROXY STATEMENT IS DELIVERED, A COPY OF ANY AND ALL DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) WHICH HAVE BEEN INCORPORATED BY REFERENCE HEREIN. SUCH REQUESTS SHOULD BE DIRECTED TO JO ANN M. BYNON, ASSISTANT SECRETARY OF THE BOARD, HARLEYSVILLE NATIONAL CORPORATION, 483 MAIN STREET, HARLEYSVILLE, PENNSYLVANIA 19438; TELEPHONE
(215) 256-8851. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JANUARY 22, 1996.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and information are hereby incorporated by reference into this Prospectus/Proxy Statement:

     1. HNC's Annual Report on Form 10-K for the year ended December 31, 1994, including, without limitation, the following items thereof:

          a. Item 12, relating to the voting securities and principal holders thereof;

          b.   Item 10, relating to Directors and Executive Officers;

          c.   Item 11, relating to Executive Compensation; and

          d. Item 13, relating to certain relationships and related transactions.

     2.   HNC's Quarterly Report on Form 10-Q for the quarter ended March
31, 1995.

     3.   HNC's Current Report on Form 8-K dated May 18, 1995.

     4.   HNC's Current Report on Form 8-K dated September 14, 1995.

     5.   HNC's Quarterly Report on Form 10-Q for the quarter ended June
30, 1995.

     6. HNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

     All documents filed by HNC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus/Proxy Statement and prior to the Special Meeting of the Shareholders of Farmers & Merchants Bank (Honesdale, PA.) are hereby incorporated by reference into this Prospectus/Proxy Statement and shall be deemed a part hereof from the date of filing of each such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                        TABLE OF CONTENTS

                                                             Page

SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . .  vi

GENERAL INFORMATION--SPECIAL MEETING OF FARMERS &
  MERCHANTS SHAREHOLDERS . . . . . . . . . . . . . . . . . .   1

     Introduction  . . . . . . . . . . . . . . . . . . . . .   1
     Date, Time and Place of Special Meeting . . . . . . . .   1
     Purpose of Meeting  . . . . . . . . . . . . . . . . . .   1
     Shareholders Entitled to Vote . . . . . . . . . . . . .   1
     Required Vote . . . . . . . . . . . . . . . . . . . . .   2
     Revocation and Voting of Proxies  . . . . . . . . . . .   2
     Solicitation of Proxies . . . . . . . . . . . . . . . .   2
     Shares Outstanding and Principal Holders Thereof . . . 2 Interests of Certain Persons in Matters to Be
       Voted Upon  . . . . . . . . . . . . . . . . . . . . .   3
     Recommendation of the Board of Directors of
       Farmers & Merchants . . . . . . . . . . . . . . . . .   5

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . .   5

     General Information . . . . . . . . . . . . . . . . . .   5
     Background of and Principal Reasons for the Merger  . .   6
     Additional Reasons for the Merger . . . . . . . . . . .   8
     Opinion of Financial Advisor  . . . . . . . . . . . . .   9
     Conversion and Exchange of Shares . . . . . . . . . . .  10
     Voting Agreements . . . . . . . . . . . . . . . . . . .  12
     Business Pending the Effective Date . . . . . . . . . .  13
     Conditions, Amendment and Termination . . . . . . . . .  14
     Effective Date  . . . . . . . . . . . . . . . . . . . .  15
     Management and Operations Following the Merger  . . . .  15
     Federal Income Tax Consequences . . . . . . . . . . . .  16
     Warrant Agreement . . . . . . . . . . . . . . . . . . .  17
     Accounting Treatment  . . . . . . . . . . . . . . . . .  19
     Rights of Dissenting Shareholders . . . . . . . . . . .  19
     Restriction on Resale of HNC Common Stock Held by
       Affiliates of Farmers & Merchants . . . . . . . . . .  20

COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED
  SHAREHOLDER MATTERS  . . . . . . . . . . . . . . . . . . .  21

     Common Stock of HNC . . . . . . . . . . . . . . . . . .  21
     Common Stock of Farmers & Merchants . . . . . . . . . .  22

PRO FORMA COMBINED FINANCIAL INFORMATION . . . . . . . . . .  22

INFORMATION CONCERNING HARLEYSVILLE NATIONAL CORPORATION
  AND DESCRIPTION OF HNC COMMON STOCK  . . . . . . . . . . .  32

     Information Concerning HNC  . . . . . . . . . . . . . .  32
     Acquisitions by HNC . . . . . . . . . . . . . . . . . .  32
     Loans . . . . . . . . . . . . . . . . . . . . . . . . .  33
     Description of HNC Common Stock . . . . . . . . . . . .  33
     Dividends . . . . . . . . . . . . . . . . . . . . . . .  33
     Dividend Reinvestment Plan  . . . . . . . . . . . . . .  34
     Securities Laws . . . . . . . . . . . . . . . . . . . .  34
     Anti-takeover Provisions  . . . . . . . . . . . . . . .  35
     Indemnification . . . . . . . . . . . . . . . . . . . .  38
     Comparison of Stockholder Rights  . . . . . . . . . . .  39

INFORMATION CONCERNING FARMERS & MERCHANTS BANK  . . . . . .  41

     Description of Business and Property  . . . . . . . . .  41
     Employees . . . . . . . . . . . . . . . . . . . . . . .  43
     Legal Proceedings . . . . . . . . . . . . . . . . . . .  43
     Farmers & Merchants Common Stock Market Price and
       Dividends . . . . . . . . . . . . . . . . . . . . . .  43

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  45

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . .  45

OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . .  45

ADDITIONAL INFORMATION . . . . . . . . . . . . . . . . . . .  45

FARMERS & MERCHANTS BANK--INDEX TO FINANCIAL STATEMENTS
  AND SUPPLEMENTARY FINANCIAL INFORMATION  . . . . . . . . .  46


EXHIBITS

     Exhibit A - Agreement and Plan of Reorganization and
                 Agreement and Plan of Merger

     Exhibit B - Opinion of Danielson Associates Inc.

     Exhibit C - Statute Relating to Dissenters' Rights;
                 12 U.S.C. Section 215a

                             SUMMARY

     The following is a summary of certain information set forth in more detail elsewhere in this Prospectus/Proxy Statement. This summary is provided for convenience only and does not set forth completely all material features of the proposed merger. This summary should be read in conjunction with and is qualified in its entirety by the more detailed information which is set forth elsewhere in this Prospectus/Proxy Statement and the attached exhibits or which is incorporated herein by reference.

                           The Parties

Harleysville National Corporation

     Harleysville National Corporation ("HNC") is a Pennsylvania business corporation and a registered bank holding company with its principal offices located at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438. As a bank holding company, HNC engages in the general commercial and retail banking business. HNC has three wholly-owned subsidiaries, each of which is a national banking association and each of which engages in the general commercial and retail banking business. The Harleysville National Bank & Trust Company ("Harleysville National") is a subsidiary of HNC. Harleysville National has its principal offices at the same location as HNC and operates 16 banking offices in Montgomery County, Pennsylvania and in Bucks County, Pennsylvania. The Citizens National Bank of Lansford ("Citizens National") is a subsidiary of HNC. Citizens National has its principal offices located at 13-15 West Ridge Street, P.O. Box 128, Lansford, Pennsylvania, 18232 and operates three (3) banking offices in Carbon County, Pennsylvania. Security National Bank ("Security National") is a subsidiary of HNC. Security National has its principal offices located at One Security Place, Pottstown, Pennsylvania 19464 and operates two (2) banking offices in Pottstown, Pennsylvania. As of September 30, 1995, HNC had consolidated total assets of approximately Eight Hundred Forty-two Million Nine Hundred Twenty-eight Thousand Dollars ($842,928,000).

Farmers & Merchants Bank (Honesdale, PA.)

     Farmers & Merchants Bank (Honesdale, PA.) ("FMB" or "Farmers & Merchants") is a Pennsylvania-chartered commercial bank and trust company. Its deposits are insured by the FDIC to the maximum extent permitted by law. As a full-service commercial bank, Farmers & Merchants offers demand, savings and time deposits and commercial, consumer and mortgage loans. Farmers & Merchants also has a trust department. Farmers & Merchants maintains its only banking office at 1001 Main Street, Honesdale, Pennsylvania 18431. As of September 30, 1995, Farmers & Merchants had total assets of approximately Sixty-five Million Five Hundred Fifty-five Thousand Dollars ($65,555,000).

               Farmers & Merchants Special Meeting

     A special meeting of the shareholders of Farmers & Merchants (the "Special Meeting") will be held on Wednesday, January 31, 1996 at 10:00 a.m., prevailing time, at the Central Methodist Church, Wesley Room, 11th and Church Streets, Honesdale, Pennsylvania 18431. Only those shareholders of record as of the close of business on Friday, December 29, 1995 will be entitled to vote. As of the record date, there were approximately 708,016 shares of the common stock, par value Two Dollars ($2) per share, of Farmers & Merchants (the "Farmers & Merchants Common Stock") outstanding, each of which is entitled to one vote on the reorganization and merger.
SEE GENERAL INFORMATION -- SPECIAL MEETING OF FARMERS & MERCHANTS
SHAREHOLDERS.

                     Purpose of the Meeting

     The shareholders of Farmers & Merchants will be asked at the Special Meeting to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization dated September 7, 1995, among HNC, Farmers & Merchants and Citizens National. The Agreement and Plan of Reorganization includes, as an exhibit thereto, an Agreement and Plan of Merger, under the terms of which: (i) Farmers & Merchants will be merged with and into Citizens National; (ii) Citizens National will survive the merger and upon completion of the transaction will operate and trade under the fictitious name "Farmers & Merchants Bank" in the Honesdale area;
(iii) all of the outstanding shares of the Farmers & Merchants Common Stock will be converted into shares of the common stock, par value One Dollar
($1) per share, of HNC (the "HNC Common Stock"); and (iv) each shareholder of Farmers & Merchants will receive shares of HNC Common Stock in exchange for shares of Farmers & Merchants Common Stock held by him or her as specified in the Agreement and Plan of Reorganization and cash in lieu of any fractional shares of HNC Common Stock. SEE THE MERGER.

                          Required Vote

     The affirmative vote of shareholders holding at least two-thirds of the outstanding Farmers & Merchants Common Stock, given at a duly convened and conducted meeting of the shareholders of Farmers & Merchants is required to approve and adopt the Agreement and Plan of Reorganization and Agreement and Plan of Merger. As of September 30, 1995, the directors of Farmers & Merchants and their affiliates owned beneficially approximately
42.87 percent of the outstanding shares of Farmers & Merchants Common Stock. Each member of the Board of Directors of Farmers & Merchants has entered into an agreement (a "Support Agreement") pursuant to which he has agreed to vote, or cause to be voted, his shares of Farmers & Merchants Common Stock as to which he has or shares voting power, individually or, to the extent of his proportionate interest, jointly with other persons, as well as other shares over which he may acquire beneficial ownership in favor of the Agreement and Plan of Reorganization and the proposed transaction; and use his best efforts to cause the proposed transaction to be effected. SEE GENERAL INFORMATION -- SPECIAL MEETING OF FARMERS & MERCHANTS SHAREHOLDERS - INFORMATION CONCERNING FARMERS & MERCHANTS BANK.

                Conversion and Exchange of Shares

     It is expected that the effective date of the merger will be early 1996. Pursuant to the terms of the Agreement and Plan of Reorganization and Agreement and Plan of Merger, on the effective date, each outstanding share of Farmers & Merchants Common Stock will be exchanged for at least
 .5915 but not more than .6915 shares of HNC Common Stock (the "collar exchange ratios"). A value of Seventeen Dollars ($17) per share of Farmers & Merchants Common Stock has been established for this transaction. Generally, each share of Farmers & Merchants Common Stock issued and outstanding immediately before the effective date (as defined in the Agreement and Plan of Reorganization), will be converted into and become shares of HNC Common Stock based on a formula pursuant to which the Seventeen Dollars ($17) is divided by the arithmetic average of the per share closing prices for HNC Common Stock for the twenty (20) trading days immediately preceding the date which is five (5) business days before the effective date of the proposed merger. In the event that HNC Common Stock trades beyond the collar exchange ratios, the collar limits shall apply so that shareholders of Farmers & Merchants will receive an exchange ratio of at least .5915 shares but no more than .6915 shares of HNC Common Stock. The exchange is subject to an anti-dilution adjustment for stock splits and certain stock dividends. No fractional shares of HNC Common Stock will be issued in connection with the merger. In lieu of the issuance of any fractional share to which any former Farmers & Merchants shareholder would otherwise be entitled, each such shareholder of Farmers & Merchants will receive, in cash, an amount equal to the fair market value of his or her fractional interest. SEE THE MERGER--Conversion and Exchange of Shares.

     Each former shareholder of Farmers & Merchants will be required to surrender to HNC the Farmers & Merchants Common Stock certificates held by him or her in accordance with the instructions which will be sent immediately following the effective date of the merger. Upon proper surrender of his or her Farmers & Merchants Common Stock certificates, each former shareholder of Farmers & Merchants will be promptly issued a stock certificate representing the whole number of the shares of HNC Common Stock into which such shareholder's Farmers & Merchants Common Stock shall have been converted, together with a check in the amount of any cash to which he or she is entitled in lieu of the issuance of any fractional share. SEE THE MERGER--Conversion and Exchange of Shares, and the Agreement and Plan of Reorganization attached as Exhibit "A" to this Prospectus/Proxy Statement.

                     Reasons for the Merger

     The Boards of Directors of HNC, Citizens National and Farmers & Merchants are in unanimous agreement that the proposed reorganization and merger of Farmers & Merchants with and into Citizens National is in the best interests of each organization. In the case of HNC, the acquisition of Farmers & Merchants will enable HNC and Citizens National to establish its presence in the desirable banking market of Honesdale, Pennsylvania. The Board of Directors of Farmers & Merchants has concluded that the proposed merger is the most advantageous means for achieving the Board's primary objective of providing a fair financial return to Farmers & Merchants' shareholders and increasing the liquidity of their investment.
 In addition, Farmers & Merchants' Board believes that the proposed merger is the most effective method for enabling Farmers & Merchants to acquire access to enhanced management support systems and specialized banking and trust services offered by HNC, thereby permitting Farmers & Merchants to provide expanded services to its customers.

        Opinion of Farmers & Merchants' Financial Advisor

     Farmers & Merchants has engaged Danielson Associates Inc. ("Danielson"), an investment banking firm located at 6110 Executive Boulevard, Suite 504, Rockville, Maryland 20852, to act as its financial advisor for the purpose of evaluating the financial terms of the proposed merger. Danielson has delivered to Farmers & Merchants' Board of Directors an opinion stating that the consideration to be offered to Farmers & Merchants' shareholders in connection with the proposed merger is fair to the shareholders of Farmers & Merchants from a financial point of view. A copy of Danielson's opinion is attached to the Prospectus/Proxy Statement as Exhibit "B" and should be read in its entirety with respect to the assumptions made and the other matters considered by Danielson in rendering its opinion. As a condition precedent to the obligations of Farmers & Merchants under the Agreement and Plan of Reorganization, Farmers & Merchants shall obtain an opinion stating that the terms of the proposed merger are fair to the shareholders of Farmers & Merchants from a financial point of view to be dated as of this Prospectus/Proxy Statement. SEE THE MERGER--Opinion of Financial Advisor.

         Management and Operations Following the Merger

     Under the terms of the Agreement and Plan of Reorganization, Farmers & Merchants will merge with and into Citizens National. Citizens National will survive the merger. Citizens National has filed a fictitious name registration in order to trade and be known as Farmers & Merchants Bank in the Honesdale area upon and after the effective date of the merger. Following the merger, the Board of Directors of HNC and Citizens National will consist of the same persons who presently serve on the respective Boards of Directors of HNC and Citizens National before the merger, each of whom will serve until his successor is elected and qualified. On the effective date of the merger, the directors of Farmers & Merchants shall serve on the Regional Board of Directors for the Honesdale Area or may serve as Directors Emeriti. The Regional Board of Directors for the Honesdale Area will be established for at least one year under Citizens National's Board of Directors. SEE THE MERGER--Management and Operations Following the Merger, and GENERAL INFORMATION--SPECIAL MEETING OF FARMERS & MERCHANTS SHAREHOLDERS--Interests of Certain Persons in Matters to be Acted Upon.

                         Effective Date

     The proposed merger will become effective in accordance with the provisions specified in the "Certificate Approving Merger" to be issued by the OCC, the receipt of which will occur as soon as reasonably practicable after all applicable conditions to the consummation of the merger have either been met or waived. HNC and Farmers & Merchants presently intend to consummate the merger during the first quarter of 1996, assuming Farmers & Merchants' shareholders approve the merger, all required regulatory approvals are obtained, and all other conditions have been satisfied or waived as of the closing of the merger. SEE THE MERGER--Effective Date.

     If the proposed merger has not been consummated by June 30, 1996, the Agreement and Plan of Reorganization will automatically be terminated unless HNC and Farmers & Merchants agree in writing prior to that date to extend the termination date. SEE THE MERGER--Conditions, Amendment and Termination.

                Comparison of Stockholder Rights

     Upon consummation of the merger, the shareholders of Farmers & Merchants will become shareholders of HNC. Several differences between the rights of holders of Farmers & Merchants Common Stock and HNC Common Stock arise from differences between the respective statutes applicable to Farmers & Merchants and HNC as well as the respective Articles of Incorporation and Bylaws of Farmers & Merchants and the Articles of Incorporation and Bylaws of HNC.

     The most significant differences between Farmers & Merchants Common Stock and HNC Common Stock include the following: (i) Farmers & Merchants' shareholders may exercise preemptive rights to acquire newly issued shares of Farmers & Merchants Common Stock, while HNC's shareholders have no preemptive rights; (ii) Farmers & Merchants' shareholders may cumulate their shares in voting for directors while HNC's shareholders have no cumulative voting rights; (iii) all of the directors of Farmers & Merchants are elected annually by Farmers & Merchants' shareholders for one-year terms, while only one-fourth of HNC's directors are elected each year for four-year terms due to the classification of HNC's Board of Directors into four separate classes; (iv) certain anti-takeover provisions are contained in HNC's Articles of Incorporation, which may serve to entrench HNC's current management, while Farmers & Merchants' Articles of Association contain some similar provisions but not all the anti-takeover provisions applicable to HNC Common Stock; (v) HNC offers a dividend reinvestment plan to its shareholders, while Farmers & Merchants offers no such plan; (vi) HNC Common Stock is registered under the Securities Exchange Act of 1934 and is traded in the over-the-counter Nasdaq National Market System administered by the National Association of Securities Dealers while Farmers & Merchants Common Stock is not registered under such act and is traded on a limited basis in the local over-the-counter market. SEE INFORMATION CONCERNING HARLEYSVILLE NATIONAL CORPORATION AND DESCRIPTION OF HNC COMMON STOCK--Comparison of Stockholder Rights.

              Restriction on Resales by Affiliates

     The resale of shares of HNC Common Stock received in connection with the proposed merger by persons who are executive officers, directors or 10 percent share-holders of Farmers & Merchants will be subject to certain restrictions SEE THE MERGER--Restriction on Resale of HNC Common Stock Held by Affiliates of Farmers & Merchants.

                 Federal Income Tax Consequences

     The proposed merger is structured to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Accordingly, no taxable gain or loss will be recognized by the shareholders of Farmers & Merchants upon the receipt of HNC Common Stock in exchange for Farmers & Merchants Common Stock, except to the extent that any shareholders of Farmers & Merchants receive cash in lieu of the issuance of fractional shares of HNC Common Stock. Any Farmers & Merchants shareholder who exercises dissenters' rights will recognize taxable gain or loss to the extent of the difference between the amount of cash received by such shareholder in connection with the exercise of dissenters' rights and the adjusted tax basis of the shares as to which such shares are exercised. An opinion must be provided by counsel for HNC prior to closing confirming these and certain other federal income consequences of the proposed merger prior to closing. SEE THE MERGER--Federal Income Tax Consequences.

                      Accounting Treatment

     Consummation of the proposed merger is subject to the condition that the transaction can be treated as a pooling of interests for financial reporting purposes. SEE THE MERGER--Accounting Treatment.

                       Dissenters' Rights

     Shareholders of Farmers & Merchants are entitled to exercise dissenters' rights, assuming the proposed merger is consummated, in accordance with Section 215a of the National Bank Act, 12 U.S.C. Section 215a. HNC has a right to terminate the proposed merger if Farmers & Merchants shareholders exercise dissenters' rights with respect to 35,400 or more shares of Farmers & Merchants Common Stock. SEE THE MERGER-- Rights of Dissenting Shareholders; and Exhibit "C"--Statute Relating to Dissenters' Rights.

             Conditions, Amendments and Termination

     Consummation of the proposed merger is subject to various conditions and contingencies, including, among others, approval by the shareholders of Farmers & Merchants, approval by the OCC and the absence of any pending or threatened litigation seeking to modify, enjoin or prohibit the transactions contemplated by the merger. All required applications for regulatory approval have been filed by HNC and Farmers & Merchants.

     To the extent permitted by law, the Agreement and Plan of Reorganization may be amended by mutual consent and any term and condition thereof may be waived by the party entitled to its benefit at any time before the effective date of the merger, whether before or after it has been approved by the shareholders of Farmers & Merchants, except that no such amendment can affect the conversion of shares without the approval and consent of the shareholders of Farmers & Merchants.

     The Agreement and Plan of Reorganization may be terminated at any time, whether before or after it has been approved by the shareholders of Farmers & Merchants, by mutual consent or unilaterally by the Boards of Directors of HNC or Farmers & Merchants if certain conditions are not satisfied prior to June 30, 1996, or if certain events occur or fail to occur. Nonetheless, the Agreement and Plan of Reorganization and Agreement and Plan of Merger shall terminate on June 30, 1996, unless extended by mutual consent of the parties. SEE THE MERGER--Conditions, Amendment and Termination.

    Selected Historical and Pro Forma Combined Per Share Data

     The following tables set forth, at the dates and for the periods indicated, financial information relating to HNC Common Stock and Farmers & Merchants Common Stock on a per share historical and pro forma combined basis. The pro forma and equivalent per share information is presented on the basis of an assumed exchange ratio of .6415 shares of HNC Common Stock
for each share of Farmers & Merchants Common Stock.    The information set
forth in the tables below should be read in conjunction with the pro forma combined financial information set forth elsewhere in this Prospectus/Proxy Statement, the financial statements of HNC, including the notes thereto which are incorporated herein by reference, and the financial statements of Farmers & Merchants, including the notes thereto, which are set forth elsewhere in this Prospectus/Proxy Statement. SEE PRO FORMA COMBINED FINANCIAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; AND FARMERS & MERCHANTS BANK--INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL INFORMATION.


             SELECTED HISTORICAL, PRO FORMA COMBINED
                  AND EQUIVALENT PER SHARE DATA


                                 As of and           As of
                                for the nine      and for the
                                Months Ended      Years Ended
                                 Sept. 30,        December 31,
                              1995       1994         1994


Harleysville National
Corporation (HNC)
Historical Per Common
Share:
Average Shares Outstanding:
 Primary                    5,891,873   5,865,915    5,847,473
 Fully Diluted              5,892,389   5,865,915    5,847,473
Book Value                  $   12.90   $   12.14    $   11.57
Cash Dividends                   0.55        0.44         0.61
Income from Operations:
 Primary                         1.49        1.40         1.84
 Fully Diluted                   1.49        1.40         1.84
HNC, FMB Combined Pro
Forma Per Common
Share*
Average Shares Outstanding:
 Primary                    6,346,065   6,320,343    6,301,665
 Fully Diluted              6,346,581   6,320,343    6,301,665
Book Value                      13.33       12.50        11.95
Cash Dividends                   0.54        0.42         0.58
Income from Operations:
 Primary                         1.46        1.36         1.79
 Fully Diluted                   1.46        1.36         1.79
____________________


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990

Harleysville National
Corporation (HNC)
Historical Per Common
Share:
Average Shares Outstanding:
 Primary                  5,642,790 5,566,155 5,566,129 5,566,129
 Fully Diluted            5,824,099 5,737,115 5,675,345 5,607,079
Book Value                $   11.58 $    9.66 $    8.81 $    7.85
Cash Dividends                 0.49      0.43      0.37      0.31
Income from Operations:
 Primary                       1.58      1.41      1.31      1.19
 Fully Diluted                 1.53      1.37      1.29      1.18
HNC, FMB Combined Pro
Forma Per Common
Share*
Average Shares Outstanding:
 Primary                  6,097,444 6,026,590 6,028,009 6,028,009
 Fully Diluted            6,278,753 6,197,550 6,137,225 6,068,959
Book Value                    11.32     10.15      9.22      8.29
Cash Dividends                 0.48      0.42      0.38      0.32
Income from Operations:
 Primary                       1.55      1.39      1.29      1.20
 Fully Diluted                 1.50      1.35      1.27      1.19
____________________




                                 As of and           As of
                                for the nine      and for the
                                Months Ended      Years Ended
                                 Sept. 30,        December 31,
                              1995       1994         1994


Farmers & Merchants
Bank (FMB)
Historical Per Common
Share
Average Shares Outstanding:
 Primary                      708,016     708,383      708,016
 Fully Diluted                708,016     708,383      708,016
Book Value                  $   12.07   $   10.81    $   10.75
Cash Dividends                   0.31        0.30         0.37


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990

Farmers & Merchants
Bank (FMB)
Historical Per Common
Share
Average Shares Outstanding:
 Primary                    708,736   717,747   720,000   720,000
 Fully Diluted              708,736   717,747   720,000   720,000
Book Value                $    9.72 $    9.37 $    9.06 $    8.73
Cash Dividends                 0.36      0.35      0.33      0.31

                              -xiii-



                                 As of and           As of
                                for the nine      and for the
                                Months Ended      Years Ended
                                 Sept. 30,        December 31,
                              1995       1994         1994




Income from Operations           0.65        0.54         0.76
HNC, FMB Combined Pro
Forma Equivalent
Per Common Share*
 Book Value                      8.55        8.02         7.67
 Cash Dividends                  0.35        0.27         0.38
Income from Operations
 Primary                         0.94        0.87         1.15
 Fully Diluted                   0.94        0.87         1.15
____________________


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990


Income from Operations         0.71      0.67      0.67      0.85
HNC, FMB Combined Pro
Forma Equivalent
Per Common Share*
 Book Value                    7.26      6.51      5.91      5.32
 Cash Dividends                0.31      0.27      0.25      0.21
Income from Operations
 Primary                       0.99      0.89      0.83      0.77
 Fully Diluted                 0.96      0.86      0.81      0.77
____________________

* The above combined pro forma per share equivalent information is based on average shares outstanding during the period except for the book value per share which is based on period end shares outstanding. The number of shares in each case has been adjusted for stock dividends and stock splits through the periods. Each share of Farmers & Merchants Common Stock will be exchanged for between .5915 and .6915 share of HNC Common Stock. This presentation assumes that .6415, or the mid-point in the range, of HNC
Common Stock will be issued.


                    Comparative Stock Prices

     On September 7, 1995, the last trading date before public announcement of the Agreement and Plan of Reorganization relating to the proposed merger, the per share closing bid and asked quotations for HNC Common Stock were Twenty-six Dollars ($26) and Twenty-eight Dollars and Fifty Cents ($28.50), respectively, as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"). The pro forma equivalent per share closing bid and asked quotations for such date based upon the assumed exchange ratio of .6415 of HNC Common Stock for each share of Farmers and Merchant's Common Stock are Sixteen Dollars and Sixty-eight Cents ($16.68) and Eighteen Dollars and Twenty-eight Cents ($18.28), respectively. The Farmers & Merchants Common Stock has historically been traded on a limited basis in the local over-the-counter market and in privately negotiated transactions. The most recent sale of Farmers & Merchants Common Stock of which Farmers & Merchants' management is aware is a sale of 240 shares that occurred on April 18, 1995, at a price of Fifteen Dollars and Twenty-five Cents ($15.25) per share. Because trading in the Farmers & Merchants Common Stock is sporadic, it cannot be said that an established trading market exists. The foregoing historical and pro forma equivalent per share market information is summarized in the following table:



                                                   Pro Forma
                             Historical Price    Equivalent Price
                                 Per Share           Per Share


HNC Common Stock
September 7, 1995 Bid        $         26.00            N/A
September 7, 1995 Asked      $         28.50            N/A

Farmers & Merchants Common Stock
September 7, 1995 Bid        $         14.38     $         16.68
September 7, 1995 Asked      $         14.38     $         18.28
____________________


     More detailed information concerning comparative stock prices is set forth elsewhere in this Prospectus/Proxy Statement. SEE COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS.

              Selected Historical and Pro Forma Financial Data

     The following tables present selected, unaudited historical financial data and pro forma information on a combined basis for HNC and Farmers & Merchants. The pro forma combined information is presented as though the proposed merger between Farmers & Merchants and Citizens National had occurred on September 30, 1995, and reflects a pooling of interests basis of accounting based upon an assumed exchange ratio of .6415 share of HNC Common Stock for each share of Farmers & Merchants Common Stock. This represents the mid-point in the range of between .5915 and .6915 share of HNC Common Stock that will be issued. The following information should be read in conjunction with the pro forma combined financial information, including the notes thereto, set forth elsewhere in this Prospectus/Proxy Statement, the financial statements of HNC, including the notes thereto, which are incorporated herein by reference and the financial statements of Farmers & Merchants, including the notes thereto, which are set forth elsewhere herein. SEE PRO FORMA COMBINED FINANCIAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; AND FARMERS & MERCHANTS BANK -- INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL INFORMATION.


                HARLEYSVILLE NATIONAL CORPORATION
                     Selected Financial Data
                         (In Thousands)


                                     As of and           As of
                                    for the Nine      and for the
                                    Months Ended      Years Ended
                                     Sept. 30,        December 31,
                                  1995       1994         1994


Summary of Operations:
  Total Interest Income         $  47,780   $  39,887   $  54,614
  Net Interest Income              28,087      25,910      35,175
  Provision for Loan Losses         1,643       2,008       2,650
                                _________   _________   _________
  Net Interest After Provision
    for Loan Losses                26,444      23,902      32,525
  Other Operating Income            3,090       3,948       4,525
  Other Operating Expenses         17,055      16,088      21,757
                                _________   _________   _________
  Income Before Income Taxes       12,479      11,762      15,293
  Income Taxes                      3,678       3,523       4,548
                                _________   _________   _________
  Income From Continuing
    Operations                  $   8,801   $   8,239   $  10,745

Average Balance Sheet Totals:
  Total Assets                  $ 821,611   $ 760,003   $ 765,037
  Investment Securities and
    Money Market Investments      200,754     215,179     206,779


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990

Summary of Operations:
  Total Interest Income   $  50,350 $  48,574 $  46,667 $  44,617
  Net Interest Income        30,819    26,697    21,964    19,763
  Provision for Loan
    Losses                    3,073     2,299     1,306       921
                          _________ _________ _________ _________
  Net Interest After
    Provision for Loan
    Losses                   27,746    24,398    20,658    18,842
  Other Operating Income      4,868     3,410     2,932     2,154
  Other Operating Expenses   20,122    17,040    13,807    12,285
                          _________ _________ _________ _________
  Income Before Income
    Taxes                    12,492    10,768     9,783     8,711
  Income Taxes                3,554     2,898     2,485     2,075
                          _________ _________ _________ _________
  Income from Continuing
    Operations            $   8,938 $   7,870 $   7,298 $   6,636

Average Balance Sheet Totals:
  Total Assets            $ 714,719 $ 632,490 $ 520,103 $ 461,215
  Investment Securities
    and Money Market
    Investments             219,610   200,349   157,079   129,224

                              -xv-



                                     As of and           As of
                                    for the Nine      and for the
                                    Months Ended      Years Ended
                                     Sept. 30,        December 31,
                                  1995       1994         1994


  Loans and Leases (Net of
    Unearned Income)              577,625     502,037     515,101
  Deposits                        701,150     681,163     682,112
  Borrowings                       35,598       3,223       8,145
  Long-term Debt and Lease
    Obligations                        --          --          --
  Shareholders' Equity             72,368      65,435      66,716

Period End:
  Total Assets                    842,928     781,500     799,779
  Long-term Debt and Lease
    Obligations                        --          --          --
____________________


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990

  Loans and Leases (Net of
    Unearned Income)        451,057   393,323   333,389   303,351
  Deposits                  643,847   568,100   460,279   406,751
  Borrowings                  2,014     1,608     1,608     1,520
  Long-term Debt and Lease
    Obligations                  --        --        --        --
  Shareholders' Equity       59,597    52,635    46,845    41,602

Period End:
  Total Assets              753,941   707,559   546,988   490,176
  Long-term Debt and Lease
    Obligations                  --        --        --        --
____________________



                    FARMERS & MERCHANTS BANK
                     Selected Financial Data
                         (In Thousands)


                                     As of and           As of
                                    for the Nine      and for the
                                    Months Ended      Years Ended
                                     Sept. 30,        December 31,
                                  1995       1994         1994


Summary of Operations:
  Total Interest Income         $   3,099   $   2,787   $   3,766
  Net Interest Income               1,651       1,552       2,104
  Provision for Loan Losses             9          15          15
                                _________   _________   _________
  Net Interest After Provision
    for Loan Losses                 1,642       1,537       2,089
  Other Operating Income               91         204         222
  Other Operating Expenses          1,096       1,205       1,557
                                _________   _________   _________
  Income Before Income Taxes          637         536         754
  Income Taxes                        178         156         219
                                _________   _________   _________
  Income From Continuing
    Operations                  $     459   $     380   $     535

Average Balance Sheet Totals:
  Total Assets                  $  63,748   $  64,482   $  64,204
  Investment Securities and
    Money Market Investments       35,089      37,918      37,202
  Loans and Leases (Net of
    Unearned Income)               26,743      24,434      24,929
  Deposits                         54,826      56,191      55,917
  Borrowings                           --         264         203
  Long-term Debt and Lease
    Obligations                        --          --          --
  Shareholders' Equity              8,112       7,475       7,518

Period End:
  Total Assets                     65,555      66,764      62,890
  Long-term Debt and Lease
    Obligations                        --          --          --
____________________


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990

Summary of Operations:
  Total Interest Income   $   3,630 $   4,037 $   4,785 $   5,219
  Net Interest Income         2,104     1,929     1,851     1,999
  Provision for Loan
    Losses                       12         --        9        15
                          _________ _________ _________ _________
  Net Interest After
    Provision for Loan
    Losses                    1,917     1,851     1,781     1,984
  Other Operating Income         96       142       100        52
  Other Operating Expenses    1,314     1,318     1,267     1,239
                          _________ _________ _________ _________
  Income Before Income
    Taxes                       699       675       614       797
  Income Taxes                  199       194       134       188
                          _________ _________ _________ _________
  Income from Continuing
    Operations            $     500 $     481 $     480 $     609

Average Balance Sheet Totals:
  Total Assets            $  61,700 $  60,422 $  59,730 $  58,016
  Investment Securities
    and Money Market
    Investments              38,314    37,132    34,628    33,266
  Loans and Leases (Net of
    Unearned Income)         21,262    20,907    22,960    22,667
  Deposits                   54,146    52,877    52,246    50,748
  Borrowings                    358       380       349       259
  Long-term Debt and Lease
    Obligations                  --        --        --        --
  Shareholders' Equity        6,758     6,611     6,407     6,082

Period End:
  Total Assets               62,373    60,675    59,144    58,123
  Long-term Debt and Lease
    Obligations                  --        --        --        --
____________________



                   SELECTED PRO FORMA COMBINED
                         (In Thousands)
                       September 30, 1995


                        Harleysville Farmers &
                          National   Merchants Adjust-  Pro Forma
                        Corporation    Bank     ments   Combined


Average Balance Sheet:
Total Assets              $ 821,611 $  63,748 $      -- $ 885,359
Investment Securities and
 Money Market Investments   200,754    35,089             235,843
Loans and Leases (Net of
 Unearned Income)           577,625    26,743             604,368
Total Deposits              701,150    54,826             755,976
Borrowings                   35,598        --              35,598
Long-term Debt and Lease
 Obligations                     --        --                  --
Shareholders' Equity         72,368     8,112              80,480

Period End:
Total Assets              $ 842,928 $  65,555 $      -- $ 908,483
Long-term Debt and Lease
 Obligations                     --        --                  --
____________________




                                     As of and           As of
                                    for the nine      and for the
                                    Months Ended      Years Ended
                                     Sept. 30,        December 31,
                                  1995       1994         1994


Summary of Operations:
  Total Interest Income         $  50,879   $  42,674   $  58,830
  Net Interest Income              20,738      27,462      37,279
  Provision for Loan Losses         1,652       2,023       2,665
                                _________   _________   _________
  Net Interest Income After
    Provision for Loan Losses      28,086      25,439      34,614
  Other Operating Income            3,181       4,152       4,747
  Other Operating Expenses         18,151      17,293      23,314
                                _________   _________   _________
  Income Before Income Taxes       13,116      12,298      16,047
  Income Taxes                      3,856       3,679       4,767
                                _________   _________   _________
  Income From Continuing
    Operations                  $   9,260   $   8,619   $  11,280
____________________


                                    As of and for the
                                 Years Ended December 31,
                            1993      1992      1991      1990

Summary of Operations:
  Total Interest Income   $  53,980 $  52,584 $  51,452 $  49,836
  Net Interest Income        32,748    28,548    23,754    21,762
  Provision for Loan
    Losses                    3,085     2,299     1,315       936
                          _________ _________ _________ _________
  Net Interest Income
    After Provision for
    Loan Losses              29,663    26,249    22,439    20,826
  Other Operating Income      4,964     3,552     3,032     2,206
  Other Operating Expenses   21,436    18,358    15,074    13,524
                          _________ _________ _________ _________
  Income Before Income
    Taxes                    13,191   11,443     10,397     9,508
  Income Taxes                3,753    3,092      2,619     2,263
                          _________ ________ __________ _________
  Income From Continuing
    Operations            $   9,438 $  8,351 $    7,778 $   7,245
____________________


                   PROSPECTUS/PROXY STATEMENT
                HARLEYSVILLE NATIONAL CORPORATION
                               AND
                    FARMERS & MERCHANTS BANK

           GENERAL INFORMATION--SPECIAL MEETING OF
                FARMERS & MERCHANTS SHAREHOLDERS

Introduction

     This Prospectus/Proxy Statement is being furnished to the holders of Farmers & Merchants Common Stock in connection with a solicitation by Farmers & Merchants' Board of Directors, of proxies to be voted at a Special Meeting of Shareholders of Farmers & Merchants to be held on January 31, 1996 (the "Special Meeting"). The purpose of the Special Meeting is to consider and vote upon a proposal unanimously adopted by the Board of Directors of Farmers & Merchants to approve and adopt the Agreement and Plan of Reorganization by and among HNC, Farmers & Merchants and Citizens National and the related Agreement and Plan of Merger between Farmers & Merchants and Citizens National, the terms of which are described herein.

     All information set forth in this Prospectus/Proxy Statement which relates to HNC has been provided or verified by HNC. All information which relates to Farmers & Merchants has been provided or verified by Farmers & Merchants.

Date, Time and Place of Special Meeting

     The Special Meeting of the shareholders of Farmers & Merchants will be held on Wednesday, January 31, 1996 at 10:00 a.m., prevailing time, at the Central Methodist Church, Wesley Room, 11th and Church Streets, Honesdale, Pennsylvania 18431.

Purpose of Meeting

     The shareholders of Farmers & Merchants will be asked at the Special Meeting to consider and vote upon: (i) a proposal to approve and adopt the Agreement and Plan of Reorganization and Agreement and Plan of Merger; and
(ii) such other matters as may properly be brought before the meeting and any adjournments thereof.

Shareholders Entitled to Vote

     The Board of Directors of Farmers & Merchants has fixed the close of business on Friday, December 29, 1995, as the record date for the determination of shareholders of Farmers & Merchants entitled to receive notice of and to vote at the Special Meeting.

Required Vote

     Each share of Farmers & Merchants Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders, except with respect to the election of directors for which shareholders may cumulate their votes. The affirmative vote of shareholders holding at least two-thirds of the issued and outstanding shares of Farmers & Merchants Common Stock given at a duly convened meeting of the shareholders of Farmers & Merchants is required by state law in order to approve and adopt the Agreement and Plan of Reorganization and Agreement and Plan of Merger.

Revocation and Voting of Proxies

     The execution and return of the enclosed proxy form will not affect a shareholder's right to attend the Special Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked at any time before the proxy is voted at the meeting by: (i) delivering notice of a revocation or a later-dated proxy to Charles P. McGinnis, Secretary, Farmers & Merchants Bank (Honesdale, PA.), 1001 Main Street, Honesdale, Pennsylvania 18431; or (ii) appearing at the meeting and notifying the person in charge thereof that the shareholder wishes to vote his or her shares in person. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon. In the absence of instruction, all proxies will be voted FOR the proposal to approve and adopt the Agreement and Plan of Reorganization and the Agreement and Plan of Merger. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Farmers & Merchants.

Solicitation of Proxies

     This Prospectus/Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form by the Board of Directors of Farmers & Merchants for use at the Special Meeting and at any adjournments thereof. The expenses to be incurred in soliciting proxies will be borne by Farmers & Merchants. In addition to the use of the mails, the directors, officers and employees of Farmers & Merchants may, without additional compensation, solicit proxies personally or by telephone or telecopier.

Shares Outstanding and Principal Holders Thereof

     At the close of business on December 29, 1995, Farmers & Merchants had outstanding 708,016 shares of common stock, par value Two Dollars ($2) per share, the only issued and outstanding class of stock (the "Farmers & Merchants Common Stock").

     The following table sets forth as of December 12, 1995, the name and address of each person who owns of record or who is known by the Board of Directors of Farmers & Merchants to be the beneficial owner of more than 5 percent of the Farmers & Merchants Common Stock, the number of shares beneficially owned by such person and the percentage of Farmers & Merchants' outstanding shares so owned.



                                                  Percent of
                                                  Outstanding
                                 Shares           Common Stock
                               Beneficially       Beneficially
Name and Address                Owned<F1>            Owned


John J. Koehler                   98,280             13.88%
1001 Main Street
Honesdale, PA  18431

Dale D. Fowler                    68,726<F2>          9.70%
1001 Main Street
Honesdale, PA  18431

Richard J. Shershenovich          60,000<F3>          8.47%
1001 Main Street
Honesdale, PA  18431

Charles P. McGinnis               47,528              6.71%
1001 Main Street
Honesdale, PA  18431
____________________


<F1> The Securities "beneficially owned" are determined in accordance with the definitions of "beneficial ownership" as set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within sixty (60) days after December 12, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

<F2> Includes 12,144 shares owned jointly by Mr. Fowler and his spouse; and
8,820 shares owned individually by his spouse.

<F3> Includes 57,384 shares owned jointly by Mr. Shershenovich and his spouse; and 2,616 shares owned individually by his spouse.



Interests of Certain Persons in Matters to be Voted Upon

     Except as described in this section, the directors and executive officers of Farmers & Merchants have no substantial interest in the proposed merger, other than in their capacity as shareholders of Farmers & Merchants. As shareholders, the directors and executive officers of Farmers & Merchants will be entitled to receive HNC Common Stock in exchange for the Farmers & Merchants Common Stock in the same proportion and on the same terms and conditions as all other shareholders of Farmers & Merchants.

     On or promptly after the effective date of the merger, Citizens National will establish a regional Board of Directors for the Honesdale Area ("Honesdale Regional Board of Directors") comprised of all of the current members of Farmers & Merchants Board of Directors. Members of the Farmers & Merchants Board of Directors have the option to serve as Directors Emeriti of the Honesdale Regional Board of Directors. The members of the Honesdale Regional Board of Directors and the Directors Emeriti thereof will serve for a minimum of one year from the Effective Date and receive fees of Two Hundred Dollars ($200) per month. Thereafter, the members of the Honesdale Regional Board of Directors and the Directors Emeriti thereof shall serve at the discretion of the Citizens National Board of Directors.

     During 1995, Directors of HNC have received Four Hundred Dollars ($400) for each Directors' meeting attended and Two Hundred Seventy-five Dollars ($275) for each committee meeting attended, with the exception of Mr. Walter E. Daller, Jr., President and Chief Executive Officer of HNC, who does not receive committee fees. In addition, the Directors receive other benefits consisting of an annual retainer fee and bonus.

     Each member of the Board of Directors of Farmers & Merchants has entered into an agreement (a "Support Agreement") pursuant to which he has agreed to vote, or cause to be voted, his shares of Farmers & Merchants Common Stock as to which he has or shares voting power, individually or, to the extent of his proportionate interest, jointly with other persons, as well as other shares over which he may acquire beneficial ownership in favor of the Agreement and Plan of Reorganization and the proposed transaction, and use his best efforts to cause the proposed transaction to be effected. These persons own collectively 303,520 or 42.87 percent of the Farmers & Merchants Common Stock outstanding. SEE THE MERGER--Voting Agreements.

     All persons employed by Farmers & Merchants prior to the merger will be interviewed by Citizens National for purposes of determining employment after the effective date. Severance payments not in excess of Seventy-five Thousand Dollars ($75,000), in the aggregate, will be paid to FMB employees whose employment is terminated (other than for cause) after the Effective Date, and before the expiration of three (3) months following the Effective Date. Richard K. Arnold will be employed by Citizens National for at least six (6) months following the Effective Date at a salary equal to his salary in effect prior to the consummation of the Agreement and Plan of Reorganization.

     The directors and officers of HNC and its subsidiaries have no special interest in the proposed merger, other than in their capacity as shareholders of HNC, and will not receive any special consideration or compensation in connection with its consummation.

Recommendation of the Board of Directors of Farmers & Merchants

     For the reasons stated in this Prospectus/Proxy Statement, the Board of Directors of Farmers & Merchants has unanimously approved and adopted the Agreement and Plan of Reorganization and Agreement and Plan of Merger and believes that the proposed merger is in the best interests of the shareholders of Farmers & Merchants. Accordingly, the Board of Directors unanimously recommends that the shareholders vote in favor of the proposal to approve and adopt the Agreement and Plan of Reorganization and Agreement and Plan of Merger. SEE THE MERGER--Background of and Principal Reasons for the Merger.

     Certain of the directors and officers of Farmers & Merchants have personal interests in the consummation of the proposed merger in addition to their interests as shareholders of Farmers & Merchants. SEE GENERAL INFORMATION--SPECIAL MEETING OF FARMERS & MERCHANTS SHAREHOLDERS--Interests of Certain Persons in Matters to be Voted Upon.


                           THE MERGER

General Information

     The shareholders of Farmers & Merchants will be asked at the Special Meeting to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization among HNC, Farmers & Merchants and Citizens National and the Agreement and Plan of Merger by and between Farmers & Merchants and Citizens National. Under the terms of the Agreement and Plan of Reorganization and Agreement and Plan of Merger: (i) Farmers & Merchants will be merged with and into Citizens National; (ii) Citizens National will survive the merger; and (iii) all of the outstanding shares of Farmers & Merchants Common Stock will be converted into shares of HNC Common Stock. Farmers & Merchants is a Pennsylvania-chartered commercial bank and trust company and is currently regulated by the Pennsylvania Department of Banking and the FDIC. Citizens National is a national banking association, a wholly-owned subsidiary of HNC, and is currently regulated by the OCC. Following the proposed merger of Farmers & Merchants with and into Citizens National, the resulting bank will be a national banking association and a member of the Federal Reserve System. The OCC will be the primary regulator of the resulting bank. HNC, as the parent company of Citizens National, will continue to be a registered bank holding company that is regulated by the Federal Reserve Board. Citizens National has registered the fictitious name "Farmers & Merchants Bank" in order that the main office of Farmers & Merchants, which will become a branch of Citizens National, may trade and be known in the Honesdale area as Farmers & Merchants Bank.

     The precise terms and conditions of the proposed merger are set forth in the Agreement and Plan of Reorganization and Agreement and Plan of Merger, a copy of each is set forth as Exhibit "A" hereto. THE DISCUSSION WHICH FOLLOWS IS INTENDED ONLY AS A SUMMARY OF CERTAIN TERMS OF THE PROPOSED REORGANIZATION AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE AGREEMENT AND PLAN OF REORGANIZATION AND AGREEMENT AND PLAN OF MERGER.

     The Board of Directors of Farmers & Merchants has unanimously approved and adopted the Agreement and Plan of Reorganization and Agreement and Plan of Merger, believes the proposed merger is in the best interests of the shareholders of Farmers & Merchants, and unanimously recommends that the Shareholders vote FOR the following resolutions which will be presented at the Special Meeting:

          RESOLVED, that the Agreement and Plan of Reorganization and Agreement and Plan of Merger both dated September 7, 1995, by and among Harleysville National Corporation, The Citizens National Bank of Lansford and Farmers & Merchants Bank (Honesdale, PA.), entered into among the respective entities, approved and adopted by the Board of Directors of the respective entities, providing, among other things, for the merger of Farmers & Merchants Bank (Honesdale, PA.) with and into The Citizens National Bank of Lansford, a national banking association and a subsidiary of Harleysville National Corporation, and for the automatic conversion of shares of the common stock of Farmers & Merchants Bank (Honesdale, PA.) into shares of Harleysville National Corporation common stock in accordance with the Agreement and Plan of Reorganization and Agreement and Plan of Merger, is hereby approved, adopted, ratified and confirmed by the shareholders of Farmers & Merchants Bank (Honesdale, PA.);

          BE IT FURTHER RESOLVED, that the appropriate officers and directors of Farmers & Merchants Bank (Honesdale, PA.) are hereby authorized, empowered, directed and ordered, in the name and on behalf of Farmers & Merchants Bank (Honesdale, PA.), to execute all such documents and take all such other actions as they may in their discretion determine to be necessary, appropriate and desirable to carry out the intent and the purposes contemplated by the aforementioned Agreement and Plan of Reorganization and the Agreement and Plan of Merger and the foregoing resolution.

Background of and Principal Reasons for the Merger

     The Board of Directors of Farmers & Merchants has for several years, as part of its planning, periodically reviewed and evaluated the various strategic options and alternatives available to Farmers & Merchants. In particular, the Board has considered the relative merits of maintaining the independence of Farmers & Merchants and of merging Farmers & Merchants with a larger financial institution in light of the many recent changes in federal and state banking laws and their impact upon the financial services industry. The Board has also considered the desirability of increasing the liquidity of Farmers & Merchants Common Stock held by Farmers & Merchants' shareholders by arranging a merger in which Farmers & Merchants' shareholders would receive publicly-traded stock of a larger banking organization. The Board's primary consideration in taking the actions that lead to the execution of the Agreement and Plan of Reorganization and the Agreement and Plan of Merger was to provide a fair financial return to Farmers & Merchants' shareholders and increase the liquidity of their stock.

     Prior to executing the Agreement and Plan of Reorganization and the Agreement and Plan of Merger, the Board of Directors of Farmers & Merchants retained Danielson Associates Inc. ("Danielson"), an investment banking firm located at 6110 Executive Boulevard, Suite 504, Rockville, Maryland 20852, to provide financial advice regarding the proposed merger. The role of Danielson was limited to determining the fair sale value of Farmers & Merchants and in particular the fairness of the offer proposed by HNC from a financial point of view. Danielson was not responsible for negotiating or developing the terms of the proposed merger. The Board of Directors of Farmers & Merchants has received an opinion from Danielson to the effect that the terms of the Agreement and Plan of Reorganization and the Agreement and Plan of Merger with HNC and Citizens National are fair to the shareholders of Farmers & Merchants from a financial point of view. SEE THE MERGER--Opinion of Financial Advisor.

     For the reasons set forth below in this section and the immediately following section of this Prospectus/Proxy Statement, the Board of Directors of Farmers & Merchants has unanimously concluded that the proposed merger is in the best interests of Farmers & Merchants' shareholders, employees, customers and the community it serves. The following discussion explains how the proposed merger is to benefit each of these groups.

     As stated above, Danielson has advised Farmers & Merchants' Board of Directors that the terms of the Agreement and Plan of Reorganization and the Agreement and Plan of Merger are fair to Farmers & Merchants' shareholders from a financial point of view. In addition, the Board of Directors expects that the proposed merger will benefit the shareholders of Farmers & Merchants by providing them with equity ownership in a larger, publicly-traded banking organization and, thereby, increasing the liquidity of their investment. Historically, Farmers & Merchants Common Stock has been traded on a limited basis in the local over-the-counter market and in privately negotiated transactions. Upon consummation of the merger, the shareholders of Farmers & Merchants will receive HNC Common Stock which is more actively traded and is listed for quotation on the national market system of the National Association of Securities Dealers Automated Quotation System ("Nasdaq"). SEE COMPARATIVE STOCK PRICES AND DIVIDENDS AND RELATED SHAREHOLDER MATTERS.

     In addition to the benefits that the proposed merger would provide Farmers & Merchants' shareholders, the Board of Directors of Farmers & Merchants has determined that HNC and Citizens National would be attractive merger partners for several reasons. First, the merger would provide Farmers & Merchants with additional management and support systems which will better enable Farmers & Merchants to adapt its operations to the rapidly changing legal and competitive conditions within the banking industry, thus benefitting Farmers & Merchants employees and customers.

     A second benefit of the proposed merger to Farmers & Merchants' customers is that, as described in the following section entitled Additional Reasons for the Merger, Farmers & Merchants' Merger with HNC and Citizens National will enable Farmers & Merchants' banking office to offer customers an expanded range of products and services. Third, HNC and Citizens National share with Farmers & Merchants a strong commitment to the concept of community-oriented banking. Fourth, as discussed in the section below entitled Management and Operations Following the Merger, Farmers & Merchants will continue to employ and be administered by knowledgeable local residents for the benefit of the local community.

Additional Reasons for the Merger

     Recent changes in federal and state banking laws and regulations have had a major impact upon the banking industry in Pennsylvania and throughout the United States. In response to these changes, many mergers and consolidations involving banks and bank holding companies have occurred. Further merger activity is likely to occur in the future, resulting in increased concentration levels in banking markets and other significant changes in the competitive environment. These changes are expected to intensify competition in local and regional banking markets. In addition, recent changes in federal banking laws have significantly increased the severity and complexity of federal banking regulations as well as the costs banks must incur in complying with those regulations.

     From the standpoint of Farmers & Merchants, the proposed merger represents an attractive opportunity to acquire access to additional managerial expertise and specialized services offered by HNC and its banking subsidiary, Citizens National, thus permitting Farmers & Merchants' banking office to provide a broader range of services to its customers in the face of increasing competition from larger financial institutions. For example, following the merger, Farmers & Merchants will be able to provide new and expanded banking services to its customers that are provided currently by Citizens National. Citizens National has offered some innovative products to its marketplace. These products can be easily transferred and implemented, with some modifications for competitive pricing, into Farmers & Merchants' marketplace. One such product is called Kids Banking. This program concentrates on educating youth in the workings of the economic system, how banks interact within the economy, how to apply for credit, how to write checks and how to budget. The program attempts to involve local schools providing educational materials to teachers to promote better understanding of banking for students.

     Another program offered by Citizens National that would benefit Farmers & Merchants' marketplace is its "Seniors Program". The program requires a deposit relationship of minimum proportions and offers selected free banking services to seniors, along with social activities and educational opportunities.

     Citizens National has a wide range of deposit and loan products which could accommodate Farmers & Merchants' customers' borrowing needs. Lending could be expanded in Farmers & Merchants' marketplace by adding more competitive and additional products which will benefit Farmers & Merchants' community and its citizens. Citizens National's and Harleysville National's experienced management and greater financial resources are expected to provide a benefit. For example, Farmers & Merchants will be able to entertain more small to medium size business loans. Thus, the merger will enhance the ability of Farmers & Merchants to remain competitive and to satisfy customers' financial needs. The proposed merger will benefit HNC by expanding its market presence to the Honesdale area, thereby allowing it to compete in that region.

     The Board of Directors of Farmers & Merchants believes that the terms of the proposed merger are fair to, and in the best interests of, Farmers & Merchants and its shareholders and employees. Farmers & Merchants' Board of Directors also believes that the proposed merger will significantly enhance the ability of Farmers & Merchants to satisfy the financial needs of its customers and the communities which it serves.

Opinion of Financial Advisor

     Farmers & Merchants has engaged Danielson to act as its financial advisor for the purpose of evaluating the financial terms of the proposed merger. Farmers & Merchants selected Danielson because Danielson: (i) has extensive experience in the evaluation of banking organizations involved in merger transactions; and (ii) is familiar with Pennsylvania banking organizations and banking markets. Danielson had no material relationship with Farmers & Merchants during the past two years and no such relationship is presently contemplated, except for the advice provided by Danielson to Farmers & Merchants as described herein.

     To date, Farmers & Merchants has incurred from Danielson a fee, including expenses, of approximately Fifteen Thousand Eight Hundred Dollars ($15,800) for services rendered in connection with the proposed merger. Such services included an independent appraisal of the fair sale value of Farmers & Merchants and the issuance of a fairness opinion of the offer made by HNC. Except for the preparation of a supplemental opinion, referred to below, for which Danielson will receive an additional fee of approximately One Thousand Dollars ($1,000), Farmers & Merchants does not expect Danielson to provide additional services or to be paid additional fees in connection with the proposed merger.


     Danielson has delivered to the Board of Directors of Farmers & Merchants, its opinion dated January 2, 1996, stating that, based upon the review described therein, the consideration to be offered to Farmers & Merchants' shareholders in connection with the proposed merger is fair to the shareholders of Farmers & Merchants from a financial point of view. A copy of the opinion of Danielson is attached to this Prospectus/Proxy Statement as Exhibit "B" and should be read in its entirety by the shareholders of Farmers & Merchants.

     As set forth in its opinion, Danielson has relied without independent investigation upon the accuracy and completeness of the information that:
(i) was furnished by Farmers & Merchants and HNC; or (ii) is publicly available. In determining the fair sale value of Farmers & Merchants, Danielson has given primary emphasis to: (i) prices paid for commercial banks with similar financial, geographic market and structural characteristics; and (ii) the relationship of those prices to earnings and tangible equity capital.

     In the course of preparing its opinion, Danielson determined the "fair" sale value of the Farmers & Merchants' Common Stock as well as the valuation of the HNC Common Stock. Farmers & Merchants market, business and prospects were analyzed and its financial performance compared with banks in the same region as Farmers & Merchants. Likewise, the financial and stock performances of HNC were analyzed and compared to comparable banks whose stock is actively traded. Danielson also analyzed the movement of trading prices of the HNC Common Stock and dividend payments thereon, the dilutive effect of the proposed transaction with Farmers & Merchants and HNC's financial performance in relation to the trading prices of the HNC Common Stock. In determining the fair sale value of Farmers & Merchants, primary emphasis was given to prices paid for commercial banks with characteristics similar to those of Farmers & Merchants. This analysis showed that the transaction being proposed by HNC valued at approximately $12 Million or $17.00 per share, payable in HNC Common Stock was deemed by Danielson to be fair to Farmers & Merchants and its shareholders, from a financial point of view.

     The foregoing provides only a summary of the opinion of Danielson and is qualified in its entirety by reference to the full text of that opinion, a copy of which is set forth in Exhibit "B" to this Prospectus/Proxy Statement.


     Farmers & Merchants' management has received from Danielson a supplemental opinion which is dated as of the date of this Prospectus/Proxy Statement confirming that the consideration to be received by Farmers & Merchants' shareholders in connection with the merger is fair to Farmers & Merchants shareholders from a financial point of view. The receipt of such supplemental fairness opinion is a condition to Farmers & Merchants' obligation to consummate the merger.



Conversion and Exchange of Shares

     On the effective date of the merger, each share of Farmers & Merchants Common Stock then issued and outstanding will automatically be converted into and become at least .5915 but not more than .6915 shares of HNC Common Stock (the "collar exchange ratios"). The actual number within the range (subject to adjustment for certain stock dividends, stock splits and similar transactions) will be determined by dividing Seventeen Dollars ($17) by the arithmetic average of the per share closing prices for HNC Common Stock for the twenty (20) trading days immediately preceding the date which is five (5) business days before the effective date (as defined in the Agreement and Plan of Reorganization) of the merger, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System. The resulting quotient will be divided into the Seventeen Dollars ($17) and rounded to the nearest one-thousandth. If the resulting quotient, however, is less than .5915, or more than .6915, the collar exchange ratios will apply. Therefore, shareholders will receive an exchange ratio of at least .5915 shares but no more than .6915 shares of HNC Common Stock. Following the effective date of the merger, Farmers & Merchants shareholders will exchange their Farmers & Merchants Common Stock certificates for HNC Common Stock certificates in accordance with procedures described below in this section.

     No fractional shares of HNC Common Stock will be issued in connection with the merger. In lieu of the issuance of any fractional share to which he or she would otherwise be entitled, each former shareholder of Farmers & Merchants will receive cash in an amount equal to the fair market value of his or her fractional interest, in an amount equal to such fractional part of a share of HNC Common Stock multiplied by the Formula Price which is defined as Seventeen Dollars ($17) divided by the Formula Number rounded to the nearest cent.

     HNC and Farmers & Merchants anticipate that the effective date of the merger will occur during the first quarter of 1996, assuming no difficulties are encountered in obtaining the required regulatory approvals and shareholder approval, and all other conditions to closing are satisfied without unexpected delay. If for any reason, however, the effective date of the merger fails to occur by June 30, 1996 and the parties have not agreed otherwise prior to that date, the Agreement and Plan of Reorganization will terminate automatically.

     Following the effective date of the merger, each former shareholder of Farmers & Merchants will be obliged to surrender to HNC the Farmers & Merchants Common Stock certificates held by him or her. Detailed instructions concerning the procedure for surrendering Farmers & Merchants Common Stock certificates will be sent by HNC to each former shareholder of Farmers & Merchants on or promptly after the effective date of the merger. Upon proper surrender of his or her Farmers & Merchants Common Stock certificates, each former shareholder of Farmers & Merchants will be issued a stock certificate representing the number of whole shares of HNC Common Stock into which his or her shares of Farmers & Merchants Common Stock had been converted, together with a check in the amount of any cash to which he or she is entitled in lieu of the issuance of a fractional share of HNC Common Stock. Shareholders of Farmers & Merchants should not surrender their Farmers & Merchants Common Stock certificates for exchange until they receive written instructions to do so from HNC.

     Following the effective date of the merger and until properly requested and surrendered, each Farmers & Merchants Common Stock certificate will be deemed for all corporate purposes to represent the number of whole shares of HNC Common Stock which the holder would be entitled to receive upon its surrender. Provided, however, that HNC, at its option, may withhold dividends payable after the effective date of the merger to any former shareholder of Farmers & Merchants who has received written instructions from HNC but has not at that time surrendered his or her Farmers & Merchants Common Stock certificates. Any dividends so withheld, will be paid without interest to any former shareholder of Farmers & Merchants upon the proper surrender of his or her Farmers & Merchants Common Stock certificates.

     All Farmers & Merchants Common Stock certificates must be surrendered to HNC within two years after the effective date of the merger. In the event that any former shareholder of Farmers & Merchants does not properly surrender his or her Farmers & Merchants Common Stock certificates within that time, the shares of HNC Common Stock that would otherwise have been issued to him or her may, at the option of HNC, be sold and the net proceeds of such sale, together with the cash (if any) to which he or she is entitled in lieu of the issuance of a fractional share and any previously accrued and unpaid dividends, will be held in a non-interest bearing account for his or her benefit. From and after such sale, the sole right of such former shareholder of Farmers & Merchants will be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends will be paid to such former shareholder of Farmers & Merchants, without interest, upon proper surrender of his or her Farmers & Merchants Common Stock certificates.

     The foregoing discussion relating to the conversion and exchange of Farmers & Merchants Common Stock is only a summary which is provided for convenience. The foregoing discussion should be read in conjunction with, and is qualified in its entirety by, the terms of Article II of the Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization is reproduced in full and set forth in Exhibit "A" of this Prospectus/Proxy Statement.

Voting Agreements

     In connection with the Agreement and Plan of Reorganization, the directors of Farmers & Merchants have entered into agreements to vote certain shares beneficially owned by them in favor of the merger. Specifically, each member of the Board of Directors of Farmers & Merchants has entered into an agreement (a "Support Agreement") pursuant to which he has agreed to vote, or cause to be voted, his shares of Farmers Common Stock as to which he has or shares voting power, individually or, to the extent of his proportionate interest, jointly with other persons, as well as other shares over which he may acquire beneficial ownership in favor of the Agreement and Plan of Reorganization and the proposed transaction, and use his best efforts to cause the proposed transaction to be effected. In the aggregate, these agreements commit 303,520 shares of Farmers &

Merchants Common Stock or 42.87 percent of the total shares outstanding to be voted in favor of the merger.

     The agreements further provide that with respect to the shares of Farmers & Merchants Common Stock owned by the directors, until the merger has been consummated or the Agreement and Plan of Reorganization has been terminated, such persons will not: (i) sell or otherwise transfer their respective shares of Farmers & Merchants Common Stock; (ii) exercise any previously granted stock option; (iii) directly or indirectly solicit or encourage inquiries or proposals from or participate in any discussion or negotiations with any other person, entity or group concerning any sale of assets, sale of shares, merger, consolidation or similar transaction involving Farmers & Merchants.

Business Pending the Effective Date

     Pursuant to the Agreement and Plan of Reorganization, Farmers & Merchants is required, pending the effective date of the merger, to conduct its business in the usual, regular and ordinary course, consistent with prudent business judgment. Farmers & Merchants may not take any action not in the ordinary course of business without the prior written consent of HNC. Farmers & Merchants has agreed that, in general, pending the effective date of the merger, it will not take any of the following actions without the written consent of HNC: (i) amend its articles of incorporation or bylaws; (ii) enter into or assume any material contract not in the ordinary course; (iii) breach any warranty or covenant set forth in the Agreement and Plan of Reorganization; (iv) declare and pay cash dividends in excess of Seven Cents ($.07) per share during each of the third and fourth calendar quarters of 1995, and, if the effective date of the merger is after the record date of the HNC 1996 first quarter dividend, Farmers & Merchants may pay a regular quarterly cash dividend for the first calendar quarter not in excess of Twelve Cents ($.12) per share; likewise, if the effective date of the merger is after the record date of the HNC 1996 second quarter dividend, Farmers & Merchants may pay a regular quarterly cash dividend not in excess of Twelve Cents ($.12) per share; (v) authorize, purchase, issue or sell shares of Farmers & Merchants Common Stock or any other equity or debt securities or derivatives; (vi) increase the rate of compensation or make a bonus or severance payment to any employee of Farmers & Merchants; (vii) enter into any related party transaction other than extensions of credit in the ordinary course of business; (viii) affect any capitalization reclassification, stock dividends or splits; (ix) enter into or modify any pension, retirement, stock option or similar benefit plan; (x) merge with any other entity; and
(xi) solicit or encourage inquiries in connection with a business combination involving Farmers & Merchants, other than as contemplated by the Agreement and Plan of Reorganization.

     There have been no material contracts or other transactions between Farmers & Merchants and HNC since signing the Agreement and Plan of Reorganization, nor have there been any material contracts, arrangements, relationships or transactions between Farmers & Merchants and HNC during the past five years, other than in connection with the Agreement and Plan of Reorganization described herein.

Conditions, Amendment and Termination

     The obligations of HNC and Farmers & Merchants to consummate the merger are subject to a number of conditions and contingencies as set forth in the Agreement and Plan of Reorganization, the most significant of which include: (i) approval by the shareholders of Farmers & Merchants; (ii) approval by federal banking regulators; (iii) the receipt of a favorable opinion of counsel concerning certain federal income tax consequences relating to the merger; (iv) continued effectiveness of the registration statement concerning the Prospectus/Proxy Statement; (v) the absence of any pending or threatened action, suit or proceeding before any federal, state or local governmental authority or arbitration tribunal seeking to modify or otherwise affect the transactions contemplated by the merger; (vi) the continuing accuracy in all material respects of the representations and warranties and the absence of any breach of any of the covenants made by HNC or Farmers & Merchants; (vii) the receipt of opinions from counsel for Farmers & Merchants and from counsel for HNC concerning certain legal matters; (viii) the absence of any material adverse change in the financial condition, business or future prospects of HNC or Farmers & Merchants; (ix) the determination that the merger can be accounted for as a pooling of interests for financial reporting purposes; (x) the determination of HNC and Farmers & Merchants and their counsel that all applicable federal and state securities and anti-trust laws have been complied with; (xi) the exercise by dissenting shareholders of dissenters' rights with respect to less than 35,400 shares of Farmers & Merchants Common Stock; (xii) the absence of discovery of any material previously undisclosed environmental problem affecting HNC or Farmers & Merchants; (xiii) the execution by each of the directors of Farmers & Merchants of a support agreement; (xiv) the execution by Farmers & Merchants of an investment agreement; (xv) the receipt of a fairness opinion from an investment advisor as of the date of this Prospectus/Proxy Statement concerning the fairness to the shareholders of Farmers & Merchants from a financial point of view of the terms of the transactions contemplated by the merger; and (xvi) the delivery of certificates at closing, by officers of HNC and Farmers & Merchants, confirming satisfaction of the foregoing.

     To the extent permitted by law, the Agreement and Plan of Reorganization may be amended by mutual consent and any term or condition thereof may be waived by the party entitled to its benefit at any time before the effective date of the merger, whether before or after the approval of the Agreement and Plan of Reorganization by Farmers & Merchants' shareholders and without seeking shareholder approval provided, however, that no change to the amount of consideration to be received by the shareholders of Farmers & Merchants can be adopted unless and until the shareholders of Farmers & Merchants approve, adopt or ratify such change in accordance with applicable federal and state law.

     The Agreement and Plan of Reorganization may be terminated at any time before the effective date of the merger, whether before or after its approval and adoption by the shareholders of Farmers & Merchants by: (i) mutual consent of all of the parties; (ii) unilateral action by each of the parties in the event of a material breach by any other party of any representation, warranty or covenant not cured within thirty (30) days or failure to satisfy any condition precedent to the terminating party's obligation to consummate the merger through no fault of the terminating party; or (iii) automatically in the event of a failure to consummate the merger by June 30, 1996, unless extended in writing prior that date.

Effective Date

     The proposed merger will become effective on the date and according to the provisions specified in the "Certificate of Merger" issued by the OCC. The Certificate of Merger is expected to be issued as soon as reasonably possible after all conditions precedent have been satisfied or waived. HNC and Farmers & Merchants intend to consummate the merger during the first quarter of 1996, assuming that the merger is approved by Farmers & Merchants' shareholders, all required regulatory approvals have been obtained and all other conditions to closing have been satisfied or waived by that time. The Agreement and Plan of Reorganization will automatically be terminated and the proposed merger cancelled if all applicable conditions have not been satisfied by June 30, 1996, unless the parties have agreed prior to that date to extend the termination date. In addition, the Agreement and Plan of Reorganization provides that the closing of the merger must occur within sixty (60) days after all applicable conditions, including regulatory approvals, have been satisfied.

Management and Operations Following the Merger

     On the effective date of the merger, Farmers & Merchants will be merged with and into Citizens National. Citizens National will survive the merger. Citizens National has filed a fictitious name to trade in the Honesdale area as Farmers & Merchants Bank after the effective date of the transaction. The shareholders of Farmers & Merchants will become shareholders of HNC. The Boards of Directors of HNC and Citizens National following the merger will include the same persons who are members of those Boards of Directors immediately before the merger, each of whom will serve until his or her successor is elected and has qualified. Additionally, after the merger, a Regional Board of Directors for the Honesdale area ("Honesdale Regional Board of Directors") will be established consisting of all the current members of the Farmers & Merchants Board of Directors. The members of Farmers & Merchants Board of Directors may serve, if they so desire, as Directors Emeriti of the Honesdale Regional Board of Directors.

     The Honesdale Regional Board of Directors, including Directors Emeriti, if any, will serve for a minimum period of one year, receiving fees of Two Hundred Dollars ($200) per month from the effective date, and thereafter, at the discretion of the Citizens National Board of Directors.


     Upon the effective date of the merger, all officers and employees of Farmers & Merchants will become employees of Citizens National. Prior to the effective date, HNC and Citizens National may interview employees of Farmers & Merchants for purposes of determining employment after the effective date of the merger. Richard K. Arnold will remain employed by Citizens National for at least six (6) months after the effective date at a salary equal to his salary in effect prior to September 7, 1995.

Federal Income Tax Consequences

     Pursuant to the Agreement and Plan of Reorganization, an opinion will be provided by Shumaker Williams, P. C., counsel for HNC, which will state, for federal income tax purposes:

     1. The transactions contemplated by the Agreement and Plan of Reorganization will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

     2. No gain or loss will be recognized by HNC or Farmers & Merchants as a result of the reorganization;

     3. No gain or loss will be recognized by the shareholders of Farmers & Merchants upon receipt of HNC Common Stock in exchange for the Farmers & Merchants Common Stock pursuant to the provisions of the Agreement and Plan of Reorganization, except in respect of cash which is received in lieu of the issuance of fractional shares of HNC Common Stock (or by any shareholder of Farmers & Merchants who exercises dissenters' rights);

     4. In the case of cash received by any shareholder of Farmers & Merchants in lieu of the issuance of a fractional share of HNC Common Stock, taxable gain or loss will be recognized by such shareholder to the extent of the difference between the amount of the cash received and the adjusted tax basis of such fractional share interest;

     5. In the case of cash received by any shareholder of Farmers & Merchants who exercises dissenters' rights, taxable gain or loss will be recognized by such shareholder to the extent of the difference between the amount of the cash received and the adjusted tax basis of the shares as to which dissenters' rights are exercised;

     6. The tax basis of the HNC Common Stock to be received by the shareholders of Farmers & Merchants pursuant to the provisions of the Agreement and Plan of Reorganization will be the same as the tax basis of Farmers & Merchants Common Stock surrendered in exchange therefor; and

     7. The holding period of the HNC Common Stock to be received by the shareholders of Farmers & Merchants pursuant to the provisions of the Agreement and Plan of Reorganization will include the holding period of the Farmers & Merchants Common Stock surrendered in exchange therefor, provided such Farmers & Merchants Common Stock is held as a capital asset on the effective date of the proposed merger.

     The foregoing is intended only as a general summary of certain federal income tax consequences of the proposed merger under present law. Each shareholder of Farmers & Merchants is urged to consult his or her own tax advisor concerning the particular tax consequences of the proposed merger as they affect his or her individual circumstances, including the impact of any applicable estate, gift, state, local, foreign or other tax.

Warrant Agreement

     In connection with the Agreement and Plan of Reorganization, HNC and Farmers & Merchants have entered into an "Investment Agreement" and Farmers & Merchants has issued to HNC a warrant thereunder (collectively the "Warrant Agreement") entitling HNC to purchase up to approximately 19.9 percent of Farmers & Merchants' outstanding Common Stock, upon the occurrence of certain events summarized below. The Warrant Agreement covers 140,900 shares of the Farmers & Merchants Common Stock at a per share exercise price of Seventeen Dollars ($17), subject to adjustment.

     The Warrant Agreement is designed to compensate HNC for its risks, costs and expenses and the commitment of resources associated with the merger in the event the merger is not consummated due to an attempt by a third person to gain control of Farmers & Merchants. The Warrant Agreement provides that HNC may not sell, assign, transfer or exercise its warrant without the written consent of Farmers & Merchants except upon: (i) a willful breach of the Agreement and Plan of Reorganization by Farmers & Merchants; (ii) the failure of Farmers & Merchants shareholders to approve the Agreement and Plan of Reorganization after the announcement by any third person of an offer or proposal to acquire 15 percent or more of the Farmers & Merchants Common Stock or merge or consolidate with Farmers & Merchants or to purchase substantially all of its assets; (iii) the acquisition by a third person of beneficial ownership of 15 percent or more of the Farmers & Merchants Common Stock; (iv) the commencement by a third person of a tender offer or exchange offer to acquire 15 percent or more of the Farmers & Merchants Common Stock; or (v) the entry by Farmers & Merchants into an agreement or understanding with a third person to acquire, merge, or consolidate with Farmers & Merchants or to acquire substantially all of its assets (each of the foregoing is referred to herein as a "Warrant Event"). No Warrant Event has occurred as of the date of this Prospectus/Proxy Statement and neither HNC nor Farmers & Merchants is aware that any Warrant Event is contemplated by any third person. The Warrant Agreement may discourage third persons from making competing offers to acquire Farmers & Merchants and is intended to increase the likelihood that the merger is consummated in accordance with the terms set forth in the Agreement and Plan of Reorganization.

     If a Warrant Event occurs, HNC may exercise the warrant in whole or in part or may sell or transfer all or part of the warrant to other persons. Under Federal Banking Law, exercise of the warrant for more than 5 percent of the outstanding Farmers & Merchants Common Stock would require approval of the Federal Reserve Board. Any sale by HNC of the warrant or of the shares of Farmers & Merchants Common Stock purchased thereunder would be subject to a right of first refusal by Farmers & Merchants.

     HNC may require Farmers & Merchants, subject to regulatory approval, to redeem the warrant or any shares of Farmers & Merchants Common Stock purchased thereunder if: (i) a third person acquires beneficial ownership of 50 percent or more of the Farmers & Merchants Common Stock; or (ii) Farmers & Merchants enters into an agreement or understanding with a third person for the third person to acquire, merge or consolidate with Farmers & Merchants or to acquire substantially all of its assets (each of the foregoing is referred to herein as a "Redemption Event"). In general, the per share redemption price for the warrant would be the higher of 110 percent of the exercise price or the highest price paid or agreed to be paid by the third person in connection with the Redemption Event. The ability of Farmers & Merchants to effect any such redemption or repurchase of any shares issued under the Warrant Agreement would be subject to obtaining the approval of the Pennsylvania Department of Banking. The Pennsylvania Department of Banking could prohibit redemption if, in its view, the redemption would constitute an unsafe or unsound banking practice.

     The Warrant Agreement also contains provisions giving Farmers & Merchants the right to repurchase shares of Farmers & Merchants Common Stock issued under the warrant in certain limited circumstances and provisions for issuance of a substitute warrant to purchase shares of the surviving or acquiring company in the event of a merger or other acquisition of Farmers & Merchants.

     Unless the merger is effected, certain conditions to closing become incapable of satisfaction or HNC shall have engaged in a willful breach of the Agreement and Plan of Reorganization, the rights under the Warrant Agreement shall not terminate until the later of July 1, 1997 or twelve
(12) months after the date of a Warrant Event. In the event that a Warrant Event occurs prior to the valid termination of the Agreement and Plan of Reorganization, the Warrant will remain exercisable until the date set forth above even if the Agreement and Plan of Reorganization automatically terminates on June 30, 1996, the termination date of the Agreement and Plan of Reorganization.

     The foregoing description is intended only as a summary of the provisions of the Warrant Agreement and does not purport to be complete.
It is qualified in its entirety by reference to the Warrant Agreement which has been filed with the Securities and Exchange

Commission as an exhibit to the HNC SEC Form S-4 Registration Statement. The Warrant Agreement is incorporated in this Prospectus/Proxy Statement by reference to such filing.

Accounting Treatment

     The Agreement and Plan of Reorganization contemplates that the proposed merger will be treated as a pooling of interests for financial accounting purposes. If HNC would be required to purchase more than 10 percent of the outstanding shares of Farmers & Merchants Common Stock for cash, due to the purchase of fractional shares and the exercise of dissenters' rights by Farmers & Merchants shareholders, or if other conditions arise which would prevent the merger from being treated as a pooling of interests for financial accounting purposes, HNC has the right to terminate the Agreement and Plan of Reorganization and to cancel the proposed merger.

Rights of Dissenting Shareholders

     In accordance with the provisions of Section 215a of Title 12, United States Code (12 U.S.C. Section 215a), any shareholder of Farmers & Merchants who wishes to exercise dissenters' rights with respect to the proposed merger must either: (i) vote against the proposed merger; or (ii) file a written notice prior to or at the Special Meeting convened to vote upon the proposed merger, stating that he or she dissents from the proposed merger, which written notice should be addressed to Richard J. Shershenovich, President, Farmers & Merchants Bank (Honesdale, PA.), 1001 Main Street, Honesdale, PA 18431. In addition, any shareholder of Farmers & Merchants wishing to exercise dissenters' rights must make a written request for payment to HNC, accompanied by the surrender of his or her Farmers & Merchants Common Stock certificates at any time before thirty
(30) days after the effective date of the merger which written requests and surrender should be sent to Jo Ann M. Bynon, Assistant Secretary of the Board, Harleysville National Corporation, 483 Main Street, Harleysville, Pennsylvania 19438. Dissenting shareholders who fail to follow the procedure specified in this paragraph will lose their dissenters' rights under the foregoing statutory provisions.

     Any dissenting shareholder who does comply with the procedures described in the preceding paragraph will be entitled, following the effective date of the merger, to receive in cash the value of the shares of Farmers & Merchants Common Stock held by him or her, determined as of the effective date of the merger. The value of any shares of Farmers & Merchants Common Stock held by such person will be determined by an appraisal committee of three persons. One member of the appraisal committee will be chosen by a majority vote of all qualifying dissenting shareholders, one member will be chosen by the Board of Directors of Farmers & Merchants and the third member will be selected by the two members so chosen. A valuation of the shares may be agreed upon by any two of the members of the appraisal committee.

     If the appraisal committee's evaluation is not satisfactory to any qualifying dissenting shareholder, such a shareholder may, within five (5) days after receiving notice of such evaluation, appeal to the OCC, who will make a binding and final reappraisal as to the value of the shares held by such shareholder. If within ninety (90) days from the effective date of the merger: (i) one or more appraisal committee members have not been selected for any reason; or (ii) the appraisal committee is not able to agree by a vote of two or more members, on the value of the shares held by qualifying dissenting shareholders, the OCC upon the request of any interested party will make a binding and final appraisal of the value of such shares. The expenses of the OCC making a reappraisal or appraisal will be paid by HNC.

     The foregoing discussion is only a summary of the rights and obligations of a dissenting shareholder and is qualified in its entirety by reference to the provisions of Section 215a of Title 12 of the United States Code, which are reproduced and set forth in full in Exhibit "C" to this Prospectus/Proxy Statement. Failure to follow the procedure set forth ((in 12 U.S.C. Section 215a governing the exercise of dissenters' rights will result in the loss of such rights. Shareholders may wish to consult legal counsel if they are considering a possible exercise of dissenters' rights.

     Pursuant to the Agreement and Plan of Reorganization, HNC has the right to terminate such agreement and to cancel the proposed merger if Farmers & Merchants shareholders exercise dissenters' rights with respect to 35,400 or more shares of Farmers & Merchants Common Stock. HNC could waive this right but has no present intention to do so. SEE THE MERGER-- Conditions, Amendment and Termination, and THE MERGER--Accounting Treatment.

Restriction on Resale of HNC Common Stock Held By Affiliates of Farmers & Merchants

     The shares of HNC Common Stock to be issued upon consummation of the proposed merger have been registered with the SEC under the Securities Act of 1933 (the "1933 Act") and, following the merger, may be freely resold or otherwise transferred by all former shareholders of Farmers & Merchants, except those former shareholders who are deemed "affiliates" of Farmers & Merchants, within the meaning of SEC Rules 144 and 145. In general terms, any person who is an executive officer, director or 10 percent shareholder of Farmers & Merchants at the time of the Special Meeting may be deemed to be an affiliate of Farmers & Merchants for purposes of SEC Rules 144 and 145.

     HNC Common Stock received by persons who are deemed to be affiliates of Farmers & Merchants may be resold only: (i) in compliance with the provisions of SEC Rule 145(d); (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act; or (iii) pursuant to an effective registration statement filed with the SEC. In general terms, SEC Rule 145(d) would permit an affiliate of Farmers & Merchants to sell shares of HNC Common Stock received by him or her in ordinary brokerage transactions subject to certain limitations on the number of shares which may be resold in any consecutive three (3) month period. Notwithstanding the foregoing, an affiliate of Farmers & Merchants may not, as a general rule and subject to an exception in a case of certain de minimis sales: (i) sell any shares of Farmers & Merchants Common Stock during the 30-day period immediately preceding the effective date of the merger; or (ii) sell any shares of HNC Common Stock received by him or her in exchange for his or her shares of Farmers & Merchants Common Stock until after the publication of financial results covering at least thirty (30) days of post-merger combined operations.

     Under the terms of the Agreement and Plan of Reorganization, each person who may be deemed to be an affiliate of Farmers & Merchants is required, prior to the closing of the merger, to deliver to HNC, a letter in form and substance satisfactory to HNC, acknowledging and agreeing to abide by the limitations imposed by the 1933 Act and the rules of the SEC thereunder regarding the sale or other disposition of the shares of HNC Common Stock to be received by him or her pursuant to the merger.


             COMPARATIVE STOCK PRICES AND DIVIDENDS
                AND RELATED SHAREHOLDER MATTERS

Common Stock of HNC

     HNC Common Stock is traded in the over-the-counter market and is listed on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") under the symbol "HNBC". The table below sets forth, for the periods indicated, high and low bid quotations for HNC Common Stock as reported on Nasdaq, and cash dividends paid per share. The quotations set forth in the table represent quotations between dealers, do not include retail markups, markdowns or commissions, and may not represent actual transactions. All information has been adjusted for stock dividends and splits throughout the period.



                                                 Cash Dividends
         1995                 High       Low     Paid Per Share


First Quarter                 28.00      25.00       0.180
Second Quarter                28.00      25.00       0.180
Third Quarter                 28.50      25.00       0.190
Fourth Quarter to date        28.50      26.25       0.240<F1>

         1994

First Quarter                 31.43      20.00       0.133
Second Quarter                31.43      28.57       0.153
Third Quarter                 30.95      26.07       0.153
Fourth Quarter                28.10      24.76       0.171

                              -21-


         1993

First Quarter                 18.10      16.67       0.119
Second Quarter                18.57      16.67       0.119
Third Quarter                 19.05      16.90       0.124
Fourth Quarter                21.19      18.10       0.128
____________________


<F1>  Payable on December 29, 1995.



     On November 28, 1995, the closing bid and asked quotations for HNC Common Stock as reported on Nasdaq were, respectively, Twenty-six Dollars and Twenty-five Cents ($26.25) and Twenty-eight Dollars ($28.00). On Thursday, September 7, 1995, the last trading day before public announcement of the agreement in connection with the proposed merger, the closing bid and asked quotations for HNC Common Stock were Twenty-six Dollars ($26) and Twenty-eight Dollars and Fifty Cents ($28.50), respectively, as reported on Nasdaq. As of December 12, 1995, HNC Common Stock was held by 2,067 holders of record. HNC has in the past paid regular quarterly cash dividends to its shareholders on or about March 31, June 30, September 30, and December 31, of each year.

Common Stock of Farmers & Merchants

     Farmers & Merchants Common Stock has historically been traded on a limited basis in the local over-the-counter market and in privately negotiated transactions. Because trading in Farmers & Merchants Common Stock is sporadic, it cannot be said that an established trading market exists. The only bid information concerning the Farmers & Merchants Common Stock of which Farmers & Merchants management is aware came from Dean Witter Reynolds, as quoted in the Scranton Tribune/Times of Scranton, Pennsylvania who provided bids periodically in 1995 in the amount of Fourteen Dollars and Thirty-eight Cents ($14.38) per share.

     The most recent sale of Farmers & Merchants Common Stock of which Farmers & Merchants management is aware is a trade of 240 shares that occurred on April 18, 1995, at a price of Fifteen Dollars and Twenty-five Cents ($15.25) per share.

     Farmers & Merchants has in the past paid regular quarterly dividends to its shareholders on or about March 1, June 1, September 1, and December 1, of each year.


            PRO FORMA COMBINED FINANCIAL INFORMATION

     The unaudited pro forma combined condensed balance sheet and the unaudited pro forma combined condensed statements of income of HNC set forth below give effect, using the pooling of interests method of accounting, to the proposed acquisition of Farmers & Merchants based upon an exchange ratio of .6415 share of HNC for each share of Farmers & Merchants Common Stock. The unaudited pro forma combined condensed balance sheet is presented as though the proposed merger had occurred on September 30, 1995. The unaudited pro forma combined condensed income statements are presented as though the proposed merger had occurred on the first day of each respective reporting period presented.

     The pro forma financial information set forth below is not necessarily indicative of the financial condition or results of operations of HNC as they would have been had the proposed merger occurred during the periods presented or as they may be in the future. The pro forma financial information set forth below should be read in conjunction with the financial statements of HNC, including the notes thereto, which are incorporated by reference, and the financial statements of Farmers & Merchants, including the notes thereto, which appear elsewhere in this Prospectus/Proxy Statement. SEE INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE AND FARMERS & MERCHANTS BANK--INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL INFORMATION.


       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
                Combined Pro Forma Balance Sheet
                         (In Thousands)
                       September 30, 1995
                           (Unaudited)


                        Harleysville Farmers &
                          National   Merchants Adjust-  Pro Forma
                        Corporation    Bank     ments   Combined


ASSETS
Cash and Due from banks   $  33,834 $     420 $        $  34,254
Interest bearing deposits
 in banks                       347     1,959              2,306
Federal funds sold           10,600     3,750             14,350
Investment securities       108,726    13,302            122,028
Securities available for
 sale                        94,281    17,560            111,841
Loans                       591,516    27,056            618,572
Less:  Unearned income       (9,488)     (287)            (9,775)
       Allowance for loan
        losses               (9,290)     (214)            (9,504)
                          _________ _________          _________
         Net loans          572,738    26,555            599,293
                          _________ _________          _________
Bank premises and
 equipment, net              10,744       920             11,664
Accrued income receivable     5,635       680              6,315
Other assets                  6,023       409              6,432
                          _________ _________          _________
  Total assets            $ 842,928 $  65,555          $ 908,483
                          ========= =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing    $ 107,061 $   6,057 $        $ 113,118

                              -23-


  Interest bearing:
    NOW accounts             78,170     4,912             83,082
    Money market accounts   136,076     4,781            140,857
    Savings                  84,554    16,106            100,660
    Time                    305,533    24,144            329,677
                          _________ _________          _________
      Total deposits        711,394    56,000            767,394
Accrued interest payable     10,108       319             10,427
Borrowings                   40,076        --             40,076
Other liabilities             5,567       689              6,256
                          _________ _________          _________
  Total liabilities         767,145    57,008            824,153

Shareholders' equity:
  Series preferred stock
    (HNC only)                   --                           --
  Common stock outstanding
    5,873,682 in 1995 for HNC
    and 708,016 for FMB       5,874     1,440      (986)   6,328
  Surplus                    27,487     2,400       986   30,873
  Undivided profits          42,500     3,550             46,050
  Net unrealized gains
    (losses) on securities
    available for sale,
    net of taxes                (78)    1,157              1,079
                          _________ _________          _________
  Total shareholders'
    equity                   75,783     8,547             84,330
                          _________ _________          _________
  Total liabilities and
    shareholders' equity  $ 842,928 $  65,555          $ 908,483
                          ========= =========          =========
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
        Pro Forma Combined Condensed Statement of Income


            For Period Ended September 30, 1995
                       (Unaudited)


                         Harleysville     Farmers &
                           National       Merchants    Pro Forma
                         Corporation        Bank       Combined

(Dollars in Thousands,
  except per share data)

Interest Income           $  47,780       $   3,099    $  50,879
Interest Expense             19,693           1,448       21,141
                          _________       _________    _________

Net Interest Income          28,087           1,651       29,738
Loan Loss Provision           1,643               9        1,652
                          _________       _________    _________

Net Interest Income After
  Loan Loss Provision        26,444           1,642       28,086

                              -24-


Noninterest Income            3,090              91        3,181
Noninterest Expense          17,055           1,096       18,151
                          _________       _________    _________

Income Before Income Taxes   12,479             637       13,116

Income Taxes                  3,678             178        3,856
                          _________       _________    _________

Income From Continuing
  Operations              $   8,801       $     459    $   9,260
Net Income Per Share
  Primary                      1.49             .65         1.46
  Fully Diluted                1.49             .65         1.46

Average Number of Shares of
Common Stock Outstanding
  Primary                 5,891,873         708,016    6,346,065
  Fully Diluted           5,892,389         708,016    6,346,581
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
                Combined Pro Forma Balance Sheet
                         (In Thousands)
                       September 30, 1994
                           (Unaudited)


                        Harleysville Farmers &
                          National   Merchants Adjust-  Pro Forma
                        Corporation    Bank     ments   Combined


ASSETS
Cash and Due from banks   $  36,054 $     479 $        $  36,533
Interest bearing deposits
 in banks                       690     2,177              2,867
Federal funds sold               --     2,685              2,685
Investment securities        82,073     5,525             87,598
Securities available for
 sale                       108,197    28,031            136,228
Loans                       551,734    26,652            578,386
Less:  Unearned income       (9,896)     (325)           (10,221)
       Allowance for loan
        losses               (7,667)     (216)            (7,883)
                          _________ _________          _________
         Net loans          534,171    26,111            560,282
                          _________ _________          _________
Bank premises and
 equipment, net               9,056       960             10,016
Accrued income receivable     4,903       575              5,478
Other assets                  6,356       221              6,577
                          _________ _________          _________
  Total assets            $ 781,500 $  66,764          $ 848,264
                          ========= =========          =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing    $ 102,715 $   6,769 $        $ 109,484
  Interest bearing:
    NOW accounts             81,245     5,176             86,421
    Money market accounts   172,084     4,790            176,874

                              -25-


    Savings                  88,489    19,261            107,750
    Time                    240,000    22,515            262,515
                          _________ _________          _________
      Total deposits        684,533    58,511            743,044
Accrued interest payable      7,290       237              7,527
Borrowings                   18,799        --             18,799
Other liabilities             4,715       360              5,075
                          _________ _________          _________
  Total liabilities         715,337    59,108            774,445

Shareholders' equity:
  Series preferred stock
    (HNC only)                   --                          --
  Common stock outstanding
    5,451,461 in 1994 for HNC
    and 708,016 for FMB       5,451     1,440      (986)   5,905
  Surplus                    16,555     2,400       986   19,941
  Undivided profits          46,431     3,202             49,633
  Net unrealized gains
    (losses) on securities
    available for sale,
    net of taxes             (2,274)      614             (1,660)
                          _________ _________          _________
  Total shareholders'
    equity                   66,163     7,656             73,819
                          _________ _________          _________
  Total liabilities and
    shareholders' equity  $ 781,500 $  66,764          $ 848,264
                          ========= =========          =========
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
        Pro Forma Combined Condensed Statement of Income

            For Period Ended September 30, 1994
                           (Unaudited)


                         Harleysville     Farmers &
                           National       Merchants    Pro Forma
                         Corporation        Bank       Combined


(Dollars in Thousands,
  except per share data)

Interest Income           $  39,887       $   2,787    $  42,674
Interest Expense             13,977           1,235       15,212
                          _________       _________    _________

Net Interest Income          25,910           1,552       27,462
Loan Loss Provision           2,008              15        2,023
                          _________       _________    _________

Net Interest Income After
   Loan Loss Provision        23,902           1,537       25,439

Noninterest Income            3,948             204        4,152
Noninterest Expense          16,088           1,205       17,293
                          _________       _________    _________

                              -26-


Income Before Income Taxes   11,762             536       12,298

Income Taxes                  3,523             156        3,679
                          _________       _________    _________

Income From Continuing
  Operations              $   8,239       $     380    $   8,619

Net Income Per Share
  Primary                      1.40             .54         1.36
  Fully Diluted                1.40             .54         1.36

Average Number of Shares of
Common Stock Outstanding
  Primary                 5,865,915         708,383    6,320,343
  Fully Diluted           5,865,915         708,383    6,320,343
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
                Combined Pro Forma Balance Sheet
                         (In Thousands)
                        December 31, 1994
                           (Unaudited)


                        Harleysville Farmers &
                          National   Merchants Adjust-  Pro Forma
                        Corporation    Bank     ments    Combined


ASSETS
Cash and Due from banks   $  35,390 $     455 $        $  35,845
Interest bearing deposits
 in banks                       206     1,799              2,005
Federal funds sold               --       975                975
Investment securities        82,867     7,502             90,369
Securities available for
 sale                       102,211    24,237            126,448
Loans                       578,063    26,818            604,881
Less:  Unearned income       (9,804)     (322)           (10,126)
       Allowance for loan
         losses               (7,934)     (216)           (8,150)
                          _________ _________         _________
         Net loans          560,325    26,280           586,605
                          _________ _________         _________
Bank premises and
 equipment, net               8,795       953             9,748
Accrued income receivable     4,726       516             5,242
Other assets                  5,259       173             5,432
                          _________ _________         _________
  Total assets            $ 799,779 $  62,890         $ 862,669
                          ========= =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing    $ 110,503 $   4,669 $       $ 115,172
  Interest bearing:
    NOW accounts             83,829     4,825            88,654
    Money market accounts   162,219     5,534           167,753
    Savings                  88,201    16,950           105,151
    Time                    243,826    22,770           266,596
                          _________ _________         _________

                              -27-


      Total deposits        688,578    54,748           743,326
Accrued interest payable      8,059       259             8,318
Borrowings                   35,322        --            35,322
Other liabilities             1,245       275             1,520
                          _________ _________         _________
  Total liabilities         733,204    55,282           788,486

Shareholders' equity:
  Series preferred stock
    (HNC only)                   --                            --
  Common stock outstanding
    5,753,294 in 1994 for HNC
    and 708,016 for FMB       5,753     1,440      (986)  6,207
  Surplus                    24,416     2,400       986  27,802
  Undivided profits          39,718     3,311            43,029
  Net unrealized gains
    (losses) on securities
    available for sale,
    net of taxes             (3,312)      457            (2,855)
                          _________ _________         _________
  Total shareholders'
    equity                   66,575     7,608            74,183
                          _________ _________         _________
  Total liabilities and
    shareholders' equity  $ 799,779 $  62,890         $ 862,669
                          ========= =========         =========
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
        Pro Forma Combined Condensed Statement of Income

                For Year Ended December 31, 1994
                           (Unaudited)


                         Harleysville     Farmers &
                           National       Merchants    Pro Forma
                         Corporation        Bank       Combined


(Dollars in Thousands,
  except per share data)

Interest Income           $  54,614       $   3,766    $  58,380
Interest Expense             19,439           1,662       21,101
                          _________       _________    _________

Net Interest Income          35,175           2,104       37,279
Loan Loss Provision           2,650              15        2,665
                          _________       _________    _________

Net Interest Income After
  Loan Loss Provision        32,525           2,089       34,614

Noninterest Income            4,525             222        4,747
Noninterest Expense          21,757           1,557       23,314
                          _________       _________    _________

Income Before Income Taxes   15,293             754       16,047

                              -28-


Income Taxes                  4,548             219        4,767
                          _________       _________    _________

Income From Continuing
  Operations                 10,745             535       11,280

Net Income Per Share
  Primary                      1.84             .76         1.79
  Fully Diluted                1.84             .76         1.79

Average Number of Shares of
Common Stock Outstanding
  Primary                 5,847,473         708,016    6,301,665
  Fully Diluted           5,847,473         708,016    6,301,665
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
                Combined Pro Forma Balance Sheet
                         (In Thousands)
                       December 31, 1993
                          (Unaudited)


                        Harleysville Farmers &
                          National   Merchants Adjust-  Pro Forma
                        Corporation    Bank     ments   Combined


ASSETS
Cash and Due from banks   $  31,599 $   2,042 $       $   33,641
Interest bearing deposits
 in banks                     1,581     1,474              3,055
Federal funds sold           13,886     3,410             17,296
Investment securities        96,604    32,436            129,040
Securities available for
 sale                       121,568        --            121,568
Loans                       488,048    21,602            509,650
Less:  Unearned income      (11,327)     (184)           (11,511)
       Allowance for loan
        losses               (5,886)     (201)           (6,087)
                          _________ _________         _________
         Net loans          470,835    21,217           492,052
                          _________ _________         _________
Bank premises and
 equipment, net               8,661       872             9,533
Accrued income receivable     3,976       459             4,435
Other assets                  5,231       463             5,694
                          _________ _________         _________
  Total assets            $ 753,941 $  62,373         $ 816,314
                          ========= =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing    $ 105,134 $   4,912 $       $ 110,046
  Interest bearing:
    NOW accounts             84,817     4,756            89,573
    Money market accounts   175,853     4,828           180,681
    Savings                  85,338    17,383           102,721
    Time                    229,323    22,984           252,307
                          _________ _________         _________
      Total deposits        680,465    54,863           735,328
Accrued interest payable      6,686       256             6,942

                              -29-


Borrowings                    2,415       327             2,742
Other liabilities             1,904        41             1,945
                          _________ _________         _________
  Total liabilities         691,470    55,487           746,957

Shareholders' equity:
  Series preferred stock
    (HNC only)                   --                            --
  Common stock outstanding
    5,396,120 in 1993 for HNC
    and 708,736 for FMB       5,396     1,440      (986)  5,850
  Surplus                    15,009     2,400       986  18,395
  Undivided profits          42,066     3,046            45,112
  Net unrealized gains
    (losses) on securities
    available for sale,
    net of taxes                 --        --                --
                          _________ _________         _________
  Total shareholders'
    equity                   62,471     6,886            69,357
                          _________ _________         _________
  Total liabilities and
    shareholders' equity  $ 753,941 $  62,373         $ 816,314
                          ========= =========         =========
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
        Pro Forma Combined Condensed Statement of Income

                For Year Ended December 31, 1993
                           (Unaudited)


                         Harleysville     Farmers &
                           National       Merchants    Pro Forma
                         Corporation        Bank       Combined


(Dollars in Thousands,
  except per share data)

Interest Income           $  50,350       $   3,630    $  53,980
Interest Expense             19,531           1,701       21,232
                          _________       _________    _________

Net Interest Income          30,819           1,929       32,748
Loan Loss Provision           3,073              12        3,085
                          _________       _________    _________

Net Interest Income After
  Loan Loss Provision        27,746           1,917       29,663

Noninterest Income            4,868              96        4,964
Noninterest Expense          20,122           1,314       21,436
                          _________       _________    _________

Income Before Income Taxes     12,492             699       13,191

Income Taxes                  3,554             199        3,753
                          _________       _________    _________

Income From Continuing
  Operations                  8,938             500        9,438

                              -30-


Net Income Per Share
  Primary                      1.58             .71         1.55
  Fully Diluted                1.53             .71         1.50

Average Number of Shares of
Common Stock Outstanding
  Primary                 5,642,790         708,736    6,097,444
  Fully Diluted           5,824,099         708,736    6,278,753
____________________



       HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES
        Pro Forma Combined Condensed Statement of Income

                For Year Ended December 31, 1992
                           (Unaudited)


                         Harleysville     Farmers &
                           National       Merchants    Pro Forma
                         Corporation        Bank       Combined


(Dollars in Thousands,
  except per share data)

Interest Income           $  48,547       $   4,037    $  52,584
Interest Expense             21,850           2,186       24,036
                          _________       _________    _________

Net Interest Income          26,697           1,851       28,548
Loan Loss Provision           2,299              --        2,299

Net Interest Income After
  Loan Loss Provision        24,398           1,851       26,249

Noninterest Income            3,410             142        3,552
Noninterest Expense          17,040           1,318       18,358
                          _________       _________    _________

Income Before Income Taxes   10,768             675       11,443

Income Taxes                  2,898             194        3,092
                          _________       _________    _________

Income From Continuing
  Operations                  7,870             481        8,351

Net Income Per Share
  Primary                      1.41             .67         1.39
  Fully Diluted                1.37             .67         1.35

Average Number of Shares of
Common Stock Outstanding
  Primary                 5,566,155         717,747    6,026,590
  Fully Diluted           5,737,115         717,747    6,197,550
____________________


    INFORMATION CONCERNING HARLEYSVILLE NATIONAL CORPORATION
               AND DESCRIPTION OF HNC COMMON STOCK

Information Concerning HNC

     HNC is a Pennsylvania business corporation and a registered bank holding company with its headquarters in Harleysville, Pennsylvania. HNC has three subsidiaries, The Harleysville National Bank & Trust Company ("Harleysville National"), The Citizens National Bank of Lansford ("Citizens National") and Security National Bank ("Security National"). Through its subsidiaries, HNC engages in the general commercial and retail banking business. HNC's subsidiaries operate twenty (20) banking offices in Bucks, Carbon and Montgomery Counties of Pennsylvania. As of September 30, 1995, HNC had consolidated total assets of approximately Eight Hundred Forty-two Million Nine Hundred Twenty-eight Thousand Dollars ($842,928,000). Harleysville National (established in 1909), Citizens National (established in 1903), and Security National (established in 1988) are national banking associations who operate under the primary supervision of the OCC. Harleysville National and Citizens National are also authorized to engage in trust activities.

     As a registered bank holding company, HNC is subject to regulation under the Federal Bank Holding Company Act of 1956, as amended, and the rules adopted by the Federal Reserve Board thereunder. Under applicable Federal Reserve Board policies, a bank holding company such as HNC, is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each subsidiary bank in circumstances when it might not do so absent such a policy. Any capital loans made by a bank holding company to any of its subsidiary banks would be subordinate in right of payment to the claims of depositors and certain other creditors of such subsidiary banks.

     The principal executive offices of HNC are located in Harleysville, Pennsylvania. As of September 30, 1995, HNC and its three subsidiary banks had in the aggregate approximately 336 full-time equivalent employees.

Acquisitions by HNC

     On February 13, 1991, HNC acquired The Citizens National Bank of Lansford, a national banking association with two branch offices and assets of approximately Thirty-four Million Dollars ($34,000,000). On June 1, 1992, HNC acquired Summit Hill Trust Company, a Pennsylvania-chartered bank and trust company with one office and assets of approximately Twenty-two Million Dollars ($22,000,000). On September 25, 1992, Summit Hill Trust Company merged with and into The Citizens National Bank of Lansford. On May 22, 1992, Harleysville National purchased four branches from Provident National Bank of Philadelphia, a subsidiary of PNC. This resulted in Harleysville National's assumption of approximately One Hundred Million Dollars ($100,000,000) of deposit liabilities, Two Million Dollars ($2,000,000) in property and equipment and Three Million Five Hundred Thousand Dollars ($3,500,000) in intangibles consisting primarily of a deposit premium, and cash of approximately Ninety-five Million Dollars ($95,000,000). On July 1, 1994, HNC acquired Security National, a national banking association with assets of approximately Forty Million Dollars ($40,000,000).

Loans

     HNC, through its subsidiaries, grants loans and makes other credit available to the general public. These extensions of credit are structured to meet the varying needs of businesses, individuals, and institutional customers and include mortgages, lines of credit, term loans, leases and letters of credit. This activity comprises a major source of revenue for HNC's subsidiaries and it also exposes HNC and its subsidiaries to potential losses upon borrower default. In order to minimize the occurrence of loss, HNC's subsidiaries follow strict loan underwriting and risk weighing policies. While collateral continues to play an important part in lending decisions, primary emphasis is placed upon borrowers' underlying ability to pay. HNC's subsidiaries confine their lending activity to customers who live or are based in their respective market areas. By limiting lending activities to a specific geographic area, the staff of each subsidiary becomes more knowledgeable about local market conditions and can thereby make better credit risk assessments and consequently more prudent lending decisions. HNC believes that this local knowledge, when combined with prudent underwriting standards, overcomes the risks associated with the geographic concentration of loans.

Description of HNC Common Stock

     HNC is authorized to issue 30,000,000 shares of One Dollar ($1) par value common stock ("HNC Common Stock") of which 5,873,682 shares were issued and outstanding as of September 30, 1995. HNC also has 3,000,000 shares of series preferred stock authorized for issuance of which none have been issued as of September 30, 1995. HNC Common Stock is quoted on the over-the-counter National Market System of Nasdaq under the symbol "HNBC".

Dividends

     The holders of HNC Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. HNC has historically paid quarterly cash dividends to its shareholders on or about March 31, June 30, September 30, and December 31, of each year.

     The ability of HNC to pay dividends to its shareholders is dependent primarily upon the earnings and financial condition of Harleysville National, Citizens National, and Security National. Funds for the payment of dividends on HNC Stock are expected for the foreseeable future to be obtained primarily from dividends paid to HNC by its subsidiaries, which dividends are subject to certain statutory limitations.

     Under applicable federal laws, the dividends that may be paid by the HNC banking subsidiaries without prior regulatory approval are subject to certain prescribed limitations. Because the subsidiaries of HNC are national banks, the approval of the OCC is required under federal law if the total of all dividends declared during any calendar year exceed the total of the net profits, as defined, of the respective bank for the year, combined with its retained net profits as defined for the two preceding years. In addition to the foregoing statutory restrictions on dividends, the OCC also has general authority to prohibit a national bank from engaging in an unsafe or unsound banking practice. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to be such an unsafe or unsound practice.

     HNC paid cash dividends of Sixty-one Cents ($0.61) per share in 1994, and Eighteen Cents ($0.18) and Eighteen Cents ($0.18), respectively, for each of the first two quarters of 1995.

Dividend Reinvestment Plan

     The holders of HNC Common Stock may elect to participate in the HNC Dividend Reinvestment and Stock Purchase Plan. This plan is administered by Harleysville National as plan agent. Under the plan, dividends payable to participating shareholders are paid to the plan agent and are used to purchase, on behalf of the participating shareholders, additional shares of HNC Common Stock either in the over-the-counter Nasdaq market or from HNC's authorized but unissued shares of HNC Common Stock. Participating shareholders may make additional voluntary cash payments which are also used by the plan agent to purchase, on behalf of shareholders, additional shares of HNC Common Stock. Shares of HNC Common Stock held for the account of participating shareholders are voted by the plan agent in accordance with the instructions of each participating shareholder as set forth in his or her proxy.

Securities Laws

     HNC, as a business corporation, is subject to the registration and prospectus delivery requirements of the 1933 Act (detailed previously) and is also subject to similar requirements under state securities laws. The HNC Common Stock is registered with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and HNC is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act. The executive officers, directors and 10 percent shareholders of HNC are subject to certain restrictions affecting their right to sell shares of HNC Common Stock owned beneficially by them. Specifically, each such person is subject to the beneficial ownership reporting requirements under the short-swing profit recapture provisions of
Section 16 of the 1934 Act and may sell shares of HNC Common Stock only:
(i) in compliance with the provisions of SEC Rule 144; (ii) in compliance with the provisions of another applicable exemption from the registration requirements of the 1933 Act; or (iii) pursuant to an effective registration statement filed with the SEC under the 1933 Act.

Anti-takeover Provisions

     The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") and HNC's amended Articles of Incorporation and amended Bylaws provide numerous provisions that may be deemed to be anti-takeover in nature, both as to purpose and effect. There are four major anti-takeover provisions under the BCL relating to corporations that have their securities registered with the SEC under Section 12 of the 1934 Act ("Registered Corporations").

     The overall effect of the various provisions described herein might be to deter a tender offer that a majority of the shareholders might possibly view to be in their best interest as the offer might include a substantial premium over the market price of HNC's Common Stock at that time. In addition, these provisions may have the effect of assisting HNC's current management in retaining its position and placing it in a better position to resist changes that the shareholders might want to make if dissatisfied with the conduct of HNC's business.

     Two of these statutory provisions have the effect of eliminating the rights of the shareholders of Registered Corporations to: (i) call a special meeting of shareholders; and (ii) propose an amendment to the Articles of Incorporation of HNC. One effect of these provisions may be to prevent the calling of a special meeting of shareholders for the purpose of considering a merger, consolidation or other corporate combination which does not have the approval of a majority of the members of HNC's Board of Directors. Therefore, such a provision may have the effect of making HNC less attractive as a potential takeover candidate by depriving shareholders of the opportunity to initiate special meetings at which a possible business combination might be proposed.

     These two provisions under the BCL might serve to discourage attempts by shareholders to disrupt the business of HNC between annual meetings of the shareholders by calling a special meeting. Further, these provisions will provide a greater time for consideration of any shareholder proposal to the extent that his, her or its proposal must be deferred until the next annual meeting of shareholders. Also, when made, such proposals must comply with certain notice requirements and proxy solicitation rules in advance thereof. These BCL provisions do not affect the calling of a special meeting by the Chairman of the Board or by a majority of the members of the Board of Directors or of its Executive Committee if, in their judgment, there are matters to be acted upon which are in the best interest of HNC and its shareholders.

     The third BCL provision to which HNC is subject assures that all shareholders will receive the "fair value" for their shares as the result of a "control transaction". Fair value means an amount that is no less than the highest price paid per share by a controlling person or group at any time during the 90-day period ending on the date of the control transaction plus a control premium, if appropriate. A control transaction is the acquisition by a person or a group of persons acting in concert that has voting power over voting shares of HNC that would entitle the holders thereof to cast at least 20 percent of the votes that all shareholders would be entitled to cast in an election of directors of HNC. After the occurrence of a control transaction, any shareholder may, within a specified time period, make written demand on the controlling person or group, for payment in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs.

     The fourth major provision under the BCL relates to certain business combinations involving Registered Corporations. Business combinations so affected would include any one of the following transactions involving an "interested shareholder" of HNC: (i) a merger or consolidation of HNC with an interested shareholder or any other corporation which is, or after the merger or consolidation would be, an affiliate or associate of the interested shareholder; (ii) a sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the interested shareholder or any affiliate or associate of such interested shareholder of the assets of HNC or any subsidiary of HNC; (iii) the issuance or transfer by HNC or any subsidiary of HNC of any shares of HNC which has an aggregate market value equal to 5 percent or more of the aggregate market value of all such outstanding shares of HNC to an interested shareholder or any affiliate or associate thereof; (iv) the adoption of any plan or proposal for the liquidation or dissolution of HNC proposed by, or pursuant to any agreement with, the interested shareholder or any affiliate or associate thereof; (v) a reclassification of securities or recapitalization of HNC or any merger or consolidation of HNC with any subsidiary of HNC, or any other transaction proposed by, or pursuant to any agreement, arrangement, or understanding, with, the interested shareholder or any affiliate or associate of the interested shareholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of HNC or any subsidiary of HNC which is, directly or indirectly, owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments; or (vi) the receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through HNC. An interested shareholder is any person that is the beneficial owner, directly or indirectly of shares entitling that person to cast at least 20 percent of the votes that all shareholders would be entitled to cast in an election of directors of HNC.

     HNC is prohibited from engaging in a business combination with an interested shareholder other than: (i) a business combination approved by the Board of Directors prior to the date on which the interested shareholder became an interested shareholder; (ii) a business combination approved by a majority of the votes that all shareholders would be entitled to cast, excluding those shares held by the interested shareholder, at a meeting called for such purpose no earlier than three (3) months after the interested shareholder became, and if at the time of the meeting the interested shareholder is, the beneficial owner, directly or indirectly, of shares entitling the interested shareholder to cast at least 80 percent of the votes that all shareholders would be entitled to cast in an election of directors of HNC and if the business combination satisfies certain minimum conditions (see discussion below); (iii) a business combination approved by the affirmative vote of all of the holders of all of the outstanding shares; (iv) a business combination approved by a majority of the votes that all shareholders would be entitled to cast, not including those shares beneficially owned by the interested shareholder, at a meeting called for such purpose no earlier than five years after the interested shareholder became an interested shareholder; (v) a business combination approved at a shareholders' meeting called for such purpose no earlier than five years after the interested shareholder became an interested shareholder and that meets certain minimum conditions (see discussion below).

     The certain minimum conditions referred to above, would generally require that the aggregate amount of the cash, and the market value of consideration other than cash (such as stock, bonds or debentures), to be received per share by the shareholders of HNC be at least equal to the highest per share price paid by the interested shareholder at a time when the interested shareholder was the beneficial owner of shares entitling him to cast at least 5 percent of the votes that all shareholders would be entitled to cast in an election of directors: (i) within the 5-year period immediately prior to the announcement date of the business combination or;
(ii) in the transaction in the higher, plus, in either situation, interest compounded annually from the earlier date on which the highest per-share acquisition price was paid through the consummation date at the rate of 1-year United States Treasury obligations from time to time in effect less the aggregate among of any cash dividends paid and the market value of any dividends paid other than cash.

     The BCL provision relating to business combinations is designed to help assure that if, despite a corporation's best efforts to remain independent, it is nevertheless taken over, each shareholder will be treated fairly vis-a-vis every other shareholder and that arbitrageurs and professional investors will not profit at the expense of the corporation's long-term public shareholders.

     While these anti-takeover provisions are designed to help assure fair treatment of all shareholder vis-a-vis other shareholders in the event of a takeover, it is not the purpose of these provisions to assure that shareholders receive a premium price for their shares in as takeover. Accordingly, the provisions would not preclude the board of directors' opposition to any future takeover proposal which it believes not to be in the best interests of HNC and its shareholders, whether or not such a proposal satisfies the minimum price, form of consideration and procedural requirements under the BCL.

     HNC's Articles of Incorporation and amended Bylaws contain a number of additional provisions that could be considered anti-takeover in purpose and effect. These provisions include: (i) the authorization of 30,000,000 shares of Common Stock and 3,000,000 shares of preferred stock; (ii) the lack of preemptive rights for shareholders to subscribe to purchase additional shares of stock on a pro rata basis; (iii) the requirement that an affirmative vote of the holders of 80 percent of HNC Common Stock is required to approve an amendment to HNC's Bylaws or to change an amendment to its Bylaws that has been approved by the Board of Directors; and (iv) the requirement that an affirmative vote of the holders of 80 percent of HNC's Common Stock is required to approve a merger, consolidation, liquidation, or sale of substantially all assets unless such transaction has received prior approval of at least 75 percent of all members of the Board of Directors in which case a majority of the outstanding shares of common stock would be required for approval. These provisions could give the holders of a minority of HNC's outstanding shares a veto power over any merger, consolidation, dissolution or liquidation of HNC, the sale of all or substantially all of its assets or an amendment to its Bylaws unless 75 percent of management and a majority of the shareholders believes such transaction to be desirable and beneficial. Absent such provisions in HNC's Articles of Incorporation and Bylaws, the affirmative vote of at least a majority of HNC's Common Stock outstanding entitled to vote thereon would be required to approve any merger, consolidation, dissolution, liquidation, the sale of all of its assets or an amendment to the Bylaws.

     Provisions for a classified board are included in the amended Bylaws of HNC. A classified board will have the effect of moderating the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. However, since this extension of time also tends to discourage a tender offer or takeover bid, this provision may also be deemed to be anti-takeover in nature. In addition, a classified board makes it more difficult for a majority of the shareholders to promptly change the composition of the board of directors even though such prompt change may be considered desirable for them.

     HNC's amended Articles of Incorporation contain an additional anti-takeover provision which enables the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit based on its responsibilities to certain constituent groups including HNC's subsidiaries and the communities that they serve by considering factors such as: the impact the acquisition of HNC would have on the community; the effect of the acquisition upon shareholders, employees, depositors, suppliers and customers; and the reputation and business practices of the tender offeror.

Indemnification

     The Bylaws of HNC provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania, provided that the person seeking indemnification acted in good faith, in a manner he or she reasonably believed to be in the best interest of HNC, and without willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling HNC pursuant to the foregoing provisions, HNC has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Comparison of Stockholder Rights

     Upon consummation of the proposed merger, the shareholders of Farmers & Merchants will become shareholders of HNC. Several differences between the rights of holders of Farmers & Merchants Common Stock and HNC Common Stock arise out of (i) differences between the Articles of Incorporation and Bylaws of Farmers & Merchants and the Articles of Incorporation and Bylaws of HNC, (ii) differences between the respective federal and state laws applicable to Farmers & Merchants and HNC, and (iii) differences in the types of corporate entities represented by Farmers & Merchants (a Pennsylvania-chartered commercial bank and trust company) and HNC (a Pennsylvania business corporation and registered bank holding company). The most significant of these differences are those relating to the election of directors, dissenters' rights, anti-takeover protection and public registration.

     The Pennsylvania Banking Code of 1965, as amended, and Farmers & Merchants Articles of Incorporation and Bylaws provide that Farmers & Merchants' shareholders are entitled to cumulate their votes in electing directors. Thus, in elections for directors, Farmers & Merchants' shareholders may cast a number of votes equal to the number of their shares multiplied by the number of directors to be elected, and they may allocate their votes to one or more than one director as the shareholders see fit. Cumulative voting maximizes the ability of a minority group of Farmers & Merchants' shareholders to elect one or more directors. HNC's shareholders are not entitled to cumulate their votes in the election of directors under HNC's Articles of Incorporation and Bylaws, and therefore it would be more difficult for a minority group of HNC's shareholders to elect one or more directors.

     The Bylaws of HNC provide for a classified Board of Directors under which there are four classes of directors and, accordingly, one-fourth of the directors are elected each year for a term of four years. By contrast, the entire Board of Directors of Farmers & Merchants is elected each year. The classification of the Board of Directors of HNC makes it more difficult for the shareholders of HNC to change a majority of the directors, even when the only reason for such a change may be the performance of the existing directors. It would normally take three annual meetings of HNC's shareholders in order to replace a majority of HNC's directors, whereas all or a majority of Farmers & Merchants' Board of Directors could be replaced at a single annual meeting of Farmers & Merchants' shareholders.

     The Articles of Incorporation and Bylaws of HNC include a number of provisions which are intended to protect the shareholders of HNC (including the present shareholders of Farmers & Merchants, who will become shareholders of HNC following the merger), but which may be considered to be anti-takeover in nature and may serve to entrench the current management of HNC. SEE INFORMATION CONCERNING HARLEYSVILLE NATIONAL CORPORATION AND DESCRIPTION OF HNC COMMON STOCK-- Anti-takeover Provisions. In contrast, the Articles of Incorporation and Bylaws of Farmers & Merchants do not include similar anti-takeover provisions.

     HNC Common Stock, unlike Farmers & Merchants Common Stock, is registered with the SEC under Section 12(g) of the 1934 Act. As a result, HNC is subject to the periodic reporting, proxy solicitation and insider trading requirements of the 1934 Act, which do not apply to Farmers & Merchants. Pursuant to these requirements, HNC makes available to shareholders, potential investors and the general public a significant amount of information regarding HNC in the form of proxy statements, periodic reports and other SEC filings. In addition, directors, executive officers and 10 percent beneficial shareholders of HNC are subject to the insider trading reporting requirements and short-swing profit recapture provisions of Section 16 of the 1934 Act.

     The material differences between Farmers & Merchants Common Stock and HNC Common Stock and the rights of their respective holders, as of June 30, 1995, are summarized in the following table:



                     Farmers & Merchants          HNC


Title                Common Stock, Two      Common Stock, One
                     Dollars ($2) par value Dollar ($1) par value
                     per share              per share

Shares Authorized    3,000,000              30,000,000

Shares Issued and
Outstanding          708,016                5,873,682

Preemptive Rights    Yes                    None

Voting: Election of  Cumulative             Non-cumulative Directors

Classification of    Board of Directors not Board of Directors
Board of Directors   classified; all        divided into 4 classes
                     directors elected each with 4 year terms; 1/4
                     year                   of directors elected
                                            each year

Voting: Other        One Vote for each      One vote for each
Matters              share owned of record  share owned of record

Mergers, Consoli-    Approval by vote of at Approval by a vote of
dations, Liquida-    least 66 2/3 percent   80 percent of out-
tions Sales of       of the outstanding     standing shares of
Substantially All    shares.                Common Stock.  If
Assets                                      such transaction has
                                            received prior approval
                                            of at least 75 percent
                                            of all members of the
                                            Board of Directors,
                                            then a majority
                                            of the outstanding
                                            shares of Common Stock
                                            would be required.

                              -40-


Special Shareholders Upon request by        Upon request by the
Meetings             Chairman of the        Chairman of the Board,
                     Board of Directors,    President, the
                     President, a majority  Executive Vice
                     of the Board of        President, if any, or
                     Directors, or at the   a majority of the
                     request of holders of  Board of Directors, or
                     at least 20 percent of by its Executive
                     of the outstanding     Committee.
                     shares.

Authorization to     Approval by a majority Approval by a majority
Issue Additional     vote of the Board of   vote of the Board of
Shares               Directors              Directors

Repurchase of        Cannot reduce or       Stock can be
Additional Shares    retire any part of its repurchased up to the
                     stock without prior    extent of unrestricted
                     regulatory approvals.  or unreserved undivided
                                            profits and as much of
                                            its unrestricted
                                            surplus as has been
                                            made available for
                                            such purpose by the
                                            prior affirmative vote
                                            of shareholders; stock
                                            cannot be repurchased
                                            when the Holding
                                            Company is insolvent
                                            by the purchase; and
                                            no more than 10
                                            percent of the
                                            outstanding shares can
                                            be repurchased in any
                                            twelve (12) month
                                            period without prior
                                            regulatory approval;
                                            and provisions of the
                                            1934 Act restrict the
                                            timing, nature and
                                            amount of repurchases.

Stock Incentive      None                   Yes
Plans

Dissenters' Rights   Yes                    Yes

Dividend Reinvest-   None                   Yes
ment Plan

Market               No established market  Listed for quotation on
                                            National Systems of
                                            Nasdaq

Registered Under     No                     Yes
Securities Exchange
Act of 1934



         INFORMATION CONCERNING FARMERS & MERCHANTS BANK

Description of Business and Property

     Farmers & Merchants commenced operations on August 23, 1923, as a state chartered commercial bank and trust company. As a state-chartered commercial bank and trust company, Farmers & Merchants is subject to regulation and periodic examination by the Pennsylvania Department of Banking. Farmers & Merchants' deposits are insured by the FDIC to the maximum extent permitted by law.

     The principal executive offices of Farmers & Merchants are located at 1001 Main Street, Honesdale, PA 18431. The building is a modern office building owned by Farmers

& Merchants, consisting of two (2) stories. Farmers & Merchants also owns an adjacent house and a two-story garage nearby, each of which is used for storage.

     Farmers & Merchants is a full-service commercial bank which offers a large range of commercial and retail banking services to its clients, including personal and business checking accounts, NOW accounts, money market accounts, savings accounts, IRA accounts and certificates of deposit. Farmers & Merchants also offers installment loans, home equity loans, lines of credit, letters of credit, revolving credit loans and term loans, both on a secured and unsecured basis. It also makes commercial loans and commercial mortgage loans, and residential conventional and construction mortgage loans. In addition, Farmers & Merchants provides safe deposit boxes, traveler's checks, money orders, wire transfer of funds, lock box collections and direct deposit of social security and payroll checks. Farmers & Merchants provides credit card processing services to local merchants and retailers. Farmers & Merchants is a member of the "MAC" system and provides clients with access to this automated teller machine network. Farmers & Merchants also provides trust services, international services and credit cards available to its customers through correspondent banking institutions. In the event that certain loan requests may exceed Farmers & Merchants' lending limit to any one customer, Farmers & Merchants seeks to arrange such loans on a participation basis with other financial institutions. The offering, or continuation, of the above enumerated services is evaluated periodically.

     Farmers & Merchants competes actively with other area commercial banks and savings and loan associations, most of which are larger than Farmers & Merchants, as well as with major regional banking and financial institutions headquartered elsewhere. Farmers & Merchants generates the overwhelming majority of its deposit and loan volume from within its primary service area (i.e., Wayne County, Pennsylvania) ("PSA"). The majority of the residents, businesses and employees within the Farmers & Merchants' PSA are within a driving time of 30 minutes from the Farmers & Merchants' office. There are four (4) commercial banks headquartered in Honesdale. Farmers & Merchants competes with the branch offices of numerous banking and financial institutions that are headquartered elsewhere.

     The PSA also constitutes the community delineated for Farmers & Merchants' Community Reinvestment Act Statement, which states the intention of Farmers & Merchants to meet the credit needs of the entire local community. It is the policy of Farmers & Merchants to evaluate all applications for credit without regard to the applicant's race, color, creed, sex, age, or marital status.

     The PSA includes a wide variety of residential neighborhoods, commercial businesses, retail stores, industrial complexes, and service institutions. The Honesdale area has a large number of business establishments and a substantial employment base.

Employees

     As of December 12, 1995, Farmers & Merchants had twenty-four (24) full-time equivalent employees.

Legal Proceedings

     The nature of Farmers & Merchants' business generates a certain amount of litigation involving matters in the ordinary course of business. Except as disclosed below, in the opinion of management of Farmers & Merchants, there are no proceedings pending to which Farmers & Merchants is a party or to which its property is subject, which, if determined adversely to Farmers & Merchants, would be material in relation to Farmers & Merchants' undivided profits or financial condition, nor are there any proceedings pending, other than ordinary routine litigation, incident to the business of Farmers & Merchants. In addition, no material proceedings are pending or are known to be threatened or contemplated against FMB by government authorities or others.

Farmers & Merchants Common Stock Market Price and Dividends

     Farmers & Merchants Common Stock is not traded in any established market and no price quotations are readily available therefor. There were approximately two hundred seventy-two (272) holders of record of Farmers & Merchants Common Stock as of December 12, 1995. Recent sales of Farmers & Merchants Common Stock have occurred solely between individuals in limited over-the-counter transactions and in direct, privately negotiated transactions. The most recent sale prior to the public announcement of the merger on September 7, 1995, as to which management of Farmers & Merchants is aware of the sales price, occurred on April 18, 1995 at a price of Fifteen Dollars and Twenty-five Cents ($15.25) per share and involved a total of 240 shares.

     The holders of Farmers stock are entitled to receive the dividends when, as and if declared by the Board of Directors out of funds legally available therefor, Farmers & Merchants has historically paid quarterly cash dividends to its shareholders on or about March 1, June 1, September 1, and December 1 of each year. The ability of Farmers & Merchants to pay dividends to its shareholders is dependent upon its earnings and financial condition, without prior regulatory approval, subject to certain prescribed statutory limitations.

     Under the Pennsylvania Banking Code of 1965, as amended, dividends may only be paid out of accumulated net earnings and only when such dividend does not reduce Farmers & Merchants surplus below the amount of capital.
In addition to the foregoing statutory restrictions on dividends, the FDIC has general authority to prohibit a state-chartered, non-member bank from engaging in an unsafe or unsound banking practice. The payment of a dividend by a bank could, depending upon the financial condition of the bank involved and other factors, be deemed to be such an unsafe or unsound practice.

     Farmers & Merchants paid cash dividends of Thirty-seven Cents ($0.37) per share in 1994, and Seventeen Cents ($0.17) for the first quarter of 1995, and Seven Cents ($0.07) in the second, third and fourth quarters of 1995. Under the terms of the Agreement and Plan of Reorganization, Farmers & Merchants may only pay regular quarterly cash dividends in an amount not in excess of Seven Cents ($.07) per share for the third and fourth quarters of 1995 and under certain circumstances a cash dividend of Twelve Cents ($.12) per share for each of the first two quarters of 1996 prior to the consummation of the proposed merger.

     Certain information concerning shares of Farmers & Merchants Common Stock owned beneficially by each director of Farmers & Merchants and by all directors and executive officers of Farmers & Merchants as a group, as of December 12, 1995, is set forth below:



                                 Shares of
                                 Farmers &
                                 Merchants
                                Common Stock
                                Beneficially          Percent of
                              Owned December 12,        Shares
Name of Director                  1995<F1>            Outstanding


Dale D. Fowler                   68,726<F2>              9.70%
John J. Koehler                  98,280                 13.88%
Nelson W. Leet                   20,688                  2.92%
Charles P. McGinnis              47,528                  6.71%
Richard J. Shershenovich         60,000<F3>              8.47%
Samuel C. Siepiela                2,230<F4>               .31%
Wayne W. Stephens                 6,068<F5>               .85%

All directors and executive     313,380<F6>             44.26%
officers as a group
(10 persons)
____________________


<F1> The Securities "beneficially owned" are determined in accordance with the definitions of "beneficial ownership" as set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same residence as such individual as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within sixty (60) days after December 12, 1995. Beneficial ownership may be disclaimed as to certain of the securities.

<F2> Includes 12,144 shares owned jointly by Mr. Fowler and his spouse; and
8,820 shares owned individually by his spouse.

<F3> Includes 57,384 shares owned jointly by Mr. Shershenovich and his spouse; and 2,616 shares owned individually by his spouse.

<F4>  Includes 2,230 hares owned jointly with Mr. Siepiela's spouse.

<F5> Includes 6,068 shares owned jointly with Mr. Stephens' spouse.

                              -44-


<F6> Includes the seven (7) directors and Richard K. Arnold, Executive Vice
President and CEO, Richard M. Dulay, Vice President and Kathleen M. Hunter, Vice President/Operations Officer, Cashier and Trust Officer.



                             EXPERTS

     The consolidated financial statements of HNC and subsidiaries as of December 31, 1994, and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements of Farmers & Merchants as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, included in this Prospectus/Proxy Statement have been audited by Parente, Randolph, Orlando, Carey & Associates, independent public accountants, as indicated in its reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


                         LEGAL OPINIONS

     The legality of the shares of HNC Common Stock to be issued in connection with the merger and certain other legal matters relating to the merger will be passed upon by the law firm of Shumaker Williams, P.C., Camp Hill, Pennsylvania, Special Counsel to HNC.


                          OTHER MATTERS

     The Board of Directors of Farmers & Merchants knows of no other matters other than those discussed in this Prospectus/Proxy Statement which will be presented at the Special Meeting. However, if any other matters are properly brought before the Special Meeting and any adjournment thereof, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of Farmers & Merchants.


                     ADDITIONAL INFORMATION

     HNC has filed with the SEC a Registration Statement in respect of the shares of HNC Common Stock to be issued in connection with the merger. The Registration Statement contains certain additional information which has been omitted from this Prospectus/Proxy Statement in accordance with the rules and regulations of the SEC and may be examined at the SEC in Washington, D.C. Copies of the Registration Statement may be obtained from the SEC upon payment of the prescribed fee.

                    FARMERS & MERCHANTS BANK

                INDEX TO FINANCIAL STATEMENTS AND

               SUPPLEMENTARY FINANCIAL INFORMATION

                                                             Page

Selected Financial Data                                       47
Management's Discussion and Analysis                          48
Interim Statements                                            55
 Balance Sheet                                                55
 Statements of Income                                         56
 Statement of Cash Flows                                      57
 Statement of Changes in Shareholders' Equity                 58
Report of Independent Accountants                            F-1
Balance Sheet                                                F-2
Statement of Income                                          F-3
Statement of Changes in Shareholders' Equity                 F-4
Statement of Cash Flows                                      F-5
Notes to Financial Statements                                F-6

                            FARMERS & MERCHANTS BANK
                            SELECTED FINANCIAL DATA


(Dollars in thousands,
except per share data)      September 30,          December 31,
                           1995       1994        1994       1993


INCOME & EXPENSE:
Interest income . . . . $ 3,099    $ 2,787      $ 3,766     $ 3,630
Interest expense  . . .   1,448      1,235        1,662       1,701
                        _______    _______      _______     _______
Net interest income . .   1,651      1,552        2,104       1,929
Loan loss provision . .       9         15           15          12
                        _______    _______      _______     _______
Net interest income after
loan loss provision . .   1,642      1,537        2,089       1,917
Noninterest income  . .      91        204          222          96
Noninterest expense . .   1,096      1,205        1,557        1314
                        _______    _______      _______     _______
Income before
income taxes  . . . . .     637        536          754        699
Income taxes  . . . . .     178        156          219        199
                        _______    _______      _______    _______
Net income  . . . . . . $   459    $   380      $   535    $   550
                        =======    =======      =======    =======

PER SHARE:
Primary . . . . . . . . $  0.65    $  0.54      $  0.76    $  0.71
Fully diluted . . . . .    0.65       0.54         0.76       0.71
Cash dividends paid . .    0.31       0.30         0.37       0.36
Primary average shares
outstanding . . . . . . 708,016    708,383      708,016    708,736
Diluted average shares
outstanding . . . . . . 708,016    708,383      708,016    708,736
Book Value. . . . . . .   12.07      10.81        10.75       9.72

AVERAGE BALANCE SHEET:
Total Assets. . . . . . $63,748    $64,482      $64,204    $61,700
Investments & Money
Market Investments. . .  35,089     37,918       37,202     38,314
Loans (Net of Unearned
Income) . . . . . . . .  26,743     24,434       24,929     21,262
Deposits. . . . . . . .  54,826     56,191       55,917     54,146
Borrowings  . . . . . .       -        264          203        358
Shareholders' equity. .   8,112      7,475        7,518      6,758

Balance Sheet at Period End:
Total Assets. . . . . . $65,555    $66,764      $62,890    $62,373
Investments & Money
Market Investments. . .  36,572     38,417       34,512     37,320
Loans (Net of Unearned
Income) . . . . . . . .  26,769     26,327       26,495     21,418
Deposits. . . . . . . .  56,000     58,511       54,748     54,863
Borrowings. . . . . . .       -          -            -        327
Shareholders' equity. .   8,547      7,656        7,607      6,886

Selected Operating Ratios:
Return on average assets
(annualized). . . . . .    0.96%      0.79%        0.83%      0.81%
Return on average
shareholders' equity. .    7.54%      6.78%        7.12%      7.40%
Leverage (assets divided
by shareholders'
equity) . . . . . . . .    7.67X      8.72X        8.27X      9.06X
Average total loans as a
percentage of average
deposits. . . . . . . .      49%        43%          45%        39%
Interest income/Average
Earning Assets* . . . .    6.73%      6.01%        6.13%      6.16%
Interest expense/Average
Dep. & Borrowings . . .    3.52%      2.91%        2.96%      3.12%
Net interest income/
Average Earn.
Assets* . . . . . . . .    3.61%      3.37%        3.45%      3.30%

                            FARMERS & MERCHANTS BANK
                            SELECTED FINANCIAL DATA

(Dollars in thousands,
except per share data)                 December 31,
                             1992          1991        1990

INCOME & EXPENSE:
Interest income . . . . .  $ 4,037      $  4,785     $ 5,219
Interest expense  . . . .    2,186         2,995       3,220
                            ______       _______     _______

Net interest income . . .    1,851         1,790       1,999
Loan loss provision . . .        -             9          15
                            ______       _______      ______
Net interest income after
loan loss provision . . .    1,851         1,781       1,984
Noninterest income. . . .      142           100          52
Noninterest expense . . .    1,318         1,267       1,239
                           _______       _______     _______
Income before
income taxes. . . . . . .      675           614         797
Income taxes. . . . . . .      194           134         188
                           _______        ______     _______
Net income. . . . . . . .  $   481      $    480    $    609
                           =======      ========    ========

PER SHARE:
Primary . . . . . . . . .  $  0.67      $   0.67    $   0.85
Fully diluted . . . . . .     0.67          0.67        0.85
Cash dividends paid . . .     0.35          0.33        0.31
Primary average shares
outstanding . . . . . . .  717,747       720,000     720,000
Diluted average shares
outstanding . . . . . . .  717,747       720,000     720,000
Book Value  . . . . . . .     9.37          9.06        8.73

AVERAGE BALANCE SHEET:
Total Assets. . . . . . . $ 60,422      $ 59,730    $ 58,016
Investments & Money
Market Investments. . . .   37,132        34,628      33,266
Loans (Net of Unearned
Income) . . . . . . . . .   20,907        22,960      22,667
Deposits. . . . . . . . .   52,877        52,246      50,748
Borrowings. . . . . . . .      380           349         259
Shareholders' equity. . .    6,611         6,407       6,082

Balance Sheet at Period End:
Total Assets. . . . . . . $ 60,675      $ 59,144    $ 58,123
Investments & Money
Market Investments. . . .   36,063        31,982      25,660
Loans (Net of Unearned
Income) . . . . . . . . .   21,494        25,322      30,432
Deposits. . . . . . . . .   53,138        51,859      50,868
Borrowings. . . . . . . .      441           268         319
Shareholders' equity. . .    6,641         6,524       6,284

Selected Operating Ratios:
Return on average assets
(annualized). . . . . . .     0.80%         0.80%       1.05%
Return on average
shareholders' equity. . .     7.28%         7.49%      10.01%
Leverage (assets divided
by shareholders' equity).     9.14X         9.07X       9.25X
Average total loans as a
percentage of average
deposits  . . . . . . . .       40%           44%         45%
Interest income/Average
Earning Assets* . . . . .     7.00%         8.48%       9.53%
Interest expense/Average
Dep. & Borrowings . . . .     4.10%         5.69%       6.31%
Net interest income/
Average Earn. Assets* . .     3.24%         3.28%       3.78%

*Tax Equivalent Basis.


                         FARMERS & MERCHANTS BANK
                    MANAGEMENT'S DISCUSSION AND ANALYSIS

BALANCE SHEET ANALYSIS

Investment Securities

On January 1, 1994, the Farmers & Merchants Bank (the Bank) adopted the provisions of Statement of Financial Accounting Standards "SFAS" No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires among other things, that debt and equity securities classified as available for sale be reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders, equity, net of income taxes. The net effect of unrealized gains or losses, caused by marking an available for sale portfolio to market, causes fluctuations in the level of shareholders' equity and equity-related financial ratios as market value of the securities fluctuate. As of September 30, 1995, the application of SFAS 115 resulted in an increase in shareholders' equity of $1,156,750 (unrealized holding gain on available-for-sale securities of $1,752,652 less deferred income tax effect of $595,902).

Total securities of $30,861,671 decreased $2,693,749 from September 30, 1994 to September 30, 1995. This reduction is the net result of the Bank reducing the securities available for sale portfolio by $10,470,644 and increasing the securities held-to-maturity portfolio by $7,776,895. The September 30, 1995 level of securities was also lower than the total securities at December 31, 1994 and 1993 of $31,739,240 and $32,435,571,
respectively.

The September 30, 1995 federal funds sold of $3,750,000, exceeded the September 30, 1994 balance of $2,685,000. Federal funds sold at September 30, 1995 were also higher than the December 31, 1994 balance of $975,000 and the December 31, 1993 balance of $3,410,000. The September 1995 year-to-date average federal funds sold of $2,688,500 exceeded the average federal funds sold for the same period in 1994 of $2,039,000. The average federal funds sold for the entire year of 1994 of $1,772,308 were lower than the 1993 average federal funds sold balance of $2,575,385.

Interest-bearing deposits in banks of $1,959,908 at September 30, 1995, were lower than the September 30, 1994 balance of $2,176,624. The December 31, 1994 and 1993 balances were $1,798,620 and $1,473,757, respectively.

The amortized cost and fair value of investment securities are as follows:


                                    SEPTEMBER 30, 1995
                                    __________________

INVESTMENT SECURITIES               Gross       Gross     Estimated
                      Amortized   Unrealized  Unrealized   Market
                        Cost        Gains      (Losses)    Value
                      _________   __________   __________  ________


U.S. Treasury Notes   $  1,490     $   17      $     -     $  1,507
Obligations of other
 U.S. Government
 agencies and
 corporations           11,032         49            3       11,078
Obligations of
 states and
 political
 subdivisions              780         22            2          800
                      ________     ______       ______     ________

 Totals               $ 13,302     $   88       $    5     $ 13,385
                      ========     ======       ======     ========



                                    SEPTEMBER 30, 1995
                                    __________________

AVAILABLE FOR SALE                  Gross       Gross     Estimated
                      Amortized   Unrealized  Unrealized   Market
                        Cost        Gains    (Losses)      Value
                      _________   __________   __________  ________


U.S. Treasury Notes   $  7,517     $    3      $    22     $  7,498
Obligations of other
 U.S. Government
 agencies and
 corporations            6,003         21           87        5,937
Obligations of
 states and
 political
 subdivisions              915          2            1          916
Mortgage-backed
 securities                449         9            5          453
Corporate debt
 securities                205          -            -          205
Equity securities          718      1,833            -        2,551
                      ________     ______        ______    ________

 Totals               $ 15,807     $1,868        $  115    $ 17,560
                      ========     ======        ======    ========



                                    SEPTEMBER 30, 1994
                                    __________________

INVESTMENT SECURITIES               Gross       Gross     Estimated
                      Amortized   Unrealized   Unrealized  Market
                        Cost        Gains    (Losses)      Value
                      _________   __________   __________  ________


Obligations of other
 U.S. Government
 agencies and
 corporations         $  1,045      $    -      $   26      $ 1,019
Obligations of
 states and
 political
 subdivisions            2,974           -           10       2,964
Other debt
 securities              1,506           -            6       1,500
                      ________     _______       _______   ________

 Totals               $  5,525     $     -       $   42    $  5,483
                      ========     =======       ======   =========



                                    SEPTEMBER 30, 1994
                                    __________________

AVAILABLE FOR SALE                  Gross      Gross      Estimated
                      Amortized   Unrealized Unrealized    Market
                         Cost        Gains    (Losses)     Value
                      _________   __________   __________  ________


U.S. Treasury Notes   $ 17,066     $    8      $   217     $ 16,857
Obligations of other
 U.S. Government
 agencies and
 corporations            7,500         19          148        7,371
Obligations of
 states and
 political
 subdivisions            1,015          -           42          973
Mortgage-backed
 securities                604          -           16          588
Corporate debt
 securities                197          -            -          197
Equity securities          718      1,326            -        2,044
                      ________     ______       ______     ________

 Totals               $ 27,100     $1,353       $  423     $ 28,030
                      ========     ======       ======     ========



                                    DECEMBER 31, 1994
                                    _________________

INVESTMENT SECURITIES               Gross        Gross    Estimated
                      Amortized   Unrealized   Unrealized  Market
                           Cost     Gains       (Losses)   Value
                      _________   __________   __________  ________


U.S. Treasury Notes   $  1,478     $    -      $     7     $  1,471
Obligations of other
 U.S. Government
 agencies and
 corporations            4,478          -           54        4,424
Obligations of
 states and
 political
 subdivisions            1,045          -           21        1,024
Corporate debt
 obligations               501          -            1          500
                      ________     ______       _______    ________

 Totals               $  7,502     $    -       $   83     $  7,419
                      ========     ======       ======     ========



                                    DECEMBER 31, 1994
                                    _________________

AVAILABLE FOR SALE                  Gross       Gross     Estimated
                      Amortized   Unrealized   Unrealized  Market
                        Cost        Gains       (Losses)   Value
                      _________   __________   __________  ________


U.S. Treasury Notes   $ 15,055     $    -      $   268     $ 14,787
Obligations of other
 U.S. Government
 agencies and
 corporations            5,999          1          261        5,739
Obligations of
 states and
 political
 subdivisions            1,015          -           41          974
Mortgage-backed
 securities                300          -            4          296
Corporate debt
 securities                261          -           15          246
Equity securities          915      1,282            2        2,195
                      ________     ______        _____     ________

 Totals               $ 23,545     $1,283        $  591    $ 24,237
                      ========     ======        ======    ========


The amortized cost and fair value of investment securities at December 31, 1993 are as follows:



                                    DECEMBER 31, 1993
                                    _________________

                                    Gross        Gross    Estimated
                      Amortized   Unrealized   Unrealized  Market
                           Cost     Gains       (Losses)    Value
                      _________   __________   __________  ________


U.S. Treasury Notes   $ 21,098     $  135      $    15     $ 21,218
Obligations of other
 U.S. Government
 agencies and
 corporations            6,362        140            1        6,501
Obligations of
 states and
 political
 subdivisions            2,000          7            2        2,005
Other debt securities    1,937          3            9        1,931
Equity Securities        1,039      1,325            3        2,361
                      ________     ______      _______     ________

 Totals               $ 32,436     $1,610       $   30     $ 34,016
                      ========     ======       ======     ========

Loans

The Bank grants installment, commercial and residential loans to customers primarily in Wayne County, Pennsylvania, and its contiguous counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the local economy. There are no concentrations of loans to any one industry group which exceed 10% of total loans.

Loans grew 1.5% from $26,652,365 at September 30, 1994 to $27,055,817 at
September 30, 1995. Real estate loans represented $19,538,139, or 72.2% of total loans at September 30, 1995. Installment & commercial loans represented 19.4% and 8.4%, respectively, of total loans at September 30, 1995. The September 30, 1995 loan portfolio grew from the $26,817,936 loan
level at December 31, 1994.   This rise in loan volumes was represented in
consumer loan category. The December 31, 1994 loan balance of $26,817,936 grew $5,215,339, from the $21,602,597 balance at December 31, 1993. Real estate loans were responsible for $4,695,533 of this growth.

Major classifications of loans are summarized as follows at September 30, 1995 and 1994, and December 31, 1994 and 1993:



                     SEPTEMBER 30,               DECEMBER 31,
                  1995           1994        1994         1993
                  ____           ____        ____         ____


Real estate . . $19,538,139   $19,628,659  $19,951,503  $15,255,970
Commercial
 loans. . . . .   2,274,166     2,456,004    2,618,190    2,627,506
Consumer. . . .   5,243,512     4,567,702    4,248,243    3,719,121
                ___________   ___________   __________  ___________

    Total . . . $27,055,817   $26,652,365  $26,817,936  $21,602,597

Less:
  Unearned
   discount . .          -          1,491        1,149        3,358
  Unamortized
   loan fees
   and cost . .     286,605       323,776       321,111     180,934
  Allowance for
   possible loan
   losses . . .     214,376       216,484       215,876     201,484
                ___________   ___________   ___________  __________

    Loans,
     Net. . . . $26,554,836   $26,110,614   $26,279,800 $21,216,821
                ===========   ===========   =========== ===========

Allowance for Possible Loan Losses

The provision for loan losses is based upon a credit review of the loan portfolio, past loan loss experience, current economic conditions and other pertinent factors which form a basis for determining the adequacy of the allowance for possible loan losses. In the opinion of management, the aggregate amount reserved is deemed to be adequate to absorb future loan losses.

The allowance for possible loan losses of $214,376 at September 30, 1995 and $216,484 at September 30, 1994 were both .79% and .81%, respectively, of total loans. The $215,876 allowance for possible loan losses at December 31, 1994 was .81% of loans and the $201,484 allowance for loan losses at December 31, 1993 was .93% of loans.

Transactions in the allowance for possible loan losses account for the periods ending September 30, 1995 and 1994, and the years ended December 31, 1994 and 1993 are summarized as follows:



                     SEPTEMBER 30,               DECEMBER 31,
                  1995           1994        1994         1993
                  ____           ____        ____         ____


Beginning       $   215,876   $   201,484  $   201,484  $   209,993
 balance
Provision
 charged to
 operations           9,000        15,000       15,000       12,000
Recovery of
 loans previously
 charged off              -             -            -        5,559
               ___________    ___________  ___________  ___________

               $   224,876    $   216,484  $   216,484  $   227,552
Loans charged
 off                10,500              -          608       26,068
               ____________   ___________   __________  ___________

Ending Balance $   214,376    $   216,484   $  215,876   $  201,484
               ===========    ===========   ==========   ==========

Bank Premises and Equipment

Bank premises and equipment are summarized as follows at September 30, 1995 and 1994, and December 31, 1994 and 1993:



                       September 30,              December 31,
                   ____________________       _____________________
                   1995            1994       1994             1993


Land. . . . . . . .  $ 215,338   $ 215,338    $ 215,338    $ 62,288
Bank premises . . .    953,150     937,870      950,284     950,184
Furniture &
 Equipment. . . . .    590,720     582,435      581,885     575,684
                     _________   _________    _________   _________

                     1,759,208   1,735,643    1,747,507   1,588,156

Less accumulated
 depreciation . . .    839,454     775,459      794,710     715,964
Bank premises and
 equipment, net . .  $ 919,754   $ 960,184    $ 952,797   $ 872,192
                     =========   =========    =========   =========

Total deposits of $56,000,618 at September 30, 1995 were $2,510,533 lower than the $58,511,151 deposit level at September 30, 1994. A $3,164,477 reduction in savings deposits was partially offset by a $1,628,939 gain in time deposits. The September 30, 1995 deposits grew $1,252,492 from the December 31, 1994 balance of $54,748,126 and $1,137,310 from the December 31, 1993 deposit balance of $54,863,308.

Deposits are summarized as follows at September 30, 1995 and 1994, and December 31, 1994 and 1993:



                   September 30,               December 31,
                __________________          ___________________

                1995          1994          1994           1993
                ____          ____          ____           ____


Noninterest
 -bearing       $ 6,057,290  $ 6,768,724   $ 4,669,491   $ 4,911,900
Interest-bearing
 demand
 deposits         4,912,480    5,176,041     4,824,551     4,756,273
Savings          20,887,150   24,051,627    22,484,463    22,210,649
Time Deposits    24,143,698   22,514,759    22,769,621    22,984,486
                ___________   __________   ___________   ___________

Total           $56,000,618  $58,511,151   $54,748,126   $54,863,308
 Deposits       ===========  ===========   ===========   ===========


Capital

Various regulatory agencies require banks to maintain a leverage ratio of core capital to total assets at a prescribed level, currently 4 percent. In addition, bank regulators have issued risk-based capital guidelines. Under such guidelines, minimum ratios of core capital and total qualifying capital as a percentage of risk-weighted assets and certain off-balance-sheet items of 4 percent and 8 percent, respectively, are required.

At September 30, 1995, the Bank met all capital requirements. Core capital was $7,390,129 or 11.3% of total assets and 16.7% of total risk-weighted assets, while total qualifying capital was $7,604,505, or 17.2% of total risk-weighted assets.

INCOME STATEMENT ANALYSIS

Results of Operations

Net income for the nine month period ending September 30, 1995 of $458,975, was $78,590 higher than the $380,385 net income for the same period ending September 30, 1994. This growth in net income was the result of an increase in net interest income. The annualized return on average shareholders' equity was 7.54% at September 30, 1995, compared to 6.78% at September 30, 1994. The December 31, 1994 net income of $534,583 was higher than the December 31, 1993 and 1992 net income of $499,882 and $481,375, respectively. Earnings per share were $.65 for the first nine months of 1995, compared to $.54 for the same period in 1994.

Net Interest Income

Net interest income at September 30, 1995 of $1,651,065 was $98,644 higher than the September 30, 1994 net interest income of $1,552,421. This increase is primarily due to the change in the mix of earning assets during the first nine months of 1995, compared to the same period in 1994. Lower yielding average investments balances were $3,081,600 lower in the first nine months of 1995, compared to the same period in 1994. This reduction in funds was used to fund a $2,309,260 increase in the average higher yielding loans during this period. The remaining drop in the average investment balance during this period is the result of lower deposit balances. The net interest margin grew from 3.37% for the nine month period ending September 30, 1994, to 3.61% for the same period in 1995.

Net interest income at December 31, 1994 of $2,104,147 was higher than the December 31, 1993 and 1992 net interest income of $1,928,925 and $1,851,729, respectively. The net interest margin for the twelve month period ending December 31, 1994 of 3.46% was higher than the 3.31% at December 31, 1993 and the 3.25% at December 31, 1992.

Provision for Loan Losses

The provision for loan losses for the first nine months of 1995 was $9,000, compared to $15,000 for the same period in 1994. The provision for loan losses for the entire year of 1994 was $15,000, a $3,000 increase over 1993. There Bank did not make a provision for loan losses in 1992.

Other Income

Other income declined 55.3% from $204,242 during the first nine months of 1994, to $91,227 during the same period in 1995. This decline was the result of the decrease in security gains, partially offset by increases in both the trust and other income categories. Other income for the entire year of 1994 of $221,605 was $125,197 higher than 1993 other income of $96,408 and $79,288 higher than the 1992 other income of $142,317. The increase in the 1994 other income is a result of higher security gains and increases in trust and other income.

Other Operating Expenses

Other expenses of $1,096,307 for the first nine months of 1995, was $109,381 lower than the same period in 1994. This reduction in 1995 is the result of a decrease in expenses associated with other real estate owned property experienced during 1994. Other expenses for the entire year of 1994 of $1,556,904, was $243,193 and $238,558 higher than the same periods in 1993 and 1992, respectively. The increase in other expenses in 1994 is primarily related to cost associated with writing off an other real estate owned property. Increases to advertising, FDIC premiums and meeting and travel also contributed to this rise in other expenses.



                           FARMERS & MERCHANTS BANK
                               BALANCE SHEET
                                 UNAUDITED

                      As of September 30,       As of December 31,
                      ___________________       __________________


ASSETS              1995         1994          1994        1993
                    ____         ____          ____        ____
Cash and due
 from banks . . .$   420,147  $   479,363  $   454,819  $ 2,041,876
Federal Funds
 Sold . . . . . .  3,750,000    2,685,000      975,000    3,410,000
Interest-bearing
 deposits in
 banks. . . . . .  1,959,908    2,176,624    1,798,620    1,473,757
Securities held-
 to-maturity (fair
 value $13,385,000
 at Sept. 30, 1995,
 $5,483,000 at Sept.
 30, 1994 and
 $7,419,000 at
 December 31,
 1994). . . . . . 13,301,765    5,524,870    7,501,996            -
Securities
 available
 for sale . . . . 17,559,906   28,030,550   24,237,244            -
Investment
 securities
 (fair value
 $34,016,000 at
 December 31,
 1993)  . . . . .          -            -            -   32,435,571
Loans, net. . . . 26,554,836   26,110,614   26,279,800   21,216,821
Bank premises
 and equipment,
 net. . . . . . .    919,754      960,184      952,797      872,192
Accrued income
 receivable . . .    679,535      574,593      515,533      459,131
Other real estate
 owned  . . . . .    202,364            -            -      233,984
Other assets. . .    207,247      222,471      173,804      229,859
                ____________  ___________  ___________  ___________

 Total assets . .$65,555,462  $66,764,269  $62,889,613  $62,373,191
                ============  ===========  ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
 Noninterest
  -bearing. . . .$ 6,057,290  $ 6,768,724  $ 4,669,491  $ 4,911,900
 Interest
  -bearing
  demand
  deposits. . . .  4,912,480    5,176,041    4,824,551    4,756,273
 Savings. . . . . 20,887,150   24,051,627   22,484.463   22,210,649
 Time deposits. . 24,143,698   22,514,759   22,769,621   22,984,486
                 ___________  ___________  ___________  ___________
 Total deposits . 56,000,618   58,511,151   54,748,126   54,863,308
Accrued interest
 payable. . . . .    319,322      237,349      258,942      256,100
U.S. Treasury
 demand notes . .          -            -            -      326,511
Other liabilities .  688,643      359,324      275,092       41,216
                 ___________  ___________  ___________  ___________
Total
 liabilities. . . 57,008,583   59,107,824   55,282,160   55,487,135
                 ___________ ____________  ___________  ___________

Shareholder's Equity:
 Common Stock,
 par value $2.00
 per share, 3,000,000
 shares authorized;
 720,000 shares issued
 and outstanding, of
 which 11,984 are held
 in the treasury as of
 Sept. 30, 1995,
 Sept. 30, 1994,
 and December 31, 1994
 and 11,264 are held in
 the treasury as of
 December 31,
 1993 . . . . . .  1,440,000    1,440,000    1,440,000    1,440,000
  Surplus . . . .  2,400,000    2,400,000    2,400,000    2,400,000
  Undivided
   profits. . . .  3,670,689    3,322,517    3,431,198    3,158,696
  Net unrealized
   losses on
   securities
   available for
   sale, net of
   taxes. . . . .  1,156,750      614,488      456,815           -
                 ___________  ___________  ___________  ___________
                   8,667,439    7,777,005    7,728,013    6,998,696
Less treasury
 stock - at cost     120,560      120,560      120,560      112,640
                 ___________  ___________  ___________  ___________
 Total
 shareholders'
 equity . . . . .  8,546,879    7,656,445    7,607,453    6,886,056
                 ___________  ___________  ___________  ___________
 Total
 liabilities and
 shareholders'
 equity . . . . .$65,555,462  $66,764,269  $62,889,613  $62,373,191
                 ===========  ===========  ===========  ===========



                         FARMERS & MERCHANTS BANK
                           STATEMENTS OF INCOME
                                 UNAUDITED

                                        FOR THE NINE MONTHS ENDED
                                              SEPTEMBER 30,
                                        __________________________

INTEREST INCOME                       1995                   1994
                                      ____                   ____

Loans, including fees . . . . . .  $ 1,669,090          $ 1,476,180
Investment securities . . . . . .    1,254,573            1,195,506
Federal funds sold. . . . . . . .      113,249               62,204
Deposits in banks . . . . . . . .       62,296               52,739
                                   ___________          ___________

 Total interest income  . . . . .    3,099,208            2,786,629
                                   ___________          ___________
INTEREST EXPENSE
Interest on deposits. . . . . . .    1,448,143            1,229,370
Interest on other borrowings. . .            -                4,838
                                   ___________          ___________
 Total interest expense . . . . .    1,448,143            1,234,208
                                   ___________          ___________
 Net interest income. . . . . . .    1,651,065            1,552,421
Provision for loan losses . . . .        9,000               15,000
                                   ___________          ___________
 Net interest income after
 provision for loan losses. . . .    1,642,065            1,537,421
                                   ___________          ___________

OTHER OPERATING INCOME
Service charges . . . . . . . . .       17,962               19,871
Security gains (losses), net. . .          361              138,137
Trust income. . . . . . . . . . .       38,505               21,872
Other Income. . . . . . . . . . .       34,399               24,362
                                   ___________          ___________
 Total other income . . . . . . .       91,227              204,242
                                   ___________          ___________
 Net interest income after
  provision for loan losses
  and other income. . . . . . . .    1,733,292            1,741,663
                                   ___________          ___________

OTHER OPERATING EXPENSES
Salaries, wages and employee
 benefits . . . . . . . . . . . .      513,892              505,008
Net occupancy . . . . . . . . . .       86,051               89,796
Furniture and equipment . . . . .       49,572               64,572
Other expenses. . . . . . . . . .      446,792              546,312
                                   ___________          ___________
Total other expenses. . . . . . .    1,096,307            1,205,688
                                   ___________          ___________
Income before income taxes. . . .      636,985              535,975
Income tax expense. . . . . . . .      178,010              155,590
                                   ___________          ___________
Net income. . . . . . . . . . . .  $   458,975          $   380,385
                                   ===========          ===========

                                        FOR THE YEARS ENDED
                                           DECEMBER 31,
                                    __________________________


INTEREST INCOME                1994            1993         1992
                               ____            ____         ____

Loans, including fees . . . $ 2,006,654   $ 1,791,936   $ 2,023,490
Investment securities . . .   1,608,438     1,704,447     1,808,904
Federal funds sold. . . . .      81,640        82,316       138,912
Deposits in banks . . . . .      69,639        51,266        65,307
                            ___________   ___________   ___________

 Total interest income. . .   3,766,371     3,629,965     4,036,613
                            ___________   ___________   ___________
INTEREST EXPENSE
Interest on deposits. . . .   1,659,357     1,691,810     2,174,131
Interest on other
 borrowings . . . . . . . .       2,867         9,230        10,753
                            ___________   ___________   ___________
 Total interest expense . .   1,662,224     1,701,040     2,184,884
                            ___________   ___________   ___________

 Net interest income. . . .   2,104,147     1,928,925     1,851,729
Provision for loan losses .      15,000        12,000             -
                            ___________   ___________   ___________
 Net interest income after
  provision for loan
  losses. . . . . . . . . .   2,089,147     1,916,925     1,851,729
                            ___________   ___________   ___________

OTHER OPERATING INCOME
Service charges . . . . . .     27,310         28,879        26,395
Security gains (losses),
 net  . . . . . . . . . . .    138,137         39,126        89,730
Trust income. . . . . . . .     21,872          4,745         6,882
Other Income. . . . . . . .     34,286         23,658        19,310
                            __________    ___________   ___________
 Total other income . . . .    221,605         96,408       142,317
                            __________    ___________   ___________
 Net interest income after
  provision for loan losses
  and other income. . . . .  2,310,752      2,013,333     1,994,046
                            __________    ___________   ___________

OTHER OPERATING EXPENSES
Salaries, wages and employee
 benefits . . . . . . . . .    643,101        595,156       611,896
Net occupancy . . . . . . .    118,950        100,817        70,460
Furniture and equipment . .     84,663        104,474        85,054
Other expenses. . . . . . .    710,190        513,259       550,936
                            __________    ___________   ___________
Total other expenses  . . .  1,556,904      1,313,706     1,318,346
                            __________    ___________   ___________

Income before income
 taxes  . . . . . . . . . .    753,848        699,627       675,700
Income tax expense. . . . .    219,265        199,745       194,325
                            __________    ___________   ___________

Net income. . . . . . . . . $  534,583    $   499,882   $   481,375
                            ==========    ===========   ===========




                        FARMERS & MERCHANTS BANK
                        STATEMENT OF CASH FLOWS
                              UNAUDITED

                      As of September 30,       As of December 31,
                     ____________________     ____________________


                     1995         1994           1994          1993
                     ____         ____           ____          ____
CASH FLOWS FROM
OPERATING
ACTIVITIES:
 Net Income . .  $   458,975  $  380,385   $   534,583  $  499,882
Adjustments to
 reconcile net
 income to net
 cash provided by
 operating
 activities
  Depreciation. . .   44,745      59,495        79,295     103,076
  Deferred income
   taxes  . . . . . .      -           -       (39,859)     (9,009)
  Amortization of
   investment
   securities . . . . 60,892      88,282       111,159     237,330
  Accretion of
   investment
   securities . . . .(33,977)    (13,614)      (26,390)    (28,599)
  Gain on sale of
   investment
   securities . . . .   (361)   (138,137)     (138,137)    (39,126)
  Loss on sale of
   assets acquired
   through fore-
    closure . . . . .    719      87,262        87,263           -
  Loss on disposition
   of bank premises
   and equipment. . .      -           -              -      2,023
  Change in:
   Accrued interest
   receivable . . . (164,002)   (115,462)       (56,402)   102,426
  Other assets. . .  (33,443)      7,388         31,230   (328,262)
  Accrued interest
   payable. . . . .   60,380     (18,751)         2,842    (39,177)
  Other liabilities   52,978      (2,490)        63,231   (133,771)
                    ________    ________      _________  _________
  Net cash provided
   by operating
   activities . . .  446,906     334,358       648,815     366,793
                    ________   _________     _________    ________


CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale
   of interest
   -bearing
   deposits
   in banks . . .  1,205,563     582,915       920,584   1,199,000
  Purchases of
   interest-bearing
   deposits in
   banks. . . . . (1,366,851) (1,285,782)   (1,245,447) (1,577,987)
   Proceeds from
   sale of
   securities . .          -     267,207       267,207      89,616
  Proceeds from
   maturity of
   securities . . 11,473,908  10,513,214    13,994,740  17,180,735
  Purchase of
   securities . . (9,562,385)(10,905,759)  (12,820,104)(18,297,415)
  Net decrease
   (increase)
   in loans . . .   (478,119) (4,893,793)   (5,062,979)    (67,659)
  Bank premises
   and equipment
   additions. . . .  (11,702)   (147,485)     (159,900)   (131,602)
  Proceeds from
   sale of assets
   acquired through
   foreclosure. . .        -     146,720       146,721           -
                  __________  __________   ___________ ___________
  Net cash provided
   by (used in)
   investing
   activities . .  1,260,414  (5,722,763)   (3,959,178) (1,605,312)
                  __________  __________   ___________ ___________

CASH FLOWS FROM
 FINANCING ACTIVITIES
 Net increase
  (decrease) in
  deposit
  accounts. . . .  1,252,492   3,647,843      (115,182)  1,727,035
 Increase
  (decrease)
  in U.S. Treasury
  Tax & Loan note .        -    (326,511)     (326,511)   (114,227)
 Cash dividends . . (219,484)   (212,520)     (262,081)   (255,144)

 Purchase of
  treasury stock. .        -      (7,920)       (7,920)          -
                  __________  __________   ___________ ___________
 Net cash provided
  by (used in)
  financing
  activities. . .  1,033,008   3,100,892      (711,694)  1,357,664
                  __________  __________   ___________  __________
Net increase
 (decrease) in
 cash and cash
 equivalents  . .  2,740,328  (2,287,513)   (4,022,057)   119,145
Cash and cash
 equivalents,
 beginning of
 year . . . . . .  1,429,819   5,451,876     5,451,876  5,332,731
                   _________  __________    __________  _________
Cash and cash
 equivalents,
 end of year. . . $4,170,147  $3,164,363    $1,429,819 $5,541,876
                  ==========  ==========    ========== ==========

Supplemental disclosure
 of cash flow information:
 Interest paid during
  the year. . . . $1,387,763  $1,252,959    $1,659,381 $1,740,217
 Income taxes
  paid during
  the year. . . . $   63,909  $   57,111    $  228,444 $  316,387
 Loans transferred
  to foreclosed assets
  held for sale
  during the
  year. . . . . . $  203,083  $       -     $       -  $  233,984


                        FARMERS & MERCHANTS BANK
                        STATEMENT OF CASH FLOWS
                              UNAUDITED

                                                As of December 31,
                                              ____________________


                                                         1992
                                                         ____
CASH FLOWS FROM
OPERATING
ACTIVITIES:
 Net Income . . . . . . . . . . . . . . . . . .        $  481,375
Adjustments to reconcile net income to net
 cash provided by operating activities
  Depreciation. . . . . . . . . . . . . . . . .            71,067
  Deferred income taxes . . . . . . . . . . . .           (31,536)
  Amortization of investment securities . . . .           230,605
  Accretion of investment securities  . . . . .           (37,747)
  Gain on sale of investment securities . . . .           (89,730)
  Loss on sale of assets acquired through
   foreclosure  . . . . . . . . . . . . . . . .                --
  Loss on disposition of bank premises
   and equipment  . . . . . . . . . . . . . . .                --
  Change in:
   Accrued interest receivable  . . . . . . . .            97,938
  Other assets  . . . . . . . . . . . . . . . .           (43,902)
  Accrued interest payable  . . . . . . . . . .          (152,018)
  Other liabilities . . . . . . . . . . . . . .           147,007
                                                       __________

  Net cash provided by operating activities . .           673,059
                                                       __________

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of interest-bearing
   deposits in banks  . . . . . . . . . . . . .         1,994,000
  Purchases of interest-bearing deposits in
   banks. . . . . . . . . . . . . . . . . . . .        (1,394,770)
  Proceeds from sale of securities  . . . . . .         1,243,218
  Proceeds from maturity of securities  . . . .        17,911,462
  Purchase of securities  . . . . . . . . . . .       (24,527,229)
  Net decrease (increase) in loans  . . . . . .         3,822,903
  Bank premises and equipment additions . . . .          (589,279)
  Proceeds from sale of assets acquired
   through foreclosure  . . . . . . . . . . . .                --
                                                       __________

  Net cash provided by (used in) investing
   activities . . . . . . . . . . . . . . . . .        (1,539,695)
                                                       __________

CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in deposit
  accounts  . . . . . . . . . . . . . . . . . .         1,277,753
 Increase (decrease) in U.S. Treasury
  Tax & Loan note . . . . . . . . . . . . . . .           172,695
 Cash dividends . . . . . . . . . . . . . . . .          (251,749)
 Purchase of treasury stock . . . . . . . . . .          (112,640)
                                                       __________

 Net cash provided by (used in) financing
  activities  . . . . . . . . . . . . . . . . .         1,086,059
                                                       __________
Net increase (decrease) in cash and cash
 equivalents  . . . . . . . . . . . . . . . . .           219,423
Cash and cash equivalents, beginning of
 year . . . . . . . . . . . . . . . . . . . . .         5,113,308
                                                       __________

Cash and cash equivalents, end of year  . . . .        $5,332,731
                                                       ==========

Supplemental disclosure of cash flow
 information:
  Interest paid during the year . . . . . . . .        $2,336,902
 Income taxes paid during the year  . . . . . .        $   82,204
 Loans transferred to foreclosed assets
  held for sale during the year . . . . . . . .        $       --




                    FARMERS & MERCHANTS BANK
          STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
    FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 THE
                PERIOD ENDING SEPTEMBER 30, 1995
                            UNAUDITED

                             Common                     Undivided
                             Stock         Surplus       Profits


Balance, December 31,
 1991                      $ 1,200,000   $ 2,400,000   $ 2,924,332
Net Income                         -              -        481,375
Cash Dividends
 ($.35 per share)                  -              -       (251,749)
Stock Split                    240,000            -       (240,000)
Purchase of Treasury
 Stock                             -              -             -
                           ____________  ___________    __________
Balance, December 31,
 1992                      $ 1,440,000   $ 2,400,000   $ 2,913,958
Net Income                         -              -        499,882
Cash Dividends
 ($.36 per share)                  -              -       (255,144)
                            ____________  ___________    __________
Balance, December 31,
 1993                        1,440,000     2,400,000     3,158,696
Net Income                         -              -        534,583
Cash Dividends
 ($.37 per share)                  -              -       (262,081)
Treasury Stock
 Acquisition                       -              -       (255,144)
Implementation of SFAS
 No. 115                           -              -             -
Net Unrealized Loss                -              -             -
                           ____________  ___________    __________
Balance, December 31,
 1994                        1,440,000     2,400,000     3,431,198
Net Income                         -              -        458,975
Cash Dividends
 ($.31 per share)                  -              -       (219,484)
Net Unrealized Gain                -              -             -
                           ____________  ___________    __________
Balance, September 30,
 1995                      $ 1,440,000   $ 2,400,000   $ 3,670,689
                           ===========   ===========   ===========


                    FARMERS & MERCHANTS BANK
          STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
    FOR THE YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992 THE
                PERIOD ENDING SEPTEMBER 30, 1995
                            UNAUDITED

                           Unrealized
                         Gain (loss) on   Treasury
                            Securities      Stock        Total



Balance, December 31,
 1991                      $       -     $        -    $ 6,524,332
Net Income                         -              -        481,375
Cash Dividends
 ($.35 per share)                  -              -       (251,749)
Stock Split                        -              -             -
Purchase of Treasury
 Stock                             -         112,640      (112,640)
                           ____________  ___________    __________
Balance, December 31,
 1992                              -         112,640   $ 6,641,318
Net Income                         -              -        499,882
Cash Dividends
 ($.36 per share)                  -              -       (255,144)
Treasury Stock
 Acquisition                       -           7,920        (7,920)
Implementation of SFAS
 No. 115                       875,665            -        875,665
Net Unrealized Loss           (418,850)           -       (418,850)
                          ____________  ____________ ______________
Balance, December 31,
 1994                          456,815       120,560     7,607,453
Net Income                         -              -        458,975
Cash Dividends
 ($.31 per share)                  -              -       (219,484)
Net Unrealized Gain            699,935            -        699,935
                           ___________  ____________  ____________
Balance, September 30,
 1995                      $ 1,156,750   $   120,560   $ 8,546,879
                           ===========   ===========   ===========

                      FARMERS AND MERCHANTS BANK
                      ==========================

                         FINANCIAL STATEMENTS
                         FOR THE YEARS ENDED
                      DECEMBER 31, 1994 AND 1993
                                AND
                        REPORT OF INDEPENDENT
                    CERTIFIED PUBLIC ACCOUNTANTS

                        TABLE OF CONTENTS
                        =================

                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. . . .     1

FINANCIAL STATEMENTS:
  Balance Sheet . . . . . . . . . . . . . . . . . . . . .     2
  Statement of Income . . . . . . . . . . . . . . . . . .     3
  Statement of Changes in Shareholders' Equity. . . . . .     4
  Statement of Cash Flows . . . . . . . . . . . . . . . .     5
  Notes to Financial Statements . . . . . . . . . . . . .  6-19

                        ______________________

PARENTE, RANDOLPH, ORLANDO,
CAREY & ASSOCIATES
_____________________________________________
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

                         REPORT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors
Farmers & Merchants Bank
Honesdale, Pennsylvania:

     We have audited the accompanying balance sheets of Farmers & Merchants Bank as of December 31, 1994 and 1993, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Farmers & Merchants Bank as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, in 1994 the Bank changed its method of accounting for investment securities by adopting Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                   /s/ Parente, Randolph, Orlando, Carey
                               & Associates

Wilkes-Barre, Pennsylvania
January 13, 1995


                        FARMERS & MERCHANTS BANK
                        ========================
                            BALANCE SHEET
                      DECEMBER 31, 1994 AND 1993
_________________________________________________________________

                                               1994         1993
_________________________________________________________________
                            ASSETS
                            ======

CASH AND CASH EQUIVALENTS . . . . . . . .  $ 1,429,819  $ 5,451,876

INTEREST-BEARING DEPOSITS IN BANKS. . . .    1,798,620    1,473,757

SECURITIES HELD-TO-MATURITY
 (fair value $7,418,669). . . . . . . . .    7,501,996          -

SECURITIES AVAILABLE-FOR-SALE . . . . . .   24,237,244          -

INVESTMENT SECURITIES
 (fair value $34,016,000) . . . . . . . .          -     32,435,571

LOANS, NET. . . . . . . . . . . . . . . .   26,279,800   21,216,821

BANK PREMISES AND EQUIPMENT . . . . . . .      952,797      872,192

ACCRUED INTEREST RECEIVABLE . . . . . . .      515,533      459,131

FORECLOSED ASSETS HELD FOR SALE . . . . .          -        233,984

OTHER ASSETS. . . . . . . . . . . . . . .      173,804      229,859
                                           ___________    _________

                TOTAL . . . . . . . . . .  $62,889,613  $62,373,191
                                           ===========  ===========
                  LIABILITIES AND SHAREHOLDERS' EQUITY
                  ====================================

LIABILITIES:
  Demand deposits . . . . . . . . . . . .  $ 4,669,491  $ 4,911,900
  Interest-bearing demand deposits. . . .    4,824,551    4,756,273
  Savings deposits. . . . . . . . . . . .   22,484,463   22,210,649
  Time deposits . . . . . . . . . . . . .   22,769,621   22,984,486

                Total deposits. . . . . .   54,748,126   54,863,308

  Accrued interest payable. . . . . . . .      258,942      256,100
  Other liabilities . . . . . . . . . . .      275,092       41,216
  U.S. Treasury Tax and Loan note . . . .          -        326,511

                Total liabilities . . . .   55,282,160   55,487,135
                                           ___________  ___________
SHAREHOLDERS' EQUITY:
  Common stock, par value $2 per share, 3,000,000
    shares authorized; 720,000 shares issued and
    outstanding, of which 11,984 and 11,264 are held
    in the treasury as of December 31, 1994 and 1993,
    respectively. . . . . . . . . . . . .    1,440,000    1,440,000
  Additional paid-in capital. . . . . . .    2,400,000    2,400,000
  Retained earnings . . . . . . . . . . .    3,431,198    3,158,696
  Net unrealized holding gains on securities
    available-for-sale  . . . . . . . . .      456,815          -
                                           ___________  ___________

                                             7,728,013    6,998,696

  Less treasury stock - at cost . . . . .      120,560      112,640
                                           ___________   __________

          Shareholders' equity, net . . .    7,607,453    6,886,056

                TOTAL . . . . . . . . . .  $62,889,613  $62,373,191
                                           ===========  ===========

______________________________________________________________________

                 See Notes to Financial Statements



                     FARMERS & MERCHANTS BANK
                     ========================

                        STATEMENT OF INCOME
           FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
_________________________________________________________________

                                               1994         1993
_________________________________________________________________

INTEREST INCOME:
  Interest and fees on loans. . . . . . .  $ 2,006,654  $ 1,791,936
  Interest and dividends on investments .    1,608,438    1,704,447
  Interest on federal funds sold. . . . .       81,640       82,316
  Interest on deposits in banks . . . . .       69,639       51,266

                Total interest income . .    3,766,371    3,629,965

INTEREST EXPENSE:
  Interest on deposits. . . . . . . . . .    1,659,357    1,691,810
  Interest on other borrowings. . . . . .        2,867        9,230
                                           ___________   __________
                Total interest expense. .  $ 1,662,224  $ 1,701,040

NET INTEREST INCOME . . . . . . . . . . .    2,104,147    1,928,925

PROVISION FOR LOAN LOSSES . . . . . . . .       15,000       12,000
                                           ___________  ___________

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES . . . . . . . . . . . . . .    2,089,147    1,916,925

OTHER OPERATING INCOME:
  Trust Department income . . . . . . . .       21,872        4,745
  Service charges on deposit accounts . .       27,310       28,879
  Other income. . . . . . . . . . . . . .       34,286       23,658
  Securities gains, net . . . . . . . . .      138,137       39,126
                                           ___________  ___________

          Total other operating income. .      221,605       96,408
                                           ___________  ___________
OTHER OPERATING EXPENSES:
  Salaries, wages and employee benefits .      643,101      595,156
  Occupancy expense, net. . . . . . . . .      118,950      100,817
  Furniture and equipment expense . . . .       84,663      104,474
  Other expenses. . . . . . . . . . . . .      710,190      513,259

          Total other operating expenses.    1,556,904    1,313,706
                                            __________   __________
INCOME BEFORE PROVISION FOR INCOME TAXES.      753,848      699,627

PROVISION FOR INCOME TAXES. . . . . . . .      219,265      199,745

NET INCOME. . . . . . . . . . . . . . . .   $  534,583   $  499,882
                                            ==========   ==========
EARNINGS PER SHARE. . . . . . . . . . . .   $      .76   $      .71
                                            ==========   ==========

______________________________________________________________________

               See Notes to Financial Statements



                   FARMERS & MERCHANTS BANK
                   ========================

          STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
         FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
_________________________________________________________________


                                          ADDITIONAL
                               COMMON       PAID-IN     RETAINED
                                STOCK       CAPITAL     EARNINGS
_________________________________________________________________


BALANCE, DECEMBER 31,
  1992  . . . . . . . . . .  $ 1,440,000  $ 2,400,000  $ 2,913,958
NET INCOME. . . . . . . . .                                499,882

CASH DIVIDENDS ($.36 per
  share). . . . . . . . . .                               (255,144)
                            ____________  ___________  ____________

BALANCE, DECEMBER 31, 1993     1,440,000    2,400,000    3,158,696

NET INCOME. . . . . . . . .                                534,583

CASH DIVIDENDS
  ($.37 per share) . . . . .                              (262,081)

TREASURY STOCK ACQUISITION.

IMPLEMENTATION OF
  SFAS NO. 115. . . . . . .

NET UNREALIZED LOSS . . . . ____________   ___________ ____________

BALANCE,
  DECEMBER 31, 1994 . . . .  $ 1,440,000  $ 2,400,000  $ 3,431,198
                             ===========  ===========  ===========


                   FARMERS & MERCHANTS BANK
                   ========================

          STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
         FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
_________________________________________________________________

                              NET
                           UNREALIZED
                            HOLDING
                            GAINS ON
                            SECURITIES
                            AVAILABLE-   TREASURY  SHAREHOLDERS'
                            FOR-SALE       STOCK    EQUITY, NET
_________________________________________________________________


BALANCE, DECEMBER 31,
  1992  . . . . . . . . . .               $  112,640   $ 6,641,318
NET INCOME. . . . . . . . .                                499,882

CASH DIVIDENDS ($.36 per
  share)                                                  (255,144)
                           ____________  _____________  ___________
BALANCE, DECEMBER 31,
   1993 . . . . . . . . . .                  112,640     6,886,056

NET INCOME. . . . . . . . .                                534,583

CASH DIVIDENDS
  ($.37 per share). . . . .                              (262,081)

TREASURY STOCK ACQUISITION.                    7,920       (7,920)

IMPLEMENTATION OF
  SFAS NO. 115. . . . . . .  $   875,665                  875,665

NET UNREALIZED LOSS . . . .     (418,850)                (418,850)
                             ____________   __________  __________
BALANCE,
  DECEMBER 31, 1994 . . .    $   456,815  $   120,560  $ 7,607,453
                             ===========  ===========  ===========

______________________________________________________________________

                See Notes to Financial Statements



                    FARMERS & MERCHANTS BANK
                    ========================

                    STATEMENT OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
_________________________________________________________________

                                           1994            1993
_________________________________________________________________


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income. . . . . . . . . . . . . . $   534,583     $  499,882
  Adjustments to reconcile
   net income to net cash provided
   by operating activities:
    Depreciation. . . . . . . . . . . . $    79,295        103,076
    Deferred income taxes . . . . . . .     (39,859)        (9,009)
    Amortization of investment
     securities . . . . . . . . . . . .     111,159        237,330
    Accretion of investment
     securities . . . . . . . . . . . .     (26,390)       (28,599)
    Gain on sale of investment
     securities . . . . . . . . . . . .    (138,137)       (39,126)
    Loss on sale of assets
     acquired through foreclosure . . .      87,263             -
    Loss on disposition of bank
     premises and equipment . . . . . .          -           2,023
    Change in:
     Accrued interest receivables . . .     (56,402)       102,426
     Other assets . . . . . . . . . . .      31,230       (328,262)
    Accrued interest payable. . . . . .       2,842        (39,177)
    Other liabilities . . . . . . . . .      63,231       (133,771)
                                          _________     ___________
       Net cash provided by
         operating activities . . . . .     648,815        366,793

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of interest-bearing
   deposits in banks. . . . . . . . . .     920,584      1,199,000
  Purchases of interest-bearing
    deposits in banks . . . . . . . . .  (1,245,447)    (1,577,987)
  Proceeds from sale of securities          267,207         89,616
  Proceeds from maturities
    of securities . . . . . . . . . . .  13,994,740     17,180,735
  Purchases of securities . . . . . . . (12,820,104)   (18,297,415)
  Net decrease in loans . . . . . . . .  (5,062,979)       (67,659)
  Bank premises and equipment
   additions. . . . . . . . . . . . . .    (159,900)      (131,602)
  Proceeds from sale of assets
   acquired through foreclosure . . . .     146,721             -
  Net cash used in investing
   activities . . . . . . . . . . . . .  (3,959,178)    (1,605,312)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase (decrease) in
   deposit accounts . . . . . . . . . .    (115,182)     1,727,035
  Decrease in U.S. Treasury Tax
   and Loan note. . . . . . . . . . . .    (326,511)      (114,227)

  Cash dividends. . . . . . . . . . . .    (262,081)      (255,144)
  Purchase of treasury stock. . . . . .      (7,920)            -

       Net cash provided by (used in)
        financing activities. . . . . .    (711,694)     1,357,664
                                          __________   ___________

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS. . . . . . . . .  (4,022,057)       119,145

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR . . . . . . . . . .   5,451,876      5,332,731
                                          _________     __________
CASH AND CASH EQUIVALENTS,
  END OF YEAR . . . . . . . . . . . . . $ 1,429,819    $ 5,451,876
                                        ===========    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid during the year . . . . $ 1,659,381    $ 1,740,217
  Income taxes paid during the year . . $   228,444    $   316,387
  Loans transferred to foreclosed
    assets held for sale during
    the year. . . . . . . . . . . . . . $     -        $   233,984


                     See Notes to Financial Statements
______________________________________________________________________

                        FARMERS & MERCHANTS BANK
                        ========================

                     NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The more significant of the accounting and reporting policies followed by Farmers & Merchants Bank (the "Bank") are summarized below and are in accordance with generally accepted accounting principles.

     INVESTMENT SECURITIES

     As of January 1, 1994, the Bank adopted the provisions of Statement of Financial Accounting Standards "SFAS" No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for accounting and reporting for investment securities. In accordance with SFAS No. 115, such investments are accounted for as follows:

        Securities Held-to-Maturity - includes debt securities that the Bank has the positive intent and ability to hold to maturity. These securities are reported at amortized cost.

        Trading Securities - includes debt and equity securities bought and held principally for the purpose of selling them in the near term. At December 31, 1994, the Bank did not hold any trading securities.

        Securities Available-for-Sale - includes debt and equity securities not classified as either held-to-maturity securities or trading securities. Such securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of shareholders' equity net of deferred income taxes.

     At December 31, 1993, debt securities are reported at amortized cost and equity securities are reported at the lower of aggregate cost or market value.

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     The cumulative effect of the adoption of SFAS No. 115 as of January 1, 1994 resulted in an increase in shareholders' equity of $875,665 (unrealized holding gain on available-for -sale securities of $1,326,764 less deferred income tax effect of $451,099).

     The fair value of investments, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

ALLOWANCE FOR POSSIBLE LOAN LOSSES

     The provision for loan losses is based upon a credit review of the loan portfolio, past loan loss experience, current economic conditions and other pertinent factors which form a basis for determining the adequacy of the allowance for possible loan losses. In the opinion of management, the aggregate amount reserved is deemed to be adequate to absorb future loan losses.

INTEREST ON LOANS

     Interest income on loans, other than discounted installment loans, is computed based upon the principal amount outstanding. Interest on discounted installment loans is recognized using the sum-of-the-months-digits method which does not differ materially from the interest method. Loans are placed in nonaccrual status when management believes that collection of the interest is uncertain. Any payments received on nonaccrual loans are applied, first to the outstanding loan amounts, then to the recovery of any charged -off loan amounts. Any excess is treated as a recovery of lost interest.

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

LOAN FEES

     Nonrefundable loan origination fees and certain direct loan origination costs are recognized over the life of the related loans as an adjustment of yield. Prior to 1988, the Bank recognized such fees and costs in the year received or incurred.

BANK PREMISES AND EQUIPMENT

     Bank premises and equipment are stated at cost less accumulated depreciation. Routine maintenance and repair expenditures are expenses as incurred while significant expenditures are capitalized.

     Depreciation expense is determined on the straight-line and accelerated methods over the following ranges of useful lives:

       Building and improvements. . . . . . . . . 5 to 40 years
       Furniture and equipment. . . . . . . . . . 3 to 20 years

FORECLOSED ASSETS HELD FOR SALE

     Foreclosed assets held for sale are carried at the lower of fair value minus estimated costs to sell or cost. The costs of holding and maintaining the property and gains or losses on dispositions are included in the statement of income caption "Other expenses".

INCOME TAXES

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

EARNINGS PER SHARE

     Earnings per share of common stock is computed using the weighted-average number of shares outstanding, 708,016 and 708,736 in 1994 and 1993, respectively.

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

STATEMENT OF CASH FLOWS

     The Bank considers amounts due from banks and federal funds sold to be cash equivalents. Federal funds are sold for one day periods.

TRUST ASSETS

     Property held by the Bank in a fiduciary or agency capacity for its customers is not included in the accompanying balance sheet since such items are not assets of the Bank.


RECLASSIFICATION

     Certain reclassification have been made to the 1993 financial statements to conform to the 1994 presentation.

2.   CASH AND CASH EQUIVALENTS:

     The Bank is required to maintain average reserve balances with the Federal Reserve Bank or a participating bank based on a percentage of deposits. The average amounts of those reserve balances for the years ended December 31, 1994 and 1993 were $164,692 and $145,346, respectively.

     Deposits with one financial institution are insured up to $100,000. The Bank maintains cash and cash equivalents with other financial institutions in excess of the insured amount.

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

3.   INVESTMENT SECURITIES:

     The amortized cost and fair value of investment securities at December 31, 1994 are as follows (in thousands):


                        . . . . . . . . . . 1994. . . . . . . . .
                                      GROSS     GROSS
                                   UNREALIZED UNREALIZED
                        AMORTIZED    HOLDING   HOLDING      FAIR
                           COST       GAINS     LOSSES      VALUE
                           ____       _____     ______      _____

Securities Held-to-
  Maturity:
    Obligations of
     the U.S. Treasury    $ 1,478    $  -       $ 7       $  1,471
    Obligations of
     other U.S.
     government
     corporations
     and agencies . . .     4,478       -        54          4,424
    Obligations of
     state and
     political
     subdivisions . . .     1,045       -        21          1,024
    Corporate debt
     obligations. . . .       501       -         1            500
                          _______    _____     ____        _______

      Total . . . . . .   $ 7,502    $  -      $ 83        $ 7,419
                          =======    =====     ====        =======

Securities Available-
  for-Sale:
    Obligations of the
     U.S. Treasury        $15,055    $  -      $268        $14,787
    Obligations of
     other U.S.
     government
     corporations
     and agencies . . .     3,999       -       189          3,810
    Obligations of
     state and
     political
     subdivisions . . .     1,015                41            974
    Corporate debt
     securities . . . .       261       -        15            246
    Mortgage-backed
     securities . . . .     2,300       1        76          2,225
                          _______    _____     _____       _______

      Total debt
       securities . . .    22,630       1       589         22,042

Equity securities . . .       915   1,282         2          2,195
                          _______    _____     _____       _______

      TOTAL               $23,545  $1,283      $591        $24,237
                          =======  ======      =====       =======

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     The amortized cost and fair value of investment securities at December 31, 1993 are as follows (in thousands):


                                      GROSS     GROSS
                                   UNREALIZED UNREALIZED
                        AMORTIZED    HOLDING   HOLDING      FAIR
                           COST       GAINS     LOSSES      VALUE
                           ____       _____     ______      _____

U.S. Treasury
  securities. . . . . .   $21,098    $  135      $15       $21,218
Obligations of
  other U.S.
  government
  agencies and
  corporations. . . . .     6,362       140        1         6,501
Obligations of
  states and
  political
  subdivisions. . . . .     2,000         7        2         2,005
Other debt
  securities. . . . . .     1,937         3        9         1,931
                          _______    ______      ____      _______

    Subtotal. . . . . .    31,397       285       27        31,655

    Equity securities       1,039     1,325        3         2,361
                          _______    ______      ____      _______

            Total . . .   $32,436    $1,610      $30       $34,016
                          =======    =======     ===       =======

     The amortized cost and estimated market value of debt securities at December 31, 1994 by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.



                            SECURITIES            SECURITIES
                   . . .HELD-TO-MATURITY. . . AVAILABLE-FOR-SALE.

                       AMORTIZED     FAIR     AMORTIZED     FAIR
                          COST       VALUE       COST       VALUE
                          ____       _____     ______       _____


Due in one
 year or less . . . . .  $1,757     $1,741     $14,028     $13,838
Due from one year to
 five years               5,245      5,187       8,054       7,675
Due from five to ten
 years  . . . . . . . .      -          -          548         529
Due after ten years . .     500        491          -           -
                         ______     ______     _______     _______

 Total debt securities   $7,502     $7,419     $22,630     $22,042
                         ======     ======     =======     =======

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     Proceeds from the sale of securities available-for-sale during 1994 were $267,207. These sales resulted in gross gains of $138,137.

     There were no sales of investments in debt securities during the year ended December 31, 1993.

     Investment securities having a fair value of approximately
     $6,570,000 at December 31, 1994 were pledged to secure governmental deposits, trust funds and for other purposes as required by law.

     There is no significant concentration of investments in any individual security issue (excluding U.S. government and its agencies) that was in excess of 10% of total investments at December 31, 1994.

     The Bank may be required to sell certain of its equity securities with a December 31, 1994 fair value of $333,319 no later than December 19, 1996, unless regulatory authority approval to retain these investments is obtained.

     The Bank has no derivative financial instruments requiring disclosure under SFAS No. 119.

4.   LOANS:

     Major classifications of loans are summarized as follows at December 31, 1994 and 1993:


                                         1994            1993
                                         ____            ____

        Real estate . . . . .        $19,951,503     $15,255,970
        Commercial loans. . .          2,618,190       2,627,506
        Consumer                       4,248,243       3,719,121
                                     ___________     ___________

                   Total. . .         26,817,936      21,602,597

        Less:
         Unearned discount. .              1,149           3,358
         Unamortized loan fees
          and costs . . . . .            321,111         180,934
         Allowance for possible
          loan losses . . . .            215,876         201,484
                                      __________      __________

        Loans, net. . . . . .        $26,279,800     $21,216,821
                                     ===========     ===========

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     Transactions in the allowance for possible loan losses account for the years ended December 31, 1994 and 1993 are summarized as follows:



                                         1994            1993
                                         ____            ____

        Beginning Balance . . . .     $201,484         $209,993
        Provision charged to
         operations . . . . . . .       15,000           12,000
        Recovery of loans previously
         charged off. . . . . . .          -              5,559
                                      ________         ________

                                       216,484          227,552

        Loans charged off . . . .          608           26,068
                                      ________         ________

        Ending balance. . . . . .     $215,876         $201,484
                                      ========         ========

     The Bank grants installment, commercial and residential loans to customers primarily in Wayne County, Pennsylvania, and its contiguous counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on the local economy.
     There are no concentrations of loans to any one industry group which exceed 10% of total loans.

     In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which must be adopted by the Bank in 1995. SFAS No. 114 applies to loans other than groups of smaller-balance homogenous loans (generally consumer loans) that are collectively evaluated for impairment. The standard requires that impairment of such loans be measured generally based on the present value of expected future principal and interest cash flows, discounted at the loan's effective interest rate, and established as a valuation allowance related to those impaired loans. Under SFAS No. 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due. Presently, credit losses on all loans are accounted for through the allowance for credit losses, which is maintained at a level adequate to absorb losses inherent in the portfolio. The Bank does not anticipate a material increase in the allowance as a result of the implementation of SFAS No. 114.

FARMERS & MERCHANTS
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

5.   BANK PREMISES AND EQUIPMENT:

     Bank premises and equipment are summarized as follows at December 31, 1994 and 1993:



                                         1994            1993
                                         ____            ____

        Land. . . . . . . . . . .     $  215,338       $   62,288
        Bank premises . . . . . .        950,284          950,184
        Furniture and equipment .        581,885          575,684
                                      __________      ___________

                                       1,747,507        1,588,156

        Less accumulated depreciation    794,710          715,964

        Bank premises and equipment,
          net . . . . . . . . . .     $  952,797       $  872,192
                                      ==========       ==========

6.   DEPOSITS:

     Deposits are summarized as follows at December 31, 1994 and 1993 (in thousands):


                          . . . . . . . .1994 . . . . . . . .
                                         ____

                                   INTEREST-
                                    BEARING
                           DEMAND   DEMAND    SAVINGS   TIME
                           ______   ______    _______   _____

Deposits of individuals,
 partnerships and
 corporations . . . . .    $ 3,898  $ 4,758   $22,054  $22,670
Deposits of U.S.
 government . . . . . .        136
Deposits of state and
 political
 subdivisions . . . . .        258       67       430      100
Certified and official
 checks, etc. . . . . .        377
                           _______  _______   _______  ________
      Total deposits. .    $ 4,669  $ 4,825   $22,484  $22,770
                           =======  =======   =======  =======

                          . . . . . . . .1993 . . . . . . . .
                                         ____

                                   INTEREST-
                                    BEARING
                           DEMAND   DEMAND    SAVINGS   TIME
                           ______   ______    _______   _____

Deposits of individuals,
 partnerships and
 corporations . . . . .    $ 4,277  $ 4,686   $22,197  $22,849
Deposits of U.S.
 government . . . . . .        118
Deposits of state and
 political
 subdivisions . . . . .        214       70        14      135
Certified and official
 checks, etc. . . . . .        303
                           _______  _______   _______  ________
      Total deposits. .    $ 4,912  $ 4,756   $22,211  $22,984
                           =======  =======   =======  =======

     Time deposits of $100,000 or more aggregated approximately $1,582,000 and $1,441,000 at December 31, 1994 and 1993,
     respectively. Interest related to time deposits of $100,000 or more was approximately $53,300 and $47,000 for the years ended December 31, 1994 and 1993, respectively.

FARMERS & MERCHANTS
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

7.   PENSION PLAN:

     The Bank has a noncontributory defined benefit pension plan (the "Plan") for all employees meeting certain age and length of service requirements. Benefits are based primarily on years of service and the average annual compensation during the highest five consecutive years within the final ten years of employment. The Bank's funding policy is consistent with the funding requirements of federal law and regulations. Plan assets are invested in a diversified correspondent bank employee benefit fund comprised of cash equivalents, corporate fixed income obligations, common stock and U. S. government securities.

     Net periodic pension income for 1994 and 1993 includes the following components (in thousands):



                                            1994             1993
                                            ____             ____


     Service costs benefits
       earned during the period . . . . .  $ (42)            $ (39)
     Interest cost on projected benefit
       obligation . . . . . . . . . . . .    (73)              (66)
     Return on assets . . . . . . . . . .    121               117
     Net amortization . . . . . . . . . .     14                21
                                           _____             _____

         Net periodic pension income. . .  $  20             $  33
                                           =====             =====

     As of January 1, 1994 and 1993, the retirement plan assets were $1,569,000 and $1,522,000, respectively; the projected benefit obligation was $1,114,000 and $961,000, respectively; and the accumulated benefit obligation was $783,000 and $669,000 including vested benefits of $756,000 and $653,000, respectively.

     The funded status of the Plan and amount recognized in the Bank's balance sheet at December 31, 1994 and 1993 were (in thousands):



                                            1994             1993
                                            ____             ____


     Projected benefit obligation . . . .  $(1,114)         $ (961)
     Plan assets at fair value. . . . . .    1,569           1,522
                                           _______          ______
     Excess of assets over projected
      benefit obligation. . . . . . . . .      455             561
     Unrecognized net asset at
      transition. . . . . . . . . . . . .     (179)           (191)
     Unrecognized net gain. . . . . . . .     (175)           (288)
                                           ________         _______

         Prepaid pension cost . . . . . .  $   101          $   82
                                           =======          =======

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     The projected benefit obligation was determined using an assumed discount rate of 7.5% in 1994 and 8.0% in 1993, and an assumed long-term rate of compensation increase of 6.0% in both 1994 and 1993. An assumed long-term rate of return on Plan assets of 8.5% was used for both 1994 and 1993.

8.   INCOME TAXES:

     The following temporary differences gave rise to the net deferred tax asset at December 31, 1994 and 1993:



                                              1994           1993
                                              ____           _____

     Deferred tax asset:
      Loan fees . . . . . . . . . . . .    $ 109,178        $61,518
       Allowance for loan losses. . . .        3,629             -
                                           _________        _______

              Total . . . . . . . . . .      112,807         61,518
                                           _________        _______

     Deferred tax liabilities:
      Securities available-for-sale          235,329             -
      Accretion . . . . . . . . . . . .       15,429          7,751
      Depreciation. . . . . . . . . . .        5,407          6,937
      Pension . . . . . . . . . . . . .       31,708         24,955
      Allowance for loan losses . . . .           -           1,471

             Total. . . . . . . . . . .      287,873         41,114
                                            ________        _______

      Deferred tax asset (liability),
       net. . . . . . . . . . . . . . .    $(175,066)       $20,404
                                           ==========       =======

     The deferred tax asset (liability), net is included in other assets or other liabilities in the accompanying financial statements.

     The provision for income taxes consists of the following:



                                            1994          1993
                                            ____          _____

     Currently payable. . . . . . . .     $259,124       $208,754
     Deferred benefit . . . . . . . .      (39,859)        (9,009)
                                          _________      _________

         Total provision. . . . . . .     $219,265       $199,745
                                          ========       ========

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     Deferred income tax results from the following temporary differences:



                                           1994          1993
                                           ____          ____

     Pension. . . . . . . . . . . . .   $  6,753     $  13,674
     Loan losses. . . . . . . . . . .     (5,100)        1,471
     Accretion  . . . . . . . . . . .      7,678           842
     Depreciation . . . . . . . . . .     (1,530)       (8,327)
     Loan fees. . . . . . . . . . . .    (47,660)      (16,669)
                                        _________    __________


        Total deferred benefit. . . .   $(39,859)     $ (9,009)
                                        =========     =========

     A reconciliation of income tax at the statutory rate to the Bank's effective rate is as follows:



                             . . . 1994. . .   . . . 1993. . .

  Provision at the expected
   statutory rate . . . . .   $256,308   34.0%   $237,873   34.0%
  Effect of tax-exempt
   income . . . . . . . . .    (45,029)  (6.0)    (43,501)  (6.2)
  Nondeductible expenses. .      4,668     .6       3,835     .5
  Other items, net. . . . .      3,318     .5       1,538     .2
                               _______   ____     ________  _____
     Effective income
      tax and rate. . . . .   $219,265   29.1%   $199,745   28.5%
                              ========   =====   ========   =====

9.   LOANS TO DIRECTORS AND EXECUTIVE OFFICERS:

     During 1994 and 1993, certain directors and executive officers of the Bank, including their immediate families and companies in which they are principal owners (more than 10%), were indebted to the Bank. Such loans were made in the ordinary course of business at the Bank's normal credit terms, including interest rate and collateralization, and do not represent more than a normal risk of collection. Total loans to these customers at December 31, 1994 and 1993 are as follows:



                                            1994          1993
                                            ____          ____


        Executive officers. . . . . .   $  234,970     $  282,525
        Directors and affiliated
         interests. . . . . . . . . .    1,168,344      1,568,734
                                        __________     __________

              Total                     $1,403,314     $1,851,259
                                        ==========     ==========

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

10.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

     The Bank is a party to financial instruments with off-balance -sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees elements of credit, interest rate or liquidity risk in excess of the amount recognized in the balance sheet.

     The Bank's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     The financial instruments whose contract amounts represent credit risk at December 31, 1994 were as follows:

     Commitments to extend credit . . . . . . . $2,452,420
     Standby letters of credit. . . . . . . . .     42,765

     Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates of other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Bank evaluates each customer's credit -worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank on extension of credit, is based on management's credit assessment of the counterpart.

     Standby letters of credit written are conditional commitments issued by the Bank guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

11.  REGULATORY RESTRICTIONS:

     Various regulatory agencies require banks to maintain a leverage ratio of core capital to total assets at a prescribed level, currently 4 percent. In addition, bank regulators have issued risk-based capital guidelines. Under such guidelines, minimum ratios of core capital and total qualifying capital as a percentage of risk-weighted assets and certain off-balance -sheet items of 4 percent and 8 percent, respectively, are required at December 31, 1994.

FARMERS & MERCHANTS BANK
NOTES TO FINANCIAL STATEMENTS
______________________________________________________________________

     At December 31, 1994, the Bank met all capital requirements. Core capital was $7,150,638 or 11.4 percent of total assets and 28.0 percent of total risk-weighted assets, while total qualifying capital was $7,366,514 or 28.9 percent of total risk-weighted assets.

12.  FINANCIAL INSTRUMENT DISCLOSURE:

     SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," will be implemented by the Bank in 1995. SFAS No. 107 requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the balance sheet, for which it is practicable to estimate fair value.

______________________________________________________________________

                            EXHIBITS

A Agreement and Plan of Reorganization and Agreement and Plan of Merger

B    Danielson Fairness Opinion

C    Statute Regarding Dissenters' Rights

                                 EXHIBIT A

                   Agreement and Plan of Reorganization
                                    and
                       Agreement and Plan of Merger

                                                   Execution Copy
                                                         09/07/95

              AGREEMENT AND PLAN OF REORGANIZATION



                              AMONG

                HARLEYSVILLE NATIONAL CORPORATION

             THE CITIZENS NATIONAL BANK OF LANSFORD

                               AND

            FARMERS & MERCHANTS BANK (HONESDALE, PA.)







                        September 7, 1995

                                                   Execution Copy
                                                         09/07/95

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I      AGREEMENT AND PLAN OF MERGER . . . . . . . .    1

               1.1   Agreement and Plan of Merger  . . . . .   1

ARTICLE II     CONVERSION OF SHARES AND EXCHANGE
               OF STOCK CERTIFICATES  . . . . . . . . . . .    2

               2.1   Conversion of Shares  . . . . . . . . .   2
               2.2   Exchange of Stock Certificates  . . . .   4

ARTICLE III    REPRESENTATIONS AND WARRANTIES
               OF FMB . . . . . . . . . . . . . . . . . . .    6

               3.1   Authority . . . . . . . . . . . . . . .   6
               3.2   Organization and Standing . . . . . . .   7
               3.3   No Subsidiaries . . . . . . . . . . . .   7
               3.4   Capitalization  . . . . . . . . . . . .   7
               3.5   Articles of Incorporation, Bylaws and
                     Minute Books  . . . . . . . . . . . . .   8
               3.6   Consents  . . . . . . . . . . . . . . .   8
               3.7   Financial Statements and Regulatory
                     Reports . . . . . . . . . . . . . . . .   8
               3.8   Absence of Undisclosed Liabilities  . .   8
               3.9   Absence of Changes  . . . . . . . . . .   9
               3.10  Dividends, Distributions and Stock
                     Purchases . . . . . . . . . . . . . . .   9
               3.11  Taxes . . . . . . . . . . . . . . . . .   9
               3.12  Title to and Condition of Assets  . . .   9
               3.13  Contracts . . . . . . . . . . . . . . .  10
               3.14  Litigation and Governmental
                     Directives  . . . . . . . . . . . . . .  11
               3.15  Compliance with Laws; Governmental
                     Authorizations  . . . . . . . . . . . .  11
               3.16  Insurance . . . . . . . . . . . . . . .  12
               3.17  Financial Institutions Bonds  . . . . .  12
               3.18  Labor Relations . . . . . . . . . . . .  12
               3.19  Employee Benefit Plans  . . . . . . . .  12
               3.20  Related Party Transactions  . . . . . .  13
               3.21  No Finder . . . . . . . . . . . . . . .  14
               3.22  Significant Customers . . . . . . . . .  14
               3.23  Complete and Accurate Disclosure  . . .  14
               3.24  Beneficial Ownership of HNC Common
                     Stock . . . . . . . . . . . . . . . . .  14
               3.25  Environmental Matters . . . . . . . . .  14
               3.26  Proxy Statement/Prospectus  . . . . . .  16
               3.27  Non-Registration Under the 1934 Act . .  16
               3.28  Deposit Insurance . . . . . . . . . . .  17

                                                   Execution Copy
                                                         09/07/95

               3.29  Repurchase Agreements . . . . . . . . .  17
               3.30  Assumability of Contracts and Leases  .  17
               3.31  Loans . . . . . . . . . . . . . . . . .  17
               3.32  Materiality . . . . . . . . . . . . . .  17
               3.33  Absence of Questionable Payments  . . .  17
               3.34  Powers of Attorney; Guarantees  . . . .  18
               3.35  Adjustable Rate Mortgages . . . . . . .  18
               3.36  CRA Compliance  . . . . . . . . . . . .  18
               3.37  Derivatives . . . . . . . . . . . . . .  18
               3.38  Loan Loss Reserve . . . . . . . . . . .  18
               3.39  Loan Portfolio  . . . . . . . . . . . .  18
               3.40  Annual Meeting Documents  . . . . . . .  18
               3.41  Trust Department and Fiduciary
                     Relationships . . . . . . . . . . . . .  19
               3.42  Accuracy of Representations . . . . . .  19

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF HNC . . . .  19

               4.1   Authority . . . . . . . . . . . . . . .  19
               4.2   Organization and Standing . . . . . . .  19
               4.3   Capitalization  . . . . . . . . . . . .  20
               4.4   Articles of Incorporation and Bylaws  .  20
               4.5   Financial Statements  . . . . . . . . .  20
               4.6   Absence of Undisclosed Liabilities  . .  20
               4.7   Absence of Changes  . . . . . . . . . .  21
               4.8   Litigation  . . . . . . . . . . . . . .  21
               4.9   Proxy Statement/Prospectus  . . . . . .  21

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF
               CNB . . . . . . . . . . . . . . . . . . . . .  21

               5.1   Capital Structure of CNB  . . . . . . .  21
               5.2   Organization and Standing . . . . . . .  22
               5.3   Authorized and Effective Agreement  . .  22

ARTICLE VI     COVENANTS OF FMB  . . . . . . . . . . . . . .  22

               6.1   Conduct of Business . . . . . . . . . .  22
               6.2   Best Efforts  . . . . . . . . . . . . .  25
               6.3   Access to Properties and Records  . . .  26
               6.4   Subsequent Financial Statements . . . .  26
               6.5   Board and Committee Minutes . . . . . .  27
               6.6   Update Schedule . . . . . . . . . . . .  27
               6.7   Notice  . . . . . . . . . . . . . . . .  27
               6.8   Other Proposals . . . . . . . . . . . .  27
               6.9   Dividends . . . . . . . . . . . . . . .  27

                                                   Execution Copy
                                                         09/07/95

               6.10  Core Deposits . . . . . . . . . . . . .  27
               6.11  Affiliate Letters . . . . . . . . . . .  27
               6.12  No Purchases or Sales of HNC Common
                     Stock During Price Determination
                     Period  . . . . . . . . . . . . . . . .  28
               6.13  Accounting Treatment  . . . . . . . . .  28
               6.14  Press Releases  . . . . . . . . . . . .  28
               6.15  Professional Fees . . . . . . . . . . .  28
               6.16  Phase I Environmental Audit . . . . . .  28
               6.17  Loan Loss Reserves  . . . . . . . . . .  28

ARTICLE VII    COVENANTS OF HNC AND CNB  . . . . . . . . . .  29

               7.1   Best Efforts  . . . . . . . . . . . . .  29
               7.2   Access to Properties and Records  . . .  29
               7.3   Subsequent Financial Statements . . . .  30
               7.4   Update Schedule . . . . . . . . . . . .  30
               7.5   Notice  . . . . . . . . . . . . . . . .  30
               7.6   No Purchase or Sales of HNC Common
                     Stock During Price Determination
                     Period  . . . . . . . . . . . . . . . .  30

ARTICLE VIII   CONDITIONS PRECEDENT  . . . . . . . . . . . .  30
               8.1   Common Conditions . . . . . . . . . . .  30
               8.2   Conditions Precedent to Obligations
                     of HNC and CNB  . . . . . . . . . . . .  32
               8.3   Conditions Precedent to the Obligations
                     of FMB  . . . . . . . . . . . . . . . .  37

ARTICLE IX     TERMINATION, AMENDMENT AND WAIVER . . . . . .  39

               9.1   Termination . . . . . . . . . . . . . .  39
               9.2   Effect of Termination . . . . . . . . .  40
               9.3   Amendment . . . . . . . . . . . . . . .  40
               9.4   Waiver  . . . . . . . . . . . . . . . .  40

ARTICLE X      RIGHTS OF DISSENTING SHAREHOLDERS OF
               FMB . . . . . . . . . . . . . . . . . . . . .  41

               10.1  Rights of Dissenting Shareholders
                     of FMB  . . . . . . . . . . . . . . . .  41

ARTICLE XI     CLOSING AND EFFECTIVE DATE  . . . . . . . . .  41

               11.1  Closing . . . . . . . . . . . . . . . .  41
               11.2  Effective Date  . . . . . . . . . . . .  41

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ARTICLE XII    NO SURVIVAL OF REPRESENTATIONS
               AND WARRANTIES  . . . . . . . . . . . . . . .  41

               12.1  No Survival . . . . . . . . . . . . . .  41

ARTICLE XIII   POST-MERGER AGREEMENTS  . . . . . . . . . . .  42

               13.1  Employees . . . . . . . . . . . . . . .  42
               13.2  Regional Board of Directors . . . . . .  43
               13.3  Regional Presence . . . . . . . . . . .  44

ARTICLE XIV    GENERAL PROVISIONS  . . . . . . . . . . . . .  44

               14.1  Expenses  . . . . . . . . . . . . . . .  44
               14.2  Other Mergers and Acquisitions  . . . .  44
               14.3  Access; Confidentiality . . . . . . . .  45
               14.4  Notices . . . . . . . . . . . . . . . .  45
               14.5  Captions  . . . . . . . . . . . . . . .  46
               14.6  Counterparts  . . . . . . . . . . . . .  46
               14.7  Severability  . . . . . . . . . . . . .  46
               14.8  Parties in Interest . . . . . . . . . .  46
               14.9  Entire Agreement  . . . . . . . . . . .  46
               14.10 Governing Law . . . . . . . . . . . . .  46

EXHIBITS:      AGREEMENT AND PLAN OF MERGER  . . . . . . . . A-1
               ("BANK MERGER AGREEMENT")

               INVESTMENT AGREEMENT  . . . . . . . . . . . . B-1

               SUPPORT AGREEMENT . . . . . . . . . . . . . . C-1

               SCHEDULE I  . . . . . . . . . . . . . . . . . I-1

               SCHEDULE II . . . . . . . . . . . . . . . . .II-1

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              AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (hereinafter "Agreement") is dated and made this 7th day of September, 1995, by and among HARLEYSVILLE NATIONAL CORPORATION, a Pennsylvania business corporation having its corporate headquarters at 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438 ("HNC"); The Citizens National Bank of Lansford, a national banking association and a subsidiary of HNC, having its corporate headquarters at 13-15 W. Ridge Street, P.O. Box 128, Lansford, Pennsylvania, 18232 ("CNB"); and Farmers & Merchants Bank (Honesdale, PA.), a Pennsylvania state-chartered bank and trust company having its corporate headquarters at 1001 Main Street, P.O. Box 430, Honesdale, Pennsylvania 18431 ("FMB").

                           Background:

     HNC is a Pennsylvania business corporation and a registered bank holding company. CNB is a national banking association and a wholly-owned subsidiary of HNC. FMB is a Pennsylvania state-chartered bank and trust company. HNC wishes to acquire FMB, and FMB wishes to merge with and into CNB. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a reorganization and merger under which FMB will be merged with and into CNB. CNB will survive the merger, and all of the outstanding shares of the $2.00 par value common stock of FMB ("FMB Common Stock") will be converted into shares of the $1.00 par value common stock of HNC ("HNC Common Stock") in the manner, on the terms, and subject to the conditions of this Agreement.


                           WITNESSETH:

     NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


                            ARTICLE I

                  AGREEMENT AND PLAN OF MERGER

     Section 1.1. Agreement and Plan of Merger. Subject to the terms and conditions of this Agreement, FMB shall merge with and into CNB (the "Merger") in accordance with the Agreement and Plan of Merger attached hereto as Exhibit "A" ("Bank Merger Agreement") and pursuant to the provisions of The National Bank Merger Act, 12 U.S.C. Section 215a (the "Bank Merger Act"). As a condition to HNC's entry into this Agreement and the Bank Merger Agreement, and to induce such entry, FMB is entering into an Investment Agreement with HNC (the "Investment Agreement") attached hereto as Exhibit "B".

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                           ARTICLE II

                    CONVERSION OF SHARES AND
                 EXCHANGE OF STOCK CERTIFICATES

     Section 2.1. Conversion of Shares. On the Effective Date (as defined in Section 11.2 of this Agreement) the shares of FMB Common Stock then outstanding shall be converted into shares of HNC Common Stock, as follows:

          (a) General. Subject to the provisions of this Article II, each share of FMB Common Stock issued and outstanding immediately before the Effective Date (other than shares of such common stock, if any, then owned by FMB) shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, the Formula Number (as hereinafter defined) of shares of HNC Common Stock. Shares of FMB Common Stock held by FMB in a fiduciary or similar capacity shall not be deemed owned by such entity for purposes of this Article II. Each share of CNB Common Stock issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, continue to be issued and outstanding as provided in Section 5.2 of the Agreement and Plan of Merger. Each share of FMB Common Stock owned by HNC or any subsidiary of HNC on the Effective Date, if any, shall be cancelled.

               (i)  Pricing; Certain Definitions.

                    (A)  "Formula Number" shall be determined as follows:

                         (1)  divide $17.00 by the "Closing Market Price"
of HNC Common Stock as hereinafter defined (the resulting quotient being referred to herein as the "Basic Quotient"); and

                         (2)  (aa) if the Basic Quotient is less than
 .5915, then the Formula Number shall be .5915;

                              (bb) if the Basic Quotient is greater than
 .6915, then the Formula Number shall be .6915;

                              (cc) if the Basic Quotient is between .5915
and .6915, then the Formula Number shall be the Basic Quotient, rounded to the nearest four decimal places;

                    (B) "Formula Price" shall mean $17.00 divided by the Formula Number, the resulting quotient being rounded to the nearest cent.

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          (b)  Anti-dilution Provision.  In the event that HNC shall at any time before the Effective Date: (i) declare or pay a dividend in shares of HNC Common Stock, (ii) combine the outstanding shares of HNC Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of HNC Common Stock into a greater number of shares, or (iv) reclassify the shares of HNC stock, then the Pricing provisions of Section 2.1 (a) of this
Article II shall be proportionately adjusted accordingly. Provided, however, that no adjustment shall be made under this Section 2.1(b) to the Pricing provided in Section 2.1(a) for any HNC stock dividend declared in the amount of five percent (5%) or less of the number of outstanding shares of HNC Common Stock after the date hereof.

          (c) No Fractional Shares. No fractional shares of HNC Common Stock, and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of FMB shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the Formula Price (as defined in Section 2.1(a) of this Article
II).

          (d) Closing Market Price. For purposes of this Agreement, the Closing Market Price shall be the arithmetic average of the per share closing prices for HNC Common Stock for the twenty (20) trading days immediately preceding the date which is five (5) business days before the Effective Date, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ/NMS), the foregoing twenty (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if December 29, 1995 were to be the Effective Date, then the Price Determination Period would be November 24, 27, 28, 29, 30, December 1, 4, 5, 6, 7, 8, 11, 12, 13, 14, 15,
18, 19, 20, 21, 1995.) In the event that NASDAQ/NMS shall fail to report a closing price for HNC Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid price and the closing asked price as quoted on NASDAQ/NMS for that day. In the event that NASDAQ/NMS shall fail to report a closing price, closing bid price and closing asked price, respectively, for HNC Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by F.J. Morrisey & Co., Inc. and by Janney Montgomery Scott, Inc.; or, in the event that neither of these firms is then making a market in HNC Common Stock, (ii) by two brokerage firms then making a market in HNC Common Stock to be selected by HNC and approved by FMB.

          (e) FMB Treasury Stock. Each share of FMB Common Stock issued and held in the treasury of FMB as of the Effective Date, if any, shall be cancelled, and no cash, stock, or other property shall be delivered in exchange therefor.

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          (f)  HNC Common Stock.

               (i) Each share of HNC Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of HNC Common Stock.

               (ii) Each share of HNC Common Stock issued and held in the treasury of HNC as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of HNC.

     Section 2.2. Exchange of Stock Certificates. FMB Common Stock certificates shall be exchanged for HNC Common Stock certificates in accordance with the following procedures:

          (a) Exchange Agent. The transfer agent of HNC shall act as exchange agent (the "Exchange Agent") to receive FMB Common Stock certificates from the holders thereof and to exchange such stock certificates for HNC Common Stock certificates and (if applicable) to pay cash for fractional shares of FMB Common Stock pursuant to Section 2.1(c) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of FMB a notice specifying the procedures to be followed in surrendering such shareholder's FMB Common Stock certificates.

          (b) Surrender of Certificates. As promptly as possible after receipt of the Exchange Agent's notice, each former shareholder of FMB shall surrender his FMB Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of FMB shall be unable to surrender his FMB Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by HNC for issuing replacement certificates to HNC shareholders whose HNC Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of FMB Common Stock certificates from a former FMB shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a HNC Common Stock certificate representing the whole number of shares of HNC Common Stock into which such shareholder's shares of FMB Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to
Section 2.1(c) of this Agreement, in lieu of the issuance of a fractional share.

          (c) Dividend Withholding. Dividends, if any, payable by HNC after the Effective Date to any former shareholder of FMB who has not prior to the payment date surrendered his FMB Common Stock certificates may, at the option of HNC, be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of FMB upon proper surrender of his FMB Common Stock certificates.

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          (d)  Failure to Surrender Certificates.  All FMB Common Stock
certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of FMB shall not have properly surrendered his FMB Common Stock certificates within two (2) years after the Effective Date, the shares of HNC Common Stock that would otherwise have been issued to him may, at the option of HNC, be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of FMB shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of FMB, without interest, upon proper surrender of his FMB Common Stock certificates.

          (e) Expenses of Share Surrender and Exchange. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by HNC. Notwithstanding the foregoing, no party hereto will be liable to any holder of FMB Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

          (f) Exchange Procedures. Each certificate for shares of FMB Common Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of HNC Common Stock for which certificates will be issued pursuant to this Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of FMB Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of HNC Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of FMB Common Stock which are surrendered. As promptly as practicable after the Effective Date, HNC shall send or cause to be sent to each shareholder of record of FMB Common Stock transmittal materials for use in exchanging certificates representing FMB Common Stock for certificates representing HNC Common Stock into which the former have been converted in the Reorganization and Merger.

          (g) Closing of Stock Transfer Books; Cancellation of FMB Certificates. Upon the Effective Date, the stock transfer books for FMB Common Stock will be closed and no further transfers of shares of FMB Common Stock will thereafter be made or recognized. All certificates for shares of FMB Common Stock surrendered pursuant to this Article II will be cancelled by HNC.

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          (h)  Rights Evidenced by Certificate.  Each certificate for shares of HNC Common Stock issued in exchange for certificates for FMB Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of HNC Common Stock from the Effective Date. Until surrendered, each certificate theretofore evidencing shares of FMB Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of HNC Common Stock pursuant to Section 2.2(f) hereof. If certificates for shares of FMB Common Stock are exchanged for HNC Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of HNC Common Stock subsequent to the Effective Date, HNC will pay cash in an amount equal to dividends theretofore payable on such HNC Common Stock and pay or deliver any other distribution to which holders of shares of HNC Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 2.2 upon surrender of certificates for shares of HNC Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of FMB Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of FMB Common Stock are surrendered by a FMB shareholder to HNC for exchange, HNC shall have the right to withhold dividends or any other distributions, without interest, on the shares of the HNC Common Stock issuable to such shareholder.

          (i) Payment Procedures. As soon as practical after the Effective Date, HNC shall make payment of the cash consideration provided for in Section 2.1(c) to each person entitled thereto.


                           ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF FMB

     FMB represents and warrants to HNC and CNB as of even date herewith as follows:

     Section 3.1. Authority. FMB has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein have been duly and validly authorized by the Board of Directors of FMB and, except for the approval of this Agreement and the Bank Merger Agreement by its shareholders, FMB has taken all corporate action necessary on its part to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein. This Agreement and the Bank Merger Agreement have been duly executed and delivered by FMB and, assuming due authorization, execution and delivery by HNC and CNB, constitute valid and binding obligations of FMB, in each case enforceable against it in accordance with their

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respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Neither the execution and delivery of this Agreement and the Bank Merger Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by FMB with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or By-laws of FMB, (ii) constitute or result in a material breach of any term, condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge security interest or other encumbrance upon any property or asset of FMB pursuant to any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, code, ordinance, rule, regulation or judgment applicable to FMB. The Investment Agreement has been duly executed and delivered by FMB and constitutes, assuming due authorization, execution and delivery thereof by HNC, a valid and binding obligation of FMB enforceable in accordance with its terms.

     Section 3.2. Organization and Standing. FMB is a duly organized bank and trust company, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FMB (i) has full power and authority to carry out its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of FMB.

     Section 3.3. No Subsidiaries. FMB owns no subsidiaries, directly or indirectly.

     Section 3.4. Capitalization. The authorized capital stock of FMB consists solely of 3,000,000 shares of common stock, par value Two Dollars ($2.00) per share ("FMB Common Stock"), of which, at the date hereof, 720,000 shares are issued of which 708,016 shares are outstanding. All outstanding shares of FMB Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of FMB Common Stock have been issued in violation of the preemptive rights of any person or entity. Except as provided by the Investment Agreement, there are no authorized, issued, or outstanding options, convertible securities, warrants or other rights to purchase or acquire any of the FMB Common Stock from FMB, and there is no commitment of FMB to issue the same. There are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which FMB is a party, which relate to the transfer or restrict the transfer of any shares of FMB Common Stock.
Except as disclosed on Schedule I, and except as set forth in the Investment Agreement, to the knowledge of FMB, there are no shareholder agreements, understandings or commitments relating to the right of FMB to vote or dispose of its shares.

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     Section 3.5.   Articles of Incorporation, Bylaws and Minute Books.
The copies of the Articles of Incorporation and Bylaws of FMB which have been delivered to HNC and CNB are true, correct and complete. Except as disclosed on Schedule I, all minute books of FMB have been made available to HNC and CNB for inspection and are true, correct and complete in all material respects and record the actions taken by the Board of Directors of FMB at the meetings documented in the minutes.

     Section 3.6. Consents. Except for the consents, approvals, filings and registrations contemplated by Sections 8.1(b) and (d) hereof, and compliance with any conditions contained therein, and the approval of this Agreement and the Bank Merger Agreement by the Board of Directors and shareholders of FMB, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (i) the execution and delivery of this Agreement or the Bank Merger Agreement by FMB, and (ii) the consummation by FMB of the transactions contemplated hereby. FMB has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact FMB's ability to consummate the transactions contemplated by this Agreement.

     Section 3.7. Financial Statements and Regulatory Reports. FMB has delivered to HNC and CNB its (i) Balance Sheets, Statements of Earnings, Statements of Stockholders' Equity, and Statements of Cash Flows of FMB for the years ended December 31, 1994 and December 31, 1993, certified by Parente, Randolph, Orlando, Carey & Associates and (ii) Call Reports, Consolidated Reports of Condition and Income, (the aforementioned consolidated report of condition and income as of June 30, 1995, is referred to herein as the "Bank Balance Sheet") and accompanying schedules, filed by FMB with any regulatory authority for each calendar quarter, beginning with the quarter ended December 31, 1992, through the Closing Date ("FMB Regulatory Reports"). Each of the foregoing financial statements fairly presents the financial condition, assets and liabilities, and results of operations of FMB at their respective dates and for the respective periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto. The books and records of FMB are maintained in accordance with generally accepted accounting principles consistently applied. The FMB Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods issued by such statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholders' equity of FMB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     Section 3.8. Absence of Undisclosed Liabilities. Except as disclosed in Schedule I, or as reflected, noted or adequately reserved against in the Bank Balance Sheet, as at June 30, 1995, FMB had no liabilities (whether accrued, absolute, contingent or otherwise) or asset impairment which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or

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in the aggregate material.  Except as disclosed in Schedule I, since June
30, 1995, FMB has not incurred any such liability, other than liabilities of the same nature as those set forth in the Bank Balance Sheet, all of which have been reasonably incurred in the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business").

     Section 3.9. Absence of Changes. Since June 30, 1995, FMB has conducted its business in the Ordinary Course of Business and, except as disclosed in Schedule I, FMB has not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business which have not been, either in any case or in the aggregate, materially adverse.

     Section 3.10. Dividends, Distributions and Stock Purchases. Except as disclosed on Schedule I, since June 30, 1995, FMB has not declared, set aside, made or paid any dividend or other distribution in respect of the FMB Common Stock, or purchased, issued or sold any shares of FMB Common Stock.

     Section 3.11. Taxes. FMB has filed all federal, state, county, municipal and foreign tax returns, reports and declarations which are required to be filed by FMB. Except as disclosed in Schedule I, (i) FMB has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to assessments, and (ii) FMB has not received any notice of deficiency or assessment of additional taxes and no tax audits are in process. The Internal Revenue Service ("IRS") has not, to the knowledge of FMB, commenced, or given notice of its intention to commence any examination or audit of the federal income tax returns of FMB for any year through and including the year ended December 31, 1989. FMB has not granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as disclosed in
Schedule I, the accruals and reserves reflected in the Bank Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) payable or accrued as a result of its operations for all periods prior to the date of the Bank Balance Sheet.

     Section 3.12. Title to and Condition of Assets. Except as disclosed in Schedule I, FMB has good and marketable title to all real and personal properties and assets reflected in the Bank Balance Sheet or acquired subsequent to June 30, 1995 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever other than: (i) as reflected in the Bank Balance Sheet or in Schedule I; (ii) liens of current taxes not yet due; and (iii) such imperfections of title, encumbrances and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or pro-posed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Bank Balance Sheet or acquired subsequent to June 30, 1995, are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws. FMB owns or has the right to use all real

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and personal properties and assets necessary to the conduct of its business as now conducted.

     Section 3.13. Contracts. Each written or oral contract (other than contracts with customers reasonably incurred by FMB in the Ordinary Course of Business) which involves aggregate payments or receipts in excess of $10,000 per year, including without limitation every employment contract, employment benefit plan, agreement, lease, license, and other commitment to which FMB is a party or by which FMB or its properties may be bound ("Material Contracts"), is identified in Schedule I. Except as disclosed in Schedule I, all such contracts, agreements, leases, licenses and other commitments are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect.
Schedule I identifies all such contracts, agreements, leases, licenses and other commitments which require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

     FMB is not a party to or subject to (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee, except for "at will" arrangements (ii) any plan, arrangement or contract providing for bonuses, options, deferred compensation, profit sharing or similar arrangements for or with any past or present officers, directors or employees of FMB; (iii) any collective bargaining agreement with any labor union relating to employees of FMB;
(iv) any agreement which by its terms limits the payment of dividends by FMB; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $20,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FMB is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the Ordinary Course of Business and transactions in federal funds or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to HNC or any HNC subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of FMB to engage in any type of banking or banking-related business permissible under law; or (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     No party to any material contract, plan, arrangement or instrument that requires annual payments in excess of $10,000 will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement and none of the employees of FMB possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which FMB is a party or under which FMB may be liable contains provisions which

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permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FMB absent the occurrence of a subsequent event; provides for benefits which may cause the disallowance of a federal income tax deduction under Section 280G of the Code; or requires FMB to provide a benefit in the form of FMB Common Stock or determined by reference to the value of FMB Common Stock.

     Section 3.14. Litigation and Governmental Directives. Except as disclosed in Schedule I: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of FMB threatened, that involves FMB or its properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB; (ii) there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of FMB that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB or that in any manner restrict FMB's right to conduct its business as presently conducted, or challenge the validity or propriety of any of the transactions contemplated by the Agreement, or which could adversely affect the ability of FMB to perform under this Agreement; and (iii) FMB is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to FMB, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB. All litigation in which FMB is involved as a plaintiff (other than routine collection and foreclosure suits initiated in the Ordinary Course of Business in which the amount sought to be recovered is less than $5,000) is identified in Schedule I.

     Section 3.15. Compliance with Laws; Governmental Authorizations. Except as disclosed in Schedule I or where noncompliance would not have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB: (i) FMB is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to FMB or to any of its properties; (ii) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of FMB as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of FMB threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof; and (iii) FMB has not received any notification or communication from any regulatory authority (A) asserting that it is not in substantial compliance with any of the statues, regulations or ordinances which such regulatory authorities enforce; (B) requiring or threatening to require FMB, or indicating that it may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of FMB, including without

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limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described herein is referred to as a "Regulatory Agreement"); (C) threatening to revoke any license, franchise, permit or governmental authorization which is material to FMB; FMB has not consented to or entered into any Regulatory Agreement; (D) requesting board resolutions be adopted pursuant to regulatory action, except as disclosed to HNC in Schedule I.

     Section 3.16. Insurance. All policies of insurance, including all policies of title insurance and financial institutions bonds, held by or on behalf of FMB are listed on Schedule I. All such policies of insurance are in full force and effect and no notices of cancellation have been received in connection therewith. All such policies of insurance have been issued by reputable insurers which in respect of amounts, types and risks, such insurance is customary with industry practices for the business conducted by FMB.

     Section 3.17. Financial Institutions Bonds. Since January 1, 1992, FMB has continuously maintained in full force and effect a financial institutions bond on Form 24 as listed in Schedule I insuring FMB against acts of dishonesty by each of its employees. Except as disclosed on
Schedule I, no claim has been made under any such bond and FMB is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. FMB has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same terms and at the same rate as now in effect.

     Section 3.18. Labor Relations. FMB is not a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is FMB the subject of a proceeding asserting that FMB has committed an unfair labor practice or seeking to compel FMB to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving FMB pending, or to the knowledge of FMB, threatened, that might materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FMB. Except as set forth on Schedule I, FMB is not subject to or a party in any Complaint or action before the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission, or the Department of Labor.
Except as disclosed on Schedule I, there are no labor disputes pending, or to the knowledge of FMB threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of FMB.

     Section 3.19. Employee Benefit Plans. Each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that now covers any employee of FMB, its predecessors or affiliates, complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. Neither FMB nor any of its predecessors or affiliates has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary responsibility under Part 4 of Title I of ERISA, with respect to any such plan which prohibited transaction is likely to result in any material penalties or taxes under
Section 502 of ERISA or Section 4975 of the Code, or any material

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liability to any participant or beneficiary of such plan.  No material liability to the Pension Benefit Guaranty Corporation has been or is expected to be incurred by FMB with respect to itself or its predecessors or affiliates with respect to any such plan which is subject to Title IV of ERISA, or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained. No such plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each such plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each such plan as of the end of the most recent plan year, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for each such plan. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any of such plans within the 12-month period ending of the date hereof. Neither FMB, its predecessors or affiliates has provided, or is required to provide, security to any such plans pursuant to Section 401(a)(29) of the Code. FMB, its predecessors and affiliates have contributed to no "multi-employer plan", as defined in
Section 3(37) of ERISA, on or after September 26, 1980, except as set forth on Schedule I. All actuarial valuations and other documents and information concerning benefit plans delivered or made available in connection with this Agreement are true and correct of the date(s) shown thereon, and all actuarial methods and assumptions are appropriate for such plans, and are consistent with the methods and assumptions permitted by the Code and ERISA. Except as set forth on Schedule I, all such plans are funded to such level as assets of each such plan would then be sufficient to pay all vested accrued benefits thereunder, and there would be no employer liability under Title IV of ERISA. Since 1990, there has been no audit of any benefit plan of FMB by the Department of Labor, the IRS or the Pension Benefit Guaranty Corporation ("PBGC"). There has not been any audit of the Pension Plan or any of FMB's other employee benefit plans by the Department of Labor, the IRS or the PBGC since 1988. FMB, its predecessors and affiliates, have no obligation for retiree health and life benefits under any benefit plan, contract, or arrangement, except as set forth on Schedule I. FMB has no obligation for any post-retirement benefits under any plan, contract or arrangement except as set forth on
Schedule I.

     Section 3.20.  Related Party Transactions.  Except as disclosed in
Schedule I, FMB has no contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any present or former officer or director of FMB; (ii) any shareholder owning five percent or more of the outstanding FMB Common Stock; and (iii) any "associate" (as defined in SEC Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent or greater equity owner. Each such extension of credit disclosed in Schedule I has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectibility or present other unfavorable features.

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     Section 3.21.  No Finder.  Except as disclosed in Schedule I and the engagement of Danielson Associates, Inc. to render a fairness opinion in connection with the transaction contemplated by this Agreement, FMB has not paid or become obligated to pay any fee or commission of any kind whatsoever to any broker, finder or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

     Section 3.22. Significant Customers. All significant customers of FMB are identified in Schedule I. For purposes of this Section 3.22, a "significant customer" shall mean any customer who, at any time between January 1, 1994 and the date of this Agreement, had or has (i) aggregate outstanding loans in the amount of $50,000 or more, or (ii) aggregate daily deposits in the amount of $50,000 or more.

     Section 3.23. Complete and Accurate Disclosure. Neither this Agreement (insofar as it relates to FMB, FMB Common Stock and FMB's involvement in the transactions contemplated hereby) nor any financial statement, schedule (including without limitation Schedule I), certificate, or other statement or document delivered by FMB to HNC and CNB in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by FMB to HNC and CNB in connection with the Registration Statement (as defined in Section 7.1(b) of this Agreement), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 3.24. Beneficial Ownership of HNC Common Stock. Prior to the Effective Date, FMB and its officers and directors will not in the aggregate own beneficially (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent of the outstanding shares of HNC Common Stock.

     Section 3.25. Environmental Matters. For purposes of this Section 3.24, the following terms shall have the indicated meaning:

          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling,

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labeling, production, release or disposal of Hazardous Substances.  The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

          "FMB Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in FMB's loan portfolio, or properties owned or operated by FMB (including, without limitation, in a fiduciary capacity).

     Except as set forth on Schedule I hereto:

          (a) FMB has not been or is not in violation of or liable under any Environmental Law.

          (b) To the knowledge of FMB, after reasonable investigation, none of the FMB Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

          (c) After reasonable investigation, FMB has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by FMB, except as disclosed on Schedule I. In particular, without limiting the generality of the foregoing sentence, except as disclosed on Schedule I, FMB has no knowledge that: (i) any materials containing asbestos have been used or

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incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by FMB; (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by FMB; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by FMB.

          (d) Except as previously disclosed in Schedule I, there is no legal, administrative, arbitration or other proceeding, claim, action, or to the knowledge of FMB cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on FMB of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the knowledge of FMB threatened against FMB; there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and FMB is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     Section 3.26. Proxy Statement/Prospectus. At the time the Proxy Statement/ Prospectus (as defined in Section 7.1(b) of this Agreement) is mailed to the shareholders of FMB and at all times subsequent to such mailing, up to and including the Effective Date, such Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to FMB, FMB Common Stock, and actions taken and statements made by FMB in connection with the transactions contemplated herein (except for information provided by HNC and CNB to FMB) will: (i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.27. Non-Registration Under the 1934 Act. FMB Common Stock is neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

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     Section 3.28.  Deposit Insurance.  The deposits of FMB are insured by the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and FMB has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

     Section 3.29. Repurchase Agreements. With respect to any agreement, pursuant to which FMB has purchased securities subject to an agreement to resell, if any, FMB has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed on Schedule I, which identifies location and type of securities, FMB maintains physical possession of purchased securities that are subject to an agreement to resell.
     Section 3.30. Assumability of Contracts and Leases. Except as disclosed on Schedule I, all Material Contracts between FMB and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by FMB to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as disclosed on Schedule I, each lease pursuant to which FMB, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of FMB.

     Section 3.31. Loans. Except as disclosed on Schedule I, each loan reflected as an asset on FMB's financial statements as of June 30, 1995, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans, and the collateral and other security therefor, and the documentation for the same, meet the requirements, rules, regulations or directives of the FDIC, or other applicable governmental authorities.

     Section 3.32. Materiality. For purposes of this Article III, unless otherwise defined, the term "material" or "materially" refers to amounts in excess of $20,000.

     Section 3.33. Absence of Questionable Payments. From and after July 1, 1990, FMB has not, nor, to the knowledge of FMB, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of, FMB (i) used any FMB corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any FMB corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from FMB.

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     Section 3.34.  Powers of Attorney; Guarantees.  Except as set forth on
Schedule I, FMB does not have any power of attorney outstanding, or any obligation or liability either actual, construing or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed on Schedule I.

     Section 3.35. Adjustable Rate Mortgages. FMB has made all interest rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

     Section 3.36. CRA Compliance. FMB has received a satisfactory compliance rating and has received a satisfactory Community Reinvestment Act rating. FMB has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

     Section 3.37. Derivatives. Except as set forth on Schedule I, FMB does not own or hold any derivatives, "caps", or "floors", in its investment portfolio.

     Section 3.38. Loan Loss Reserve. The loan loss reserve of FMB is and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the OCC and the FDIC. No regulatory authority requested FMB to increase the allowance for loan losses during 1994, 1993, 1992 or 1991.


     Section 3.39. Loan Portfolio. Except as disclosed on Schedule I, all evidences of indebtedness reflected as assets of FMB are in all respects binding obligations of the respective primary obligors associated therewith, and no material amount thereof is subject to any defenses known to FMB which may be asserted against FMB. Except as set forth in Schedule I, FMB has delivered to HNC a true and correct list and brief description of all real property (other than personal residences) in which FMB has an interest as a creditor or mortgagee securing an amount or amounts greater than $25,000 to one borrower or a series of related borrowers. Except as set forth in such list (i) there are no outstanding loans by FMB with an unpaid balance of $10,000 or more on which a default has occurred, and (ii) FMB has no loans reflected as assets in such financial statements which have principal balances in excess of $10,000 except for fully-secured mortgage loans. For purposes hereof, "default" shall include but not be limited to a failure of an obligor to make payments with respect to any loans for 30 days or more past the due date for such payment.

     Section 3.40. Annual Meeting Documents. FMB has delivered, or will deliver, to HNC copies of its (i) annual reports to shareholders for the three years ended December 31, 1994, 1993 and 1992, (ii) semi-annual reports to shareholders for the period ended

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June 30, 1995, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1995, 1994 and 1993.

     Section 3.41. Trust Department and Fiduciary Relationships. FMB has established, maintained and administered all fiduciary and custodian relationships, accounts and agreements; and undertaken and performed all fiduciary and custodian duties, obligations, and responsibilities in compliance with all applicable laws, statutes, rules, regulations and the governing instruments of such fiduciary and custodian relationships.

     Section 3.42. Accuracy of Representations. Until, and as of, Closing, FMB will promptly notify HNC if any of the representations contained in this Article III cease to be true and correct subsequent to the date hereof. Further, no representations made by FMB pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.


                           ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF HNC

     HNC represents and warrants to FMB as of even date herewith as follows:

     Section 4.1. Authority. The execution and delivery of this Agreement and the Bank Merger Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by the Board of Directors of HNC, and no other corporate action on the part of HNC is necessary to authorize the approval of this Agreement and the Bank Merger Agreement or the consummation of the transactions
contemplated herein and therein.   This Agreement and the Bank Merger
Agreement have been duly executed and delivered by HNC and, assuming due authorization, execution and delivery by FMB, and receipt of required regulatory approvals, constitutes a valid and binding obligation of HNC. Assuming regulatory approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of HNC or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which HNC is a party or by which HNC or any of its properties are bound.

     Section 4.2. Organization and Standing. HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. HNC owns all of the issued and outstanding shares of capital stock of Harleysville National Bank and Trust Company, The Citizens National Bank of Lansford and Security National Bank. Harleysville National Bank & Trust Company, The Citizens National Bank of Lansford and Security National Bank are national banking associations validly existing and in good standing under the laws of the United States, and are duly authorized to engage in the banking

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business as insured banks under the Federal Deposit Insurance Act, as amended. Harleysville National Bank and Trust Company and The Citizens National Bank of Lansford are authorized to engage in trust activities.

     Section 4.3. Capitalization. The authorized capital stock of HNC consists of Thirty Million (30,000,000) shares of common stock, par value One Dollar ($1.00) per share ("HNC Common Stock") of which at June 30, 1995, 5,873,685 shares were issued and outstanding. All outstanding shares of HNC Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of HNC Common Stock to be issued in connection with the Bank Merger have been duly authorized and, when issued in accordance with the terms of this Agreement and the Bank Merger Agreement, will be validly issued, fully paid and nonassessable.

     Section 4.4. Articles of Incorporation and Bylaws. The copies of the Articles of Incorporation, as amended, and of the Bylaws, as amended, of HNC which have been delivered to FMB are true, correct, and complete in all material respects.

     Section 4.5. Financial Statements. HNC has delivered to FMB the following financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 1994 and December 31, 1993, certified by KPMG Peat Marwick and set forth in the Annual Report to the shareholders of HNC for the year ended on December 31, 1994; and (ii) a Consolidated Statement of Condition, a Consolidated Statement of Income and a Consolidated Statement of Changes in Shareholders' Equity for the three-month period ended March 31, 1995, set forth in a "Quarterly Report" to the shareholders of HNC (the foregoing Consolidated Statement of Condition being hereinafter referred to as the "HNC Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of HNC at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject in the case of the interim financial statements contained in the aforesaid Quarterly Report to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

     Section 4.6. Absence of Undisclosed Liabilities. Except as disclosed in Schedule II or as reflected, noted or adequately reserved against in the HNC Balance Sheet, at March 31, 1995, HNC had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as described in Schedule II, since March 31, 1995, HNC has not incurred any such liability other than liabilities of the same nature as those set forth in the HNC Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

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     Section 4.7.   Absence of Changes.  Since March 31, 1995, there has
not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB.

     Section 4.8. Litigation. Except as disclosed in Schedule II: (i) there is no litigation, investigation or proceeding pending, or to the knowledge of HNC threatened, that involves HNC or its properties and that, if determined adversely to HNC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against HNC which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or restrict in any manner the right of HNC to conduct its business as presently conducted; and (iii) HNC is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to HNC, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC. For purposes of this Section 4.8, HNC shall be deemed to include CNB.

     Section 4.9. Proxy Statement/Prospectus. At the time the Proxy Statement/ Prospectus (as defined in Section 7.1(b) of this Agreement) is mailed to the shareholders of FMB and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to HNC and CNB, HNC Common Stock, and actions taken and statements made by HNC and CNB in connection with the transactions contemplated herein (other than information provided by FMB to HNC and CNB), will: (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.


                            ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF CNB

     CNB represents and warrants to FMB as of even date herewith as follows:

     Section 5.1. Capital Structure of CNB. CNB is authorized to issue One Million (1,000,000) shares of capital stock, par value One Dollar ($1.00) per share, of which all shares outstanding are owned by HNC.

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     Section 5.2.   Organization and Standing.  CNB is a national banking
association which is duly organized, validly existing and in good standing under the laws of the United States. CNB has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 5.3. Authorized and Effective Agreement. The execution, delivery and performance of this Agreement and the Bank Merger Agreement have been duly and validly authorized by the Board of Directors of the CNB. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which CNB is a party or by which it is bound or any law, regulation, order, decree or any provision of its Articles of Incorporation or By-laws.


                           ARTICLE VI

                        COVENANTS OF FMB

     From the date of this Agreement until the Effective Date (as defined in Section 11.2 of this Agreement), FMB covenants and agrees to do the following:

     Section 6.1. Conduct of Business. Except as otherwise consented to by HNC and CNB in writing, FMB shall:

          (a) use all reasonable efforts to carry on its business in, and only in, the Ordinary Course of Business consistent with past practices and written policies;

          (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with FMB;

          (c) maintain all of FMB's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

          (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to FMB;

          (e) keep in full force and effect all insurance policies now carried by FMB;

          (f) perform in all material respects each of FMB's obligations under all material agreements, contracts, instruments and other commitments to which FMB

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is a party or by which FMB may be bound or which relate to or affect its properties, assets and business;

          (g) maintain its books of account and other records in the Ordinary Course of Business;

          (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to FMB and to the conduct of its business;

          (i)  not amend FMB's Articles of Incorporation or Bylaws;

          (j) not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of FMB's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

          (k) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

          (l) not declare, set aside or pay any dividend or make any other distribution in respect of FMB Common Stock, except as provided in Section
6.9 of this Article VI;

          (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of FMB Common Stock or any other equity or debt securities of FMB or any securities convertible into FMB Common Stock;

          (n) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of FMB, except that FMB may grant reasonable salary increases and bonuses to its officers and employees in the Ordinary Course of Business to the extent consistent with FMB's past practice;

          (o) not enter into any related party transaction of the kind contemplated in Section 3.20 of Article III of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features and after disclosure of such to HNC;

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          (p)  not change the presently outstanding number of shares or effect any capitalization, reclassification, stock dividends, stock split or like change in capitalization;

          (q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

          (r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets, other than in the Ordinary Course of Business and consistent with prior practice;

          (s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of FMB or any business combination with FMB other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify HNC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with FMB;

          (t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator or take any action that would preclude satisfaction of the condition to closing contained in Section 8.1(c) relating to financial accounting treatment of the Merger;

          (u) not make any loan or other credit facility commitment in excess of $100,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expend, renew or modify any such outstanding commitment;

          (v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at June 30, 1995;

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          (w)  not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

          (x) take any action which would result in any of the representations and warranties of FMB set forth in this Agreement becoming untrue as of any date after the date hereof;

          (y) not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

          (z) not purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

          (aa) not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which FMB is a party, other than in the ordinary course of business consistent with past practice;

          (bb) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction; and

          (cc) not agree to any of the foregoing items (i) through (bb).

     Section 6.2. Best Efforts. FMB shall cooperate with HNC and CNB and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VIII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, FMB shall:

          (a) cooperate with HNC and CNB in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 7.1(b) of this Agreement);

          (b) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders of FMB;

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          (c)  cooperate with HNC and CNB in making FMB's employees
reasonably available for training by HNC and CNB prior to the Effective Date, to the extent that such training is deemed reasonably necessary by HNC and CNB to ensure that FMB's office will be properly operated as a part of CNB after the Merger;

          (d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made by FMB in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC, Department of Banking, and Federal Reserve, prior to the closing of FMB's books of account for its fiscal year ending December 31, 1994, and for the period from that date until the Effective Date;

          (e) execute and deliver the Investment Agreement in the form attached hereto as Exhibit "B";

          (f) suspend any dividend reinvestment and/or stock repurchase plan, as soon as practicable;

          (g) modify the Articles of Incorporation or Bylaws or any other documents of FMB reasonably requested by HNC necessary to effectuate the transactions contemplated hereby; and

          (h) use its best efforts to assure that the directors of FMB shall have executed and delivered the Support Agreement in the form attached hereto as Exhibit "C".

     Section 6.3. Access to Properties and Records. FMB shall give to HNC, CNB and their authorized representatives (including without limitation their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of FMB as HNC or CNB may reasonably request, subject to the obligation of HNC, CNB and their authorized representatives to maintain the confidentiality of all non-public information concerning FMB obtained by reason of such access.

     Section 6.4. Subsequent Financial Statements. Between the date of execution of this Agreement and the Effective Date, FMB shall promptly prepare and deliver to HNC and CNB as soon as practicable all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for FMB, including all audit reports submitted to FMB by independent auditors in connection with each annual, interim or special audit of the books of FMB made by such accountants. In particular, without limiting the generality of the foregoing sentence, FMB shall deliver to HNC and CNB as soon as practicable a balance sheet as of September 30, 1995, and a related statement of income for the nine (9) months then ended (which financial statements are hereinafter referred to as the "September 30, 1995 Bank Financial

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Statements").  The representations and warranties set forth in Sections
3.7, 3.8 and 3.9 of this Agreement shall apply to the September 30, 1995 Bank Financial Statements.

     Section 6.5. Board and Committee Minutes. FMB shall provide to HNC, within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

     Section 6.6. Update Schedule. FMB shall promptly disclose to HNC and CNB in writing any change, addition, deletion or other modification to the information set forth in Schedule I.

     Section 6.7. Notice. FMB shall promptly notify HNC and CNB in writing of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to HNC and CNB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of FMB.

     Section 6.8. Other Proposals. FMB shall not, nor shall it permit any officer, director, employee, agent, consultant, counsel or other representative to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from, any person other than HNC concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of FMB, or any assets or business thereof (except that FMB officers may respond to inquiries from analysts, regulatory authorities and holders of FMB Common Stock in the Ordinary Course of Business); and FMB shall notify HNC immediately if any such discussions or negotiations are sought to be initiated with FMB by any such person other than HNC or if any such requests for information, inquiries, proposals or communications are received from any person other than HNC.

     Section 6.9. Dividends. Between the date of this Agreement and the Effective Date, FMB shall only declare and pay cash dividends as provided herein. FMB shall only pay regular quarterly cash dividends in an amount not in excess of $.07 per share during each of the third and fourth calendar quarters of 1995. If the Effective Date of the Merger is after the record date of the HNC 1996 first quarter dividend, then FMB shall be permitted to pay a regular quarterly cash dividend for the first calendar quarter of 1996 in an amount not in excess of $.12 per share.

     Section 6.10. Core Deposits. FMB shall use commercially reasonable efforts to maintain deposits.

     Section 6.11. Affiliate Letters. FMB shall deliver or cause to be delivered to HNC and CNB, at or before the Closing (as defined in Section
11.1 of this Agreement), a letter or agreement from each officer, director and shareholder of FMB who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405

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promulgated by the SEC under the 1933 Act) of FMB, in form and substance satisfactory to HNC and CNB, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of HNC Common Stock to be received by such person pursuant to this Agreement.

     Section 6.12. No Purchases or Sales of HNC Common Stock During Price Determination Period. Neither FMB nor any executive officer or director of FMB nor any shareholder of FMB who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of FMB shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of HNC Common Stock or any options, rights or other securities convertible into shares of HNC Common Stock during the Price Determination Period.

     Section 6.13. Accounting Treatment. FMB acknowledges that HNC and CNB presently intend to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes.
FMB shall not take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude HNC and CNB from treating such business combination as a "pooling of interests" for financial reporting purposes.

     Section 6.14. Press Releases. FMB shall not issue any press release related to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby as to which HNC has not given its prior written consent, and shall consult with HNC as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit FMB from making any disclosure which its counsel deems reasonably necessary.

     Section 6.15. Professional Fees. FMB shall not incur professional expenses in connection with the transactions contemplated by this Agreement in excess of $30,000, unless FMB and HNC mutually agree in writing to increase such amount because of unique and unforeseen circumstances. Such professional expenses shall include those paid and payable to attorneys, accountants, consultants and investment bankers.

     Section 6.16. Phase I Environmental Audit. FMB shall permit, if HNC elects to do so at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by FMB on the date hereof.

     Section 6.17. Loan Loss Reserves. FMB shall increase its Loan Loss Reserves by $120,000 from the date hereof to Closing.

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                           ARTICLE VII

                    COVENANTS OF HNC AND CNB

     From the date of this Agreement until the Effective Date (as defined in Section 11.2 of this Agreement), HNC and CNB covenant and agree to do the following:

     Section 7.1. Best Efforts. HNC and CNB shall cooperate with FMB and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VIII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, HNC and CNB agree to do the following:

          (a) Applications for Regulatory Approval. HNC and CNB shall promptly prepare and file, with the cooperation and assistance of FMB, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Bank Merger Agreement.

          (b) Registration Statement. HNC shall promptly prepare, with the cooperation and assistance of FMB, and file with the SEC a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of HNC Common Stock to be issued under the provisions of this Agreement. HNC may rely upon all information provided to it by FMB in this connection and HNC shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by HNC in reliance upon any information provided to HNC by FMB or by its agents and representatives. HNC will advise FMB, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment has been filed.

          (c) State Securities Laws. HNC and CNB, with the cooperation of FMB, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

     Section 7.2. Access to Properties and Records. HNC and CNB shall give to FMB and to its authorized representatives (including without limitation FMB's counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of HNC and CNB as FMB may reasonably request, subject to the obligation of FMB and its authorized representatives to maintain the confidentiality of all non-public information concerning HNC or CNB obtained by reason of such access.

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     Section 7.3.   Subsequent Financial Statements.  Between the date of
execution of this Agreement and the Effective Date, HNC shall promptly prepare and deliver to FMB as soon as practicable each Quarterly Report to HNC's shareholders and any Annual Report to HNC's shareholders normally prepared by HNC. The representations and warranties set forth in Sections 4.5, 4.6 and 4.7 of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to HNC's shareholders.

     Section 7.4. Update Schedule. HNC and CNB shall promptly disclose to FMB in writing any change, addition, deletion or other modification to the information set forth in Schedule II.

     Section 7.5. Notice. HNC and CNB shall promptly notify FMB in writing of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to FMB in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB.

     Section 7.6. No Purchase or Sales of HNC Common Stock During Price Determination Period. Neither HNC nor any subsidiary of HNC, nor any executive officer or director of HNC or any subsidiary of HNC, nor any shareholder of HNC who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of HNC, shall purchase or sell on NASDAQ, or submit a bid to purchase or an offer to sell on NASDAQ, directly or indirectly, any shares of HNC Common Stock or any options, rights or other securities convertible into shares of HNC Common Stock during the Price Determination Period; provided, however, that HNC may purchase shares of HNC Common Stock in the Ordinary Course of Business during the Price Determination Period pursuant to HNC's employee benefit plans or HNC's dividend reinvestment and stock purchase plan.


                          ARTICLE VIII

                      CONDITIONS PRECEDENT

     Section 8.1. Common Conditions. The obligations of the parties to consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 9.4 of this Agreement:

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          (a)  Shareholder Approvals.  This Agreement shall have been duly authorized, approved and adopted by the shareholders of FMB, as required by applicable provisions of The National Bank Act, the Pennsylvania Banking Code of 1965, as amended, and the required provisions of FMB's Articles of Incorporation.

          (b) Regulatory Approvals. The parties hereto shall have received all regulatory approvals required in connection with the transactions contemplated by this Agreement and the Bank Merger Agreement, and all notice periods and waiting periods required after the granting of such approvals shall have passed; provided, however, that no such approval shall have imposed any condition or requirement which, in the opinion of the Board of Directors of HNC renders consummation of the Merger inadvisable.

          (c) Tax Matters. There shall have been received an opinion of counsel from Shumaker Williams, P.C., reasonably satisfactory in form and substance to HNC and CNB and to FMB, to the effect that:

               (i) The transactions contemplated by this Agreement and by the Bank Merger Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

               (ii) No gain or loss will be recognized by HNC or CNB or by FMB as a result of the reorganization;

              (iii) No gain or loss will be recognized by the shareholders of FMB upon receipt of HNC Common Stock in exchange for FMB Common Stock pursuant to the provisions of this Agreement (except in respect of cash which is received in lieu of the issuance of fractional shares of HNC Common Stock and any shareholder of FMB who receives payment in cash as a dissenting shareholder);

               (iv) The tax basis of the HNC Common Stock to be received by the shareholders of FMB pursuant to the provisions of this Agreement will be the same as the tax basis of the FMB Common Stock surrendered in exchange therefor;

               (v) The holding periods of the HNC Common Stock to be received by the shareholders of FMB pursuant to the provisions of this Agreement will include the holding periods of the FMB Common Stock surrendered in exchange therefor, provided that such FMB Common Stock is held as a capital asset on the Effective Date; and

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               (vi) CNB, as the surviving bank to the Bank Merger, will
carry-over and take into account all accounting items and tax attributes of FMB, including but not limited to earnings and profits, methods of accounting, and tax basis and holding periods of the assets of FMB.

          (d) Registration Statement. The Registration Statement (as defined in Section 7.1(b) of this Agreement, including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 7.1(b) of this Agreement) to the shareholders of FMB and HNC; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering, and no stop order shall have been issued or proceedings instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

          (e) No Suits. No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement.

          (f) Statutes; Orders. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

          (g) Other Requirements. All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

          (h) Antitrust Laws. All applicable notifications, statutory and regulatory Antitrust Law requirements have been met.

     Section 8.2.   Conditions Precedent to Obligations of HNC and CNB.
The obligations of HNC and CNB to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by HNC and CNB in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of FMB as set forth in this Agreement and the information contained in Schedule I and all Bank Closing Documents (as defined in Section 8.2(j) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

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          (b)  Covenants Performed.  FMB shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

          (c) Opinion of Counsel for FMB. FMB shall have delivered to HNC and CNB an opinion of its counsel, Hugh A. Benson, Jr., Esq., in form and substance reasonably satisfactory to HNC and CNB, to the effect that, as of the Closing:

               (i) FMB is a Pennsylvania state-chartered bank and trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and lawful authority to own and hold its properties and to carry on its present business;

               (ii) FMB is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended;

              (iii) the authorized capital of FMB consists exclusively of 3,000,000 shares of common stock of Two Dollars ($2.00) par value per share, of which 720,000 shares are validly issued, 708,016 shares are outstanding, fully paid and non-assessable and 11,984 shares are held as treasury shares; and, to the knowledge of such counsel after reasonable inquiry, there are no outstanding obligations, options or rights of any kind entitling other persons to purchase or sell any such shares and there are no outstanding securities or other instruments of any kind convertible into such shares;

               (iv) FMB has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated herein, and all corporate actions required to be taken by FMB to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been taken;

               (v) this Agreement has been duly executed and delivered by FMB and, assuming due authorization, execution and delivery by HNC and CNB, constitutes a valid and binding obligation of FMB and is enforceable against FMB in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

               (vi) the performance of this Agreement by FMB will not violate the Articles of Incorporation or the Bylaws of FMB or, to the knowledge of such counsel after reasonable inquiry, any applicable statute, rule, regulation, order, decree, directive, consent agreement, memorandum of understanding, contract, indenture or other instrument to which FMB is a party or by which its properties are bound;

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              (vii) to the knowledge of such counsel after reasonable
inquiry, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 8.1(e) of this Agreement;

             (viii) to the knowledge of such counsel after reasonable inquiry, there is no action, suit or proceeding pending or threatened against FMB (except as described in Schedule I to this Agreement or in such counsel's opinion) that, if determined adversely to FMB, would have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB;

               (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by FMB in connection with the consummation of the transactions contemplated in this Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing; and

               (x) such other legal matters incident to the matters contemplated hereby as may reasonably be requested by HNC and CNB.

          For purposes of Clause (viii) above, any action, suit or proceeding seeking to recover from FMB damages, fines, penalties or other relief having a monetary value of $10,000 or more shall be deemed to be "material". In giving the foregoing opinion, such counsel may rely as to matters of fact without independent investigation, to the extent such counsel deems such reliance necessary, appropriate, and reasonable, provided, however, that such reliance is expressly noted in such opinion, and on certificates of federal, state or local governmental officials and on certificates of officers and directors of FMB. Such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are reasonably acceptable to HNC and CNB.

          [The opinion of FMB's counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulations, rulings and formal agency and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by the legislative or regulatory action, judicial decision or otherwise after such opinion is rendered. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than FMB. In giving such opinion, such counsel may rely as to all matters of facts or certificates of officers or directors of FMB and certificates of public officials, so long as such reliance and the facts thereunder are expressly stated. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania. With respect

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to matters involving the application of Pennsylvania law, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel.]

          (d) Financial Confirmation. Within sixty (60) days of the execution of this Agreement, HNC and CNB (and their accountants if the advice of such accountants is deemed necessary or desirable by HNC and CNB) shall have established to their satisfaction that the Bank Balance Sheet fairly presents the financial condition, assets and liabilities of FMB as at June 30, 1995, and that, since December 31, 1994, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB.

          (e) Accountants' Comfort Letter. HNC shall have received "comfort" letters from FMB's independent certified public accountants dated
(i) the date of the mailing of the Proxy Statement and (ii) the Effective Date, in each case substantially to the effect that:

               (A) it is a firm of independent public accountants with respect to FMB within the rules and regulations of the SEC;

               (B) in its opinion the audited financial statements of FMB examined by it and included in the Proxy Statement comply as to form in all material respects with the applicable rules and regulations of the SEC; and

               (C) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted auditing standards), nothing has come to its attention which causes it to believe:
(1) that the financial statements, if any, of FMB included in such Proxy Statement do not comply in all material respects with the applicable accounting requirements and of the rules and regulations of the SEC and (2) that any such unaudited financial statements of FMB from which unaudited quarterly financial information set forth in such Proxy Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements.

          (f) Accounting Treatment. HNC, CNB and their accountants shall have established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "pooling of interests" for financial reporting purposes.

          (g) Federal and State Securities and Antitrust Laws. HNC, CNB and their counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

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          (h)  Dissenting Shareholders.  Holders of no more than five percent (5%) of the issued and outstanding shares of FMB (35,400) shall have exercised their statutory appraisal or Dissenters' Rights.

          (i) Environmental Matters. No environmental problem of the kind contemplated in Section 3.25 of Article III of this Agreement and not previously disclosed on Schedule I shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of FMB; provided, that for purposes of determining the materiality of an undisclosed environmental problem or problems, the definition of "material" shall be governed by the proviso to Section 8.2 of this Agreement. The result of any "Phase I environmental audit" conducted pursuant to Section 6.16 with respect to owned or occupied bank premises shall be reasonably satisfactory to HNC.

          (j)  Closing Documents.  FMB shall have delivered to HNC and CNB:
(i) a certificate signed by FMB's Chairman of the Board or President and by its Secretary, or such other designated and authorized officers, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of FMB set forth in this Agreement are true and correct in all material respects as of the Closing and that FMB has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which FMB is a party or by which FMB or any of its properties are bound; and (iii) such other certificates and documents as HNC, CNB and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "Bank Closing Documents").

          (k) FMB's Shareholders Equity. The total shareholders equity of FMB (excluding the reserve for loan losses) on a generally accepted accounting basis on the Effective Date shall be no less than Seven Million Nine Hundred Thousand Dollars ($7,900,000).

          (l) Benefit Plans. HNC and CNB shall have determined within 60 days of the execution of this Agreement that the medical, health, insurance, and employee benefit plans or programs of FMB shall not contain any provision or term which upon assumption by HNC or CNB on the Effective Date would require HNC or CNB to provide benefits or incur cost in excess of those provided or paid by HNC or CNB to or on behalf of its existing employees.

          (m) Investment Agreement. FMB shall have executed and delivered to HNC an "Investment Agreement" in the form attached hereto as Exhibit "B".

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          (n)  Support Agreement.  Each of the Directors of FMB shall have executed and delivered to HNC a "Support Agreement" in the form attached hereto as Exhibit "C".


     Section 8.3. Conditions Precedent to the Obligations of FMB. The obligation of FMB to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by FMB in accordance with the provisions of Section 9.4 of this
Agreement:

          (a) Accuracy of Representations and Warranties. All of the representations and warranties of HNC and CNB as set forth in this Agreement and the information contained in Schedule II and all HNC/CNB Closing Documents (as defined in Section 8.3(e) of this Agreement) shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants Performed. HNC and CNB shall have performed or complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by them.

          (c) Opinion of Counsel for HNC and CNB. HNC and CNB shall have delivered to FMB an opinion of its special counsel, Shumaker Williams, P.C., in form and substance reasonably satisfactory to FMB, to the effect that, as of the Closing:

               (i) HNC is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

               (ii) HNC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business;

              (iii) CNB is a national banking association that is duly organized and validly existing under the laws of the United States and has full corporate power and authority to own and hold its properties and to carry on its present business;

               (iv) HNC and CNB have full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated herein, and all corporate actions required to be taken by HNC and CNB to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been taken;

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               (v)  this Agreement has been duly authorized, executed and delivered by HNC and CNB and, assuming due authorization, execution and delivery by FMB, constitutes a valid and binding obligation of each of HNC and CNB and is enforceable against HNC in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

               (vi) to the knowledge of such counsel, there is no action, suit, or proceeding pending or threatened against HNC or CNB (except as described in Schedule II to this Agreement or in such counsel's opinion) that, if determined adversely to HNC or CNB, would have a material and adverse affect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of HNC or CNB;

              (vii) to the knowledge of such counsel after reasonable investigation, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 8.1(e) of this Agreement;

             (viii) the shares of HNC Common Stock to be issued under this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable;

               (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by HNC or CNB in connection with the consummation of the transactions contemplated in this Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing; and

               (x) such other legal matters incident to the matters contemplated hereby as may reasonably be requested by FMB.
          In giving the foregoing opinion, such counsel may rely as to matters of fact without reasonable investigation, to the extent such counsel deems such reliance necessary, appropriate and reasonable, provided, however, that such reliance is expressly noted on such opinion, and on certificates of federal, state or local governmental officials and on certificates of officers and directors of HNC and CNB. Such counsel may exclude any opinions as to choice of law matters and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are reasonably acceptable to FMB.

          (d) Fairness Opinion. FMB shall have obtained from Danielson Associates, Inc. or from another independent financial advisor selected by the Board of Directors of FMB, an opinion dated as of the date of the Proxy Statement/Prospectus for the special or annual meeting of FMB's shareholders contemplated by Section 6.2(b) of this Agreement, stating that the consideration to be received by the holders of FMB Common Stock is fair, from a financial point of view, to such shareholders.

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          (e)  Closing Documents.  HNC shall have delivered to FMB: (i) a certificate signed by its Chairman of the Board or President and its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of HNC and CNB set forth in this Agreement are true and correct in all material respects as of the Closing and that HNC and CNB have performed in all material respects each of the covenants required to be performed by them; and (ii) such other certificates and documents as FMB and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "HNC/CNB Closing Documents").


                           ARTICLE IX

                TERMINATION, AMENDMENT AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of FMB) as follows:

          (a) Mutual Consent. This Agreement may be terminated by mutual consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of FMB, HNC and CNB, followed by written notices given to each of the other parties.

          (b) Unilateral Action by HNC and CNB. This Agreement may be terminated unilaterally by the affirmative vote of each of the Boards of Directors of HNC and CNB, followed by written notice given to FMB, if: (i) there has been a material breach by FMB of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by HNC and CNB to FMB; or (ii) any condition precedent to HNC's and CNB's obligations as set forth in Article VIII of this Agreement remains unsatisfied, through no fault of HNC or CNB, on June 30, 1996.

          (c) Unilateral Action By FMB. This Agreement may be terminated unilaterally by the affirmative vote of a majority of the Board of Directors of FMB, followed by written notice given to HNC and CNB, if: (i) there has been a material breach by HNC or CNB of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given to HNC and CNB; or (ii) any condition precedent to FMB's obligations as set forth in Article VIII of this Agreement remains unsatisfied, through no fault of FMB, on June 30, 1996.

          (d) Automatic Termination. If, for any reason, this transaction shall not have been consummated by June 30, 1996, this Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the parties hereto.

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          (e)  Due Diligence Termination.  HNC may terminate this Agreement by giving written notice to FMB, if any matter or thing has come to the attention of HNC in the course of its investigation of the schedules attached to this Agreement or otherwise with respect to FMB that, in its sole opinion, leads it to believe that any such matter or thing materially and adversely affects the financial or business performance or prospects of FMB so that it would be inadvisable for HNC, in its sole and exclusive judgment, exercised in a commercial and reasonable manner, to proceed with this transaction.

     Section 9.2.   Effect of Termination.

          (a) Effect. In the event of termination, this Agreement shall become null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 9.2(b) and 9.2(c) of this Agreement shall survive.

          (b) Limited Liability. The termination of this Agreement in accordance with the terms of Section 9.1 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by HNC and CNB by reason of a material breach by FMB, or if this Agreement is terminated by FMB by reason of a material breach by HNC or CNB, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the non-breaching party or parties for all costs and expenses reasonably incurred by the non-breaching party or parties in connection with the preparation, execution and consummation of this Agreement, including the fees of its or their counsel, accountants, consultants and other representatives.

          (c) Confidentiality. In the event of the termination of this Agreement, neither HNC nor CNB nor FMB shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

     Section 9.3. Amendment. To the extent permitted by law, this Agreement may be amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of FMB) by a written instrument duly authorized, executed and delivered by HNC and CNB and by FMB; provided, however, that any amendment to the provisions of Article II of this Agreement relating to the consideration to be received by the former shareholders of FMB in exchange for their shares of FMB Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of FMB in accordance with applicable federal and state law.

     Section 9.4. Waiver. Any term or condition of this Agreement may be waived, to the extent permitted by law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization,

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approval and adoption of this Agreement by the shareholders of FMB) by a written instrument duly authorized, executed and delivered by such party or parties.

                            ARTICLE X

            RIGHTS OF DISSENTING SHAREHOLDERS OF FMB

     Section 10.1. Rights of Dissenting Shareholders of FMB. The shareholders of FMB shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of 12 U.S.C. Section 215a or applicable law.


                           ARTICLE XI

                   CLOSING AND EFFECTIVE DATE

     Section 11.1. Closing. Provided that all conditions precedent set forth in Article VIII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 9.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of HNC at 483 Main Street, Harleysville, Pennsylvania, or such other mutually agreed upon location, within sixty (60) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods on a date to be agreed upon by the parties, at which time the parties shall deliver the FMB Closing Documents, the HNC/CNB Closing Documents, the opinions of counsel required by Sections 8.1(c), 8.2(c) and 8.3(c) of this Agreement, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 11.2. Effective Date. The Merger of FMB with and into CNB shall become effective and this Agreement and the Bank Merger Agreement shall be consummated on the date upon which the Closing has occurred and the OCC issues a Certificate of Merger (the "Effective Date"). At the Effective Date, FMB shall cease to exist as a separate banking institution, and CNB shall become the surviving institution of the Merger.


                           ARTICLE XII

          NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 12.1. No Survival. The representations and warranties of FMB and of HNC and CNB set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.

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                          ARTICLE XIII

                     POST-MERGER AGREEMENTS

     Section 13.1.  Employees.

          (a) Prior to the Effective Date, HNC and CNB shall interview employees of FMB for purposes of determining employment after the Effective Date. Nothing in this Agreement, however, shall obligate or require HNC and CNB to hire or employ any FMB employee after the Effective Date.

          (b) Immediately following the Effective Date, former FMB employees who are employed by CNB shall be entitled to participate in any benefit plans in effect at such time for employees of CNB in accordance with the terms of such plans. Former FMB employees who are employed by CNB shall receive service credit from their respective hire dates for employment at FMB for purposes of eligibility and vesting requirements (but not for purposes of benefit accrual) under CNB's benefit plans, and service credit from the Effective Date for purposes of benefit calculation under CNB's benefit plans.

          (c) Pre-existing condition requirements for health, life, disability and other benefits and any insurance waiting period will only be waived for employees offered employment with CNB to the extent that the CNB's insurance policies or programs would permit same without an increase in CNB's premiums or costs associated therewith.

          (d) As provided herein, HNC will provide, after the Merger, severance payments to employees of FMB (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) after the Effective Date, and before the expiration of 3 months following the Effective Date. HNC, CNB and FMB shall consult and mutually agree upon the individual amounts to be received by former FMB employees who are eligible for severance payments. Factors to be considered in the determination of individual severance payments to former FMB employees include, among others: years of service, title and responsibilities. Severance payments shall not exceed $75,000 in the aggregate and, HNC's and CNB's liability under this Section 13.1(d) shall not exceed $75,000.

          (e) Richard K. Arnold shall be employed by CNB for at least 6 months following the Effective Date at a salary equal to his salary in effect prior to the date of this Agreement. A performance review of Mr. Arnold by appropriate officers of CNB and HNC will occur within 3 months of the Effective Date. Notwithstanding the above, after the Effective Date, Mr. Arnold may be terminated for cause under the provisions of CNB and HNC's applicable policies at any time.

                                                   Execution Copy
                                                         09/07/95

     Section 13.2.  Regional Board of Directors.

          (a) Composition; Term; Duties. Immediately following the Effective Date and for a period of at least one (1) year thereafter, there shall be established a Regional Board of Directors for the Honesdale Area (the "Regional Board of Directors") comprised of the following members of the Board of Directors of FMB as of the date of this Agreement: John J. Koehler, Richard J. Shershenovich, Charles P. McGinnis, Dale D. Fowler, Nelson W. Leet, Samuel C. Siepiela and Wayne W. Stephens. All other members of the FMB Board of Directors who do not serve on the Regional Board of Directors may serve as Directors Emeriti. Except as provided herein, the Regional Board of Directors and Directors Emeriti shall serve at the will and direction of the Board of Directors of CNB. Except as provided herein, the Board of Directors of CNB shall determine from time to time, among other things, the duties, obligations, responsibilities, compensation and subsequent terms of the Regional Board of Directors and Directors Emeriti.

          (b) Compensation. For one (1) year following the Effective Date, members of the Regional Board of Directors, including Directors Emeriti, shall receive Board Fees of Two Hundred Dollars ($200) per month as compensation for services rendered in their capacity as a Director. After the expiration of the one (1) year term following the Effective Date, compensation of the Regional Board of Directors and Directors Emeriti shall be determined by the Board of Directors of CNB in accordance with Section 13.2(a).

          (c) Benefits. The members of the Regional Board of Directors and Directors Emeriti shall receive the following Benefits for service on the Regional Board of Directors. For one (1) year following the Effective Date, members of the Regional Board of Directors, including Directors Emeriti, shall be entitled to have premiums paid by CNB for participation in a health insurance plan the benefits and terms of which are reasonably comparable to that of CNB, HNC or FMB. In no event, however, shall the cash payments or premiums to be paid by CNB for health insurance coverage, pursuant to an alternative comparable plan, or CNB's or HNC's liability hereunder, exceed $16,000, in the aggregate, for all members of the Regional Board of Directors and Directors Emeriti. For one (1) year following the Effective Date, CNB shall also pay the premiums for the current group life insurance policies for the members of the Regional Board of Directors, including Directors Emeriti, subject to the availability of such continued participation. If such participation is not available, members of the Regional Board of Directors, including Directors Emeriti, shall be entitled to have the premiums paid by CNB for participation in another group life insurance policy the benefits and terms of which are comparable to that of CNB, HNC or FMB. In no event, however, shall the premiums paid by CNB for life insurance for members of the Regional Board of Directors and Directors Emeriti, whether pursuant to an existing policy of CNB, HNC or FMB, or pursuant to a comparable policy, or CNB's or HNC's liability hereunder exceed, in the aggregate, the amount paid by FMB for such life insurance coverage during 1994 for the Directors of FMB.

                                                   Execution Copy
                                                         09/07/95

          (d) Liability Insurance. For a period of two years following the Effective Date, HNC shall purchase for the benefit of the former directors of FMB, liability insurance commonly referred to as tail coverage on terms comparable to the FMB insurance plan currently in effect, so long as said insurance can be purchased from a reputable insurer at commercially reasonable rates and terms, including the term that such policy be on a "claims made" basis.

     Section 13.3. Regional Presence. Subject to regulatory approval, CNB shall file a fictitious name registration for Farmers & Merchants Bank of Honesdale, so that such name may be utilized for marketing purposes by CNB in the Honesdale Area after the Effective Date.


                           ARTICLE XIV

                       GENERAL PROVISIONS

     Section 14.1. Expenses. Except as provided in Section 9.2(b) of this Agreement, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this Section 14.1, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of HNC and CNB.

     Section 14.2. Other Mergers and Acquisitions. Subject to the right of FMB to refuse to consummate this Agreement pursuant to Section 9.1(c) of this Agreement, nothing set forth in this Agreement or any Exhibit hereto shall be construed:

          (a) to preclude HNC from acquiring, or to limit in any way the right of HNC to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of HNC Common Stock or otherwise;

          (b) to preclude HNC from issuing, or to limit in any way the right of HNC to issue, prior to or following the Effective Date, HNC Common Stock, HNC Preferred Stock or other securities;

          (c) to preclude HNC from granting options at any time with respect to HNC Common Stock, HNC Preferred Stock or other securities;

          (d) to preclude option holders of HNC from exercising options at any time with respect to HNC Common Stock, HNC Preferred Stock or other securities; or

          (e) to preclude HNC from taking, or to limit in any way the right of HNC to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

                                                   Execution Copy
                                                         09/07/95

     Section 14.3. Access; Confidentiality. The parties hereby agree to conduct the investigations and discussions contemplated by Section 6.3 and
Section 7.2 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives, during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

     Section 14.4. Notices. All notices, claims, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by facsimile machine (but only if receipt is acknowledged in writing), mailed by registered or certified mail, return receipt requested or sent by recognized overnight delivery service guaranteeing next day delivery addressed as follows:

          (a)  If to HNC and/or CNB, to:

                    Mr. Walter E. Daller, Jr.
                    President and Chief Executive Officer
                    HARLEYSVILLE NATIONAL CORPORATION
                    483 Main Street, P.O. Box 195
                    Harleysville, Pennsylvania 19438

               With a copy to:

                    Nicholas Bybel, Jr., Esquire
                    SHUMAKER WILLIAMS, P.C.
                    3425 Simpson Ferry Road
                    Camp Hill, Pennsylvania 17011

          (b)  If to FMB, to:

                    Mr. Richard J. Shershenovich
                    President
                    FARMERS & MERCHANTS BANK
                    1001 Main Street, P.O. Box 430
                    Honesdale, Pennsylvania 18431

                                                   Execution Copy
                                                         09/07/95

               With a Copy to:

                    Hugh A. Benson, Jr., Esquire
                    106 North Market Street
                    Selinsgrove, PA 17870

     Section 14.5. Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 14.6. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

     Section 14.7. Severability. If any provision of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 14.8. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the rights and obligations of any party under this Agreement may not be assigned or delegated by that party without the prior written consent of each other party.

     Section 14.9. Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.

     Section 14.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal laws of the Commonwealth of Pennsylvania, without regard to the conflict laws principles thereof.

                                                   Execution Copy
                                                         09/07/95

     IN WITNESS WHEREOF, intending to be legally bound hereby, this Agreement is executed as of the day and year first above written.


ATTEST:                            HARLEYSVILLE NATIONAL
                                   CORPORATION


By: /s/ Jo Ann M. Bynon            By: /s/ Walter E. Daller, Jr.
    __________________________         __________________________
    Jo Ann M Bynon, Assistant          Walter E. Daller, Jr.
     Secretary of the Board             President and Chief
                                        Executive Officer


[CORPORATE SEAL]



ATTEST:                            THE CITIZENS NATIONAL BANK OF
                                   LANSFORD


By: /s/ Demetra M. Takes           By: /s/ Thomas D. Oleksa
    ___________________________        ___________________________
    Demetra M. Takes, Corporate        Thomas D. Oleksa, President
     Secretary


[BANK SEAL]



ATTEST:                            FARMERS & MERCHANTS BANK
                                   (HONESDALE, PA.)


By: /s/ Charles P. McGinnis        By: /s/ Richard J. Shershenovich
    __________________________         ____________________________
    Charles P. McGinnis                Richard J. Shershenovich
     Corporate Secretary                President


[BANK SEAL]

                                                   Execution Copy
                                                         09/07/95

                  AGREEMENT AND PLAN OF MERGER          EXHIBIT A

                               OF

            FARMERS & MERCHANTS BANK (HONESDALE, PA.)

                          with and into

              THE CITIZENS NATIONAL BANK OF LANSFORD

                 under the charter and title of

             THE CITIZENS NATIONAL BANK OF LANSFORD


     THIS AGREEMENT AND PLAN OF MERGER ("Bank Merger Agreement") is dated as of September 7, 1995, by and between THE CITIZENS NATIONAL BANK OF LANSFORD, a national banking association, having its principal office at 13-15 W. Ridge Street, P.O. Box 128, Lansford, Pennsylvania 18232 ("CNB"), and FARMERS & MERCHANTS BANK (HONESDALE, PA.), a Pennsylvania state-chartered bank, having its principal office at 1001 Main Street, P.O. Box 430, Honesdale, Pennsylvania 18431 ("FMB") (the two parties being sometimes collectively referred to as the "Constituent Banks") each acting pursuant to resolutions approved and adopted by the vote of a majority of its directors.

                           WITNESSETH:

     WHEREAS, FMB and CNB are parties to an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides, among other things, for the execution of the Bank Merger Agreement and the merger of FMB with and into CNB (the "Merger") in accordance with the terms and conditions set forth therein and herein; and

     WHEREAS, the respective Boards of Directors of FMB and CNB deem the Merger in accordance with the Reorganization Agreement and pursuant to the terms and conditions herein set forth or referred to, desirable and in the best interests of the Constituent Banks and their respective shareholders; and

     WHEREAS, the respective Boards of Directors of FMB and CNB have adopted resolutions approving and adopting this Bank Merger Agreement, and the respective Boards of Directors of FMB, CNB and Harleysville National Corporation, the parent bank holding company of CNB ("HNC") have adopted resolutions approving and adopting the Reorganization Agreement, and the Boards of Directors of FMB and CNB have directed that this Bank Merger Agreement and the Reorganization Agreement be submitted to their respective shareholders; and

                                                   Execution Copy
                                                         09/07/95

     WHEREAS, the approval of this Bank Merger Agreement and the Reorganization Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of FMB Common Stock and the holders of at least two-thirds of the outstanding shares of CNB Common Stock;

     NOW, THEREFORE, in consideration of their mutual covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Merger, including the rights of the shareholders of FMB, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. The Merger. Subject to the terms and conditions of this Bank Merger Agreement and the Reorganization Agreement, and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C.
Section 215a) (the "Bank Merger Act") (as defined in Section 1.1 of the Reorganization Agreement), FMB shall be merged with and into CNB under the Bank Merger Act, and CNB shall be the surviving association. On the Effective Date, the separate existence of FMB shall cease, and CNB shall be the surviving association (the "Surviving Association"), the principal and branch offices of FMB shall become authorized branch offices of CNB ; and all the property (real, personal and mixed), rights, powers, duties, and obligations of FMB and CNB shall be taken and deemed to be transferred to and vested in the Surviving Association, CNB, without further act or deed, as provided by applicable laws and regulations.

     2. Name and Location of Principal Office. The name of the Surviving Association shall be The Citizens National Bank of Lansford, and the location of its principal office shall be 13-15 W. Ridge Street, Lansford, Pennsylvania 18232.

     3. Articles of Association. The Articles of Association of CNB as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Articles of Association of the Surviving Association, until amended in accordance with applicable law.

     4. Bylaws. The Bylaws of CNB as in effect immediately prior to the Effective Date, at the Effective Date and thereafter, shall be the Bylaws of the Surviving Association, until amended in accordance with applicable law.

     5. Conversion of Shares. The manner and basis of converting shares of common stock of the Constituent Banks shall be as follows:

          5.1. Conversion of FMB Common Stock. On the Effective Date (as defined in Section 11.2 of the Reorganization Agreement), the shares of FMB Common Stock then outstanding and eligible for conversion under Article II of the Reorganization Agreement shall be converted into shares of HNC Common Stock in accordance with the terms of and as provided in Section 2.1 of the Reorganization Agreement.

                                                   Execution Copy
                                                         09/07/95

          5.2. Stock of CNB. The shares of CNB Common Stock issued and outstanding immediately prior to the Effective Date shall continue to be issued and outstanding shares of Common Stock of the Surviving Association. From and after the Effective Date, each certificate that, prior to the Effective Date, represented shares of CNB Common Stock, shall evidence ownership of shares of such Common Stock of the Surviving Association.

     6. Surrender and Exchange of FMB Certificates. On the Effective Date (as defined in Section 11.2 of the Reorganization Agreement), the shares of FMB Common Stock certificates shall be exchanged for HNC Common Stock certificates in accordance with and as provided in Section 2.2 of the Reorganization Agreement.

     7. Effect of Merger. On the Effective Date, the Surviving Association shall succeed, without further act or deed, to all of the property, rights, powers, duties and obligations of the Constituent Banks in accordance with the Bank Merger Act. Any claim existing or action pending by or against either of the Constituent Banks may be prosecuted to judgment as if the Merger had not taken place, and the Surviving Association may be substituted in its place.

     8. Continuation of Business. The Surviving Association shall continue in business with the assets and liabilities of each of the Constituent Banks. The Surviving Association shall be a national banking association organized and having perpetual existence under the laws of the United States. Any branch offices of the Surviving Association shall consist of CNB's and FMB's present principal and branch offices and any other branch office or offices that CNB and FMB may be authorized to have as of the Effective Date. As of the Effective Date, the separate existence of FMB shall cease.

     9. Board of Directors and Officers. The Directors and Officers of CNB as in effect immediately prior to the Effective Date shall be the Directors and Officers of the Surviving Association, until such time as their successors have been elected, qualified, or appointed in the case of directors, and appointed in the case of officers.

     10. Dissenters' Rights of FMB Shareholders. The rights and remedies of a dissenting shareholder under the Bank Merger Act, shall be afforded to any holder of FMB Common Stock who objects to this Bank Merger Agreement and who takes the necessary steps to perfect the rights of a dissenting shareholder.

     11. Effective Date of the Bank Merger. The Effective Date of the Merger shall be as defined and provided for in Section 11.2 of the Reorganization Agreement.

     12. Further Assurances. If at any time the Surviving Association shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Association title to any property or rights of FMB, or otherwise carry out the provisions hereof, the proper officers and directors of FMB, as of the Effective Date, on behalf of FMB shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or

                                                   Execution Copy
                                                         09/07/95

desirable to vest, perfect or confirm title to such property or rights in the Surviving Association and otherwise carry out the provisions hereof.

     13. Shareholder Approval. This Bank Merger Agreement shall be approved and adopted by the affirmative vote of shareholders of each of the Constituent Banks owning at least two-thirds of its common stock outstanding.

     14. Termination and Amendment. This Bank Merger Agreement may be terminated as provided in Section 9.1 of the Reorganization Agreement. Notwithstanding prior approval by the shareholders of FMB, this Bank Merger Agreement shall be terminated and the Merger shall be abandoned in the event that prior to the Effective Date the Reorganization Agreement is terminated as provided therein. Since time is of the essence to this Bank Merger Agreement, if for any reason the transaction shall not have been consummated by June 30, 1996, this Bank Merger Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the parties. If there is termination after approval of the Merger by the Office of the Comptroller of the Currency (the "OCC"), the parties shall execute and file with the OCC prior to the Effective Date a statement of termination of the Merger. Notwithstanding prior approval by the shareholders of FMB, this Agreement may be amended in any respect in the manner and subject only to the limitations set forth in Section 9.3 of the Reorganization Agreement.

     15. Obligations. The obligations of CNB and FMB to effect the Merger shall be subject to all terms and conditions contained in the Agreement and Plan of Reorganization, except as may be provided by applicable law.

     16. Extensions; Waivers. Each party, by a written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the party hereto, and may waive compliance with any obligations of the other party contained in this Bank Merger Agreement.

     17. Notices. Any notice or other communication required or permitted under this Bank Merger Agreement shall be given, and shall be effective, in accordance with the provisions of the Reorganization Agreement.

     18. Counterparts; Headings. This Bank Merger Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

     19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                                                   Execution Copy
                                                         09/07/95

     IN WITNESS WHEREOF, the signatures and seals of said merging banks this 7th day of September, 1995, each hereunto set by its President or a Vice President and attested by its duly authorized officer, pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.


ATTEST:                          FARMERS & MERCHANTS BANK
                                 (HONESDALE, PA.)


By: /s/ Charles P. McGinnis      By: /s/ Richard J. Shershenovich
    __________________________       ____________________________
    Charles P. McGinnis              Richard J. Shershenovich
     Corporate Secretary              President


[BANK SEAL]
                                     /s/ John J. Koehler
                                     ____________________________
                                     John J. Koehler


                                     /s/ Dale D. Fowler
                                     ____________________________
                                     Dale D. Fowler


                                     /s/ Nelson W. Leet
                                     ____________________________
                                     Nelson W. Leet


                                     /s/ Samuel C. Siepiela
                                     ____________________________
                                     Samuel C. Siepiela


                                     /s/ Wayne W. Stephens
                                     ____________________________
                                     Wayne W. Stephens

                                     /s/ Richard J. Shershenovich
                                     ____________________________
                                     Richard J. Shershenovich


                                     /s/ Charles P. McGinnis
                                     ____________________________
                                     Charles P. McGinnis

                                     Directors of Farmers &
                                     Merchants Bank (Honesdale,
                                     PA.), Wayne County,
                                     Pennsylvania

                                                   Execution Copy
                                                         09/07/95

ATTEST:                            THE CITIZENS NATIONAL BANK OF
                                   LANSFORD


By: /s/ Demetra M. Takes           By: /s/ Thomas D. Oleksa
    __________________________         __________________________
    Demetra M. Takes                   Thomas D. Oleksa
     Corporate Secretary                President


[BANK SEAL]


/s/ Thomas S. McCready, Esq.       /s/ Frank J. Lochetto
______________________________     ______________________________
Thomas S. McCready, Esq.           Frank J. Lochetto


/s/ William H. Fegley, Sr.         /s/ Thomas D. Oleksa
______________________________     ______________________________
William H. Fegley, Sr.             Thomas D. Oleksa


/s/ Walter E. Kruczek              /s/ Demetra M. Takes
______________________________     ______________________________
Walter E. Kruczek                  Demetra M. Takes


/s/ James D. McMahon
______________________________
James D. McMahon


/s/ Joseph M. Porvaznik
______________________________
Joseph M. Porvaznik


/s/ John J. Trojan
______________________________
John J. Trojan


/s/ Joseph J. Veltisky, Esq.
______________________________
Joseph J. Veltisky


/s/ Walter E. Daller, Jr.
______________________________
Walter E. Daller, Jr.

                                   Directors of The Citizens
                                   National Bank of Lansford,
                                   Carbon County, Pennsylvania

                                                   Execution Copy
                                                         09/07/95

COMMONWEALTH OF PENNSYLVANIA  :
                              :  SS.
COUNTY OF CARBON              :

     On this 7th day of September, 1995, before me, a Notary Public for the Commonwealth and County aforesaid, personally came Richard J. Shershenovich, as President, and Charles P. McGinnis, as Secretary, of Farmers & Merchants Bank (Honesdale, PA.), and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said banking institution and the seal affixed thereto to be its seal; and came also Richard J. Shershenovich, Charles P. McGinnis, John J. Koehler, Dale
D. Fowler, Nelson W. Leet, Samuel C. Siepiela, and Wayne W. Stephens being a majority of the Board of Directors of said banking institution, and each of them acknowledged said instrument to be the act and deed of said banking institution and of himself as director thereof.

     WITNESS my official seal and signature this day and year aforesaid.

                                   /s/ Judith N. Johnson
                                   ______________________________
(Seal of Notary)                   Notary Public, Carbon County

                                   My commission expires:

                                   January 17, 1998
                                   ______________________________

COMMONWEALTH OF PENNSYLVANIA  :
                              :  SS.
COUNTY OF CARBON              :

     On this 7th day of September, 1995, before me, a Notary Public for the Commonwealth and County aforesaid, personally came Thomas D. Oleksa, as President, and Demetra M. Takes, as Secretary, of The Citizens National Bank of Lansford, and each in his capacity acknowledged the foregoing instrument to be the act and deed of said national banking association and the seal affixed thereto to be its seal; and came also Thomas D. Oleksa, Demetra M. Takes, Thomas S. McCready, Esq., William H. Fegley, Sr., Walter
E. Kruczek, James D. McMahon, Joseph M. Porvaznik, John J. Trojan, Joseph
J. Velitsky, Esq., Walter E. Daller, Jr., and Frank J. Lochetto being a majority of the Board of Directors of said national banking association and each of them acknowledged said instrument to be the act and deed of said national banking association and of himself as a director thereof.

     WITNESS my official seal and signature this day and year aforesaid.

                                   /s/ Judith N. Johnson
                                   ______________________________
(Seal of Notary)                   Notary Public, Carbon County

                                   My commission expires:

                                   January 17, 1998
                                   ______________________________

                            EXHIBIT B

                   Danielson Associates Inc.
                       Fairness Opinion

                                                         Exhibit B

                    DANIELSON ASSOCIATES INC.
                    6110 Executive Boulevard
                            Suite 504
                 Rockville, Maryland 20852-3903
                      Tel:  (301) 468-4884
                      Fax:  (301) 468-0013

                                                 January 2, 1996

Board of Directors
Farmers & Merchants Bank
1001 Main Street
Honesdale, Pennsylvania 18431

Dear Members of the Board:

     Set forth herein is the updated opinion of Danielson Associates Inc. ("Danielson Associates") as to the "fairness" of the offer of Harleysville National Corporation ("Harleysville") to buy all of the outstanding common stock of the Farmers & Merchants Bank ("Farmers & Merchants" or the "Bank"). The "fair" sale value is defined as the price at which all of the Farmers & Merchants common stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of the relevant facts.

     In the course of preparing the original opinion dated September 6, 1995, the Bank's market was analyzed, its business and prospects were discussed with management, and its financial performance compared to banks in the region as well as other Pennsylvania banks. Also, any unique characteristics were considered.

      The financial and stock performance of Harleysville also was analyzed and compared to comparable banks whose common stock is actively-traded. The prior movement of its common stock and dividend payments was examined, the dilutive effect of this merger on Harleysville's common stock analyzed, its financial performance was related to its stock value and any unique characteristics were considered.

     This opinion is based on data supplied by both Farmers & Merchants and Harleysville, and it relies on some public information, all of which is believed to be reliable, but neither the completeness nor the accuracy of such information can be guaranteed. The opinion assumes, based on management's representation, that there are still no significant loan problems beyond those stated in the most recent reports to regulatory agencies and in the monthly report to the directors.

Board of Directors
January 2, 1996
Page Two

     In determining the "fair" sale value of Farmers & Merchants, primary emphasis was given to prices paid for commercial banks with similar financial, market and structural characteristics. These prices were then related to earnings and capital, also referred to as "book."

     In determining the "fair" market value of Harleysville's common stock, primary emphasis was given to the market value of comparable banks.
The analysis showed its stock to be "fairly" valued.

     Based on the analysis of both Farmers & Merchants and Harleysville's recent performance and potential, comparisons with similar transactions, and any unique characteristics, it was determined that the $12 million or $17 per share, offered to Farmers & Merchants by Harleysville, which was to be in Harleysville common stock that was "fairly" valued at that time, represented a "fair" offer from a financial point of view to Farmers & Merchants and its shareholders.

     Subsequently there has been no change in the performance of Harleysville, but there has been a decline in the value of its stock. Harleysville's average closing price for the ten trading days ending December 27, 1995 was $27.10. The value of the transaction, though, remains unchanged, and the Harleysville stock price is still comfortably above the $24.58 price at which the transaction value would begin to decline. Since the transaction value has not changed, this offer is still "fair" from a financial point of view to Farmers & Merchants and its shareholders.


                              Respectfully submitted,

                              /s/ Arnold G. Danielson
                              Arnold G. Danielson
                              President
                              Danielson Associates Inc.

                            EXHIBIT C

              Statute Regarding Dissenters' Rights

                EXCERPTS FROM SECTION 215a OF THE
        NATIONAL BANK ACT RELATING TO DISSENTERS' RIGHTS

     (b) If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

     (c) The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

     (d) If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                    _________________________

     Section 215(b)(4) of the National Bank Act defines the term "receiving association," as used in Section 215a, to mean the national banking association into which one or more national banking associations or one or more State banks, located within the same State, merge.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (15 Pa. C.S. Sections 1101-4162 (BCL) provides that a business corporation shall have the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding.

     Article 10 of the Bylaws of Harleysville National Corporation provides for the indemnification of its directors, officers, employees and agents in accordance with, and to the maximum extent permitted by, the provisions of Subchapter D of Chapter 17 of the BCL.

Item 21.  Exhibits and Financial Statement Schedules.

     (a) Exhibits: An Exhibit Index containing a list of all exhibits filed with this Registration Statement is included on page II-6.

     (b)  Financial Statement Schedules:

          None required.

     (c)  Opinion of Financial Advisor:

          Furnished as part of Prospectus/Proxy Statement.

Item 22.  Undertakings.

     (a)

     1.   The undersigned Registrant hereby undertakes as follows:

           (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (B) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to the reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          The registrant undertakes that every prospectus (i) that is filed pursuant to the preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-operative amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one
(1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supplement by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harleysville, Commonwealth of Pennsylvania, on the 2nd day of January, 1996.



                              HARLEYSVILLE NATIONAL CORPORATION

                                   /s/ Walter E. Daller, Jr.
                              By:  ______________________________
                                   Walter E. Daller, Jr.
                                   President and Chief Executive
                                   Officer



     Pursuant to the requirements of the securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Capacity                          Date
______________________                          ____


John W. Clemens, Director                       January 2, 1996
Walter E. Daller, Jr., Director/                January 2, 1996
 President/Chief Executive Officer
 (Principal Executive Officer)
Martin E. Fossler, Director                     January 2, 1996
Harold A. Herr, Director                        January 2, 1996
Howard E. Kalis, III, Director                  January 2, 1996
Bradford W. Mitchell, Director                  January 2, 1996
Walter F. Vilsmeier, Director                   January 2, 1996
William M. Yocum, Director                      January 2, 1996
Vernon L. Hunsberger, Chief Financial           January 2, 1996
 and Accounting Officer
 (Principal Financial Officer and
  Principal Accounting Officer)


/s/ Walter E. Daller, Jr.
___________________________
Walter E. Daller, Jr.
(Attorney-in-Fact)

/s/ Demetra M. Takes
___________________________
Demetra M. Takes
(Attorney-in-Fact)

                          EXHIBIT INDEX

                                                          Page
                                                       Number In
                                                       Sequential
                                                         Number
Number     Title                                         System

 2         Agreement and Plan of Reorganization dated     104
           September 7, 1995, among Harleysville
           National Corporation, The Citizens National
           Bank of Lansford and Farmers & Merchants Bank
           (Honesdale, PA.) and Agreement and Plan
           of Merger dated September 7, 1995, between
           The Citizens National Bank of Lansford and
           Farmers & Merchants Bank (Honesdale, PA.)
           (included as Exhibit A to the Proxy Statement contained herein)


 2(a)      Investment Agreement (previously filed)

 2(b)      Form of Support Agreement (previously filed)

 3(a)      Amended Articles of Incorporation of
           Harleysville National Corporation (previously filed)

 3(b)      Amended Bylaws of Harleysville National
           Corporation (previously filed)

 5         Opinion of Shumaker Williams, P.C. (previously filed)



 13        Annual Report on Form 10-K for Harleysville
           National Corporation for the Year Ending
           December 31, 1994; Quarterly Reports on Form
           10-Q for Harleysville National Corporation for the quarters ending June 30, 1995 and March 31, 1995, and current reports on Form 8-K dated April 12, 1995, May 18, 1995 and September 14, 1995 for Harleysville
           National Corporation all incorporated
           by reference hereto

 23(a) Consent of Shumaker Williams, P.C. (included as part of Exhibits 5 and 8) (previously filed)

 23(b)     Consent of KPMG Peat Marwick LLP (previously filed)

 23(c)     Consent of Parente, Randolph, Orlando, Carey &
           Associates (previously filed)

 23(d)     Consent of Danielson Associates Inc.           174

 24 Power of Attorney (included on Signature Page) (previously filed)

 99(a)     Form of Proxy (previously filed)



 99(b)     Letter to Shareholders of Farmers & Merchants       5
           Bank (Honesdale, PA.) (included in Proxy
           Statement contained herein)

 99(c)     Notice of Special Meeting (included in Proxy        6
           Statement contained herein)

 99(d)     Statute Relating to Dissenters' Rights (included  167
           as Exhibit C to the Proxy Statement contained herein)